CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
Tangible Equity Units (3)	$2,875,000(2)	$100.00	$287,500,000	$37,030.00(3)

(1)	Each tangible equity unit is comprised of a prepaid stock purchase contract and a senior amortizing note due 2017 issued by Post Holdings, Inc., which has an initial principal amount of $14.5219 per amortizing note and a final installment payment of June 1, 2017.
(2)	Assumes that option amount of 375,000 tangible equity units is exercised.
(3)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-194459

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 19, 2014)

2,500,000 Units

Post Holdings, Inc.

5.25% Tangible Equity Units

This is an offering of tangible equity units, or Units, of Post Holdings, Inc. Each Unit has a stated amount of $100.00.

Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note due 2017 issued by Post Holdings, Inc. Each amortizing note has an initial principal amount of $14.5219 and a final installment payment date of June 1, 2017.

Unless previously settled early at your or our election, for each purchase contract we will deliver to you on the third business day immediately following the last trading day of the observation period a number of shares of our common stock determined as described herein (a “mandatory settlement”). The “observation period” will be the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding June 1, 2017 (the “mandatory settlement date”). The number of shares of our common stock issuable upon mandatory settlement of each purchase contract (the “settlement amount”) will be equal to the sum of the “daily settlement amounts” (as defined below) for each of the 20 consecutive trading days during the relevant observation period. The “daily settlement amount” for each purchase contract and for each of the 20 consecutive trading days during the observation period will consist of:

•

if the daily volume-weighted average price (“VWAP”) is equal to or greater than $58.4325 per share, subject to adjustment, a number of shares of our common stock equal to (i) 1.7114 shares of common stock, subject to adjustment, divided by (ii) 20;

•

if the daily VWAP is less than $58.4325 per share, subject to adjustment, but greater than $47.70 per share, subject to adjustment, a number of shares of our common stock equal to (i) $100.00 divided by the daily VWAP, divided by (ii) 20; and

•

if the daily VWAP of our common stock is less than or equal to $47.70 per share, subject to adjustment, a number of shares of our common stock equal to (i) 2.0964 shares of common stock, subject to adjustment, (ii) divided by 20.

At any time prior to the third business day immediately preceding June 1, 2017, you may settle your purchase contract early, and we will deliver 1.7114 shares of our common stock, subject to adjustment. In addition, if a fundamental change (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock based on the fundamental change early settlement rate, as described herein. In addition, we may elect to settle all outstanding purchase contracts prior to June 1, 2017 at the early mandatory settlement rate (as defined herein), upon a date fixed by us upon not less than 20 business days’ notice. Except in the limited circumstances described herein, the purchase contract holders will not receive any cash distributions under the purchase contracts.

The amortizing notes will pay you equal quarterly installments of $1.3125 per amortizing note (or, in the case of the installment payment due on September 1, 2014, $1.35625 per amortizing note), which in the aggregate will be equivalent to a 5.25% cash payment per year with respect to each $100.00 stated amount of Units. The amortizing notes will be our senior unsecured obligations and will rank equally with all of our other unsecured, unsubordinated senior indebtedness. If we elect to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes.

Each Unit may be separated into its constituent purchase contract and amortizing note after the initial issuance date of the Units, and such separate components may be combined to create a Unit.

We do not intend to apply for a listing of the Units, the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. Prior to this offering there has been no public market for the Units. Our common stock is listed on the NYSE under the symbol “POST.” The closing price for our common stock on the NYSE on May 21, 2014 was $47.70 per share.

The underwriters have the option to purchase, within 13 days beginning on, and including, the date of initial issuance of the Units, up to an additional 375,000 Units from us at the same price as sold to the public less the underwriting discounts and commissions.

Investing in the Units involves risk. Before buying any Units, you should consider the risks that we have described in “Risk Factors” beginning on page S-33 of this prospectus supplement, as well as those described in our other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Post Holdings, Inc.
Per Unit	$100.00	$3.00	$97.00
Total	$250,000,000	$7,500,000	$242,500,000

The underwriters expect to deliver the Units to purchasers on or about May 28, 2014 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

Barclays	Credit Suisse	Wells Fargo Securities
Goldman, Sachs & Co.	BMO Capital Markets	Nomura

Co-Managers

BofA Merrill Lynch	SunTrust Robinson Humphrey	Rabo Securities

PNC Capital Markets LLC	Stifel

Prospectus Supplement dated May 21, 2014.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized, and the underwriters have not authorized, anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Units. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information; Incorporation of Certain Information by Reference” in this prospectus supplement and in the sections entitled “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering of the Units and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Except as otherwise indicated or unless the context otherwise requires, all references to “we,” “our,” “us,” “Post” or the “Company” refer to Post Holdings, Inc., a Missouri corporation, together with its consolidated subsidiaries. References in this prospectus supplement to “Ralcorp” refer to Ralcorp Holdings, Inc. and its consolidated subsidiaries (other than Post). On January 29, 2013, Ralcorp was acquired by ConAgra Foods, Inc. by means of the merger of a wholly-owned subsidiary of ConAgra Foods, Inc. into Ralcorp, and as a result Ralcorp is now a wholly-owned subsidiary of ConAgra Foods, Inc. References in this prospectus supplement to the “separation” refer to the separation of Post from Ralcorp on February 3, 2012. “Post cereals business” refers to the branded ready-to-eat cereals business of Post or, if prior to the separation, of Ralcorp. All references to “we,” “our,” “us,” “Post” or the “Company” in the context of historical results prior to the separation refer to the Post cereals business.

NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures presented herein or incorporated by reference herein and discussed below do not comply with U.S. generally accepted accounting principles (“GAAP”) because they are adjusted to exclude (include) certain cash and non-cash income and expenses that would otherwise be included in (excluded from) the most directly comparable GAAP measure in the statement of operations. These non-GAAP financial measures, which are not necessarily comparable to similarly titled captions of other companies due to differences in the methods of calculation, should not be considered an alternative to, or more meaningful than, related measures determined in accordance with GAAP. As further discussed below, these non-GAAP measures supplement other metrics used by management to internally evaluate our business and facilitate the comparison of operations over time.

“EBITDA” represents operating profit plus depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our performance and believe it is commonly reported and frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, management understands that investors, analysts and rating agencies consider EBITDA useful in measuring the ability of issuers of “high yield” securities to meet debt service obligations. Our management believes EBITDA (which, as derived from operating profit, has not been reduced by interest expense or provision for taxes) is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up. Depreciation and amortization are non-cash charges.

The indentures governing our senior notes and our credit agreement use EBITDA (with additional adjustments similar to those discussed below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and debt incurrence. Our management also believes EBITDA is an accepted indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and such measures do not reflect any cash requirements for such replacements;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, as discussed under “Adjusted EBITDA” below; and

•	other companies in our industry may calculate such measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. You should compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

“Adjusted EBITDA” represents a further supplemental measure of our performance and ability to service debt. Adjusted EBITDA is often used to assess our performance because it allows comparison of operating performance on a consistent basis across periods by removing the effects of capital structure (such as varying levels of interest expense), items largely outside the control of the management team (such as income taxes), asset base (such as depreciation, amortization and impairments), derivatives accounting that is not representative of the economic effect of hedges and irregular or non-recurring costs (such as transition, integration, restructuring and plant closure costs, and inventory revaluation adjustments on acquired businesses). We have also included in our preparation of Adjusted EBITDA an adjustment for estimated additional costs we would have incurred as a stand-alone company in the historical periods prior to the separation from Ralcorp presented herein and incremental costs Post would have incurred had it been a stand-alone public company for the entirety of the periods presented. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA and therefore you should rely primarily on our GAAP results and use Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments we use in deriving Adjusted EBITDA and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

“Pro Forma Adjusted EBITDA” represents a further supplemental measure of our performance and ability to service debt. We prepare Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to recent acquisitions, as well as our pending acquisition of MFI Holding Corporation (which we refer to as “Michael Foods”), as if those acquisitions had occurred on April 1, 2013, as follows:

•

Our acquisition of the branded and private label cereal, granola and snacks business of Hearthside Food Solutions, LLC (the “Hearthside Business”) was completed on May 28, 2013. Our financial results for the 12 month period ended March 31, 2014 includes ten months of financial results attributable to the Hearthside Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Hearthside Business for the period from April 1, 2013 through May 27, 2013. Because the financial statements for the assets that comprised the Hearthside Business did not include an allocation of taxes or interest expense, EBITDA for the Hearthside Business was calculated as net income plus depreciation and amortization, without further adjustment.

•

Our acquisition of the branded food and beverage business, including high protein bars and shakes and nutritional supplements, of Premier Nutrition Corporation and its subsidiary Premier Protein, Inc. (the “Premier Business”) was completed on September 1, 2013. Our financial results for the 12 month period ended March 31, 2014 includes seven months of financial results attributable to the Premier Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Premier Business for the period from April 1, 2013 through August 31, 2013 and include adjustments to remove certain non-recurring compensation and transaction related costs.

•

Our acquisition of Dakota Growers Pasta Company, Inc. (the “Dakota Growers Business”), which manufactures and distributes pasta to the private label retail, foodservice and ingredient channels was completed effective January 1, 2014. Our financial results for the 12 month period ended March 31, 2014 includes three months of financial results attributable to the Dakota Growers Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of Agricore United Holdings Inc. (“Agricore”), the sole shareholder of Dakota Growers Pasta Company, Inc., for the period from April 1, 2013 through December 31, 2013 and include adjustments to remove certain commodity hedging gains.

•	Our acquisition of the premium protein powders, bars and nutritional supplements business of Dymatize Enterprises, LLC (the “Dymatize Business”) was completed effective February 1, 2014. Our financial results for the 12 month period ended March 31, 2014 includes two months of financial results attributable to the Dymatize Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Dymatize Business for the period from April 1, 2013 through January 31, 2014 and also include adjustments to remove non-recurring transaction and legal expenses and costs incurred by the Dymatize Business as a stand-alone company for its board of directors.

•

Our acquisition of Golden Boy Foods Ltd., a manufacturer of private label peanut and other nut butters, as well as dried fruits and snacking nuts (the “Golden Boy Business”), was completed effective February 1, 2014. Our financial results for the 12 month period ended March 31, 2014 includes two months of financial results attributable to the Golden Boy Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Golden Boy Business for the period from April 1, 2013 through January 31, 2014 and also include adjustments to remove non-recurring plant start-up costs and remove transaction costs.

•

We entered into an agreement to acquire Michael Foods, a producer of value-added food products and service solutions to customers across the foodservice, retail and food ingredient channels (the “Michael Foods Business”), on April 16, 2014. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the Adjusted EBITDA of the Michael Foods Business for the period from March 31, 2013 through March 29, 2014 and also include adjustments to remove costs associated with non-cash and stock option compensation, legal settlement, transaction costs, equity sponsor management fee, and unrealized loss on currency transactions.

•

In connection with the acquisition of Michael Foods, we expect to recognize approximately $10.0 million in annual run-rate pre-tax synergies in fiscal year 2015 from improved commodity purchasing as well as indirect purchasing and professional services as a result of benefits of scale from the acquisition of Michael Foods. This $10.0 million of projected cost savings is included in Pro Forma Adjusted EBITDA. Although we currently expect to receive at least a $10.0 million benefit, there can be no assurance that we will realize the anticipated synergies.

Management’s estimate of the pre-acquisition Adjusted EBITDA of the Hearthside Business, the Premier Business, the Dakota Business, the Dymatize Business, the Golden Boy Business and the Michael Foods Business, and the other financial data presented in this prospectus supplement for each such business, are based on the financial statements that were prepared by their respective prior management (or current management, in the case of Michael Foods) and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. These financial statements have not been audited or reviewed by our independent auditors or any other accounting firm. Management’s estimate of the Adjusted EBITDA of Michael Foods for March 31, 2013 through March 29, 2014, is based on financial information for Michael Foods for the fiscal year ended December 28, 2013, which was derived from the audited financial statements for such period incorporated by reference in this prospectus supplement, to which the unaudited quarterly financial information for the fiscal quarter ended March 29, 2014 were added and the unaudited quarterly financial information for the fiscal quarter ended March 30, 2013 were subtracted. All such financial statements were prepared by Michael Foods current management. Investors should be aware that Adjusted EBITDA for all of the acquired entities and Michael Foods may not be entirely comparable to our measure of Adjusted EBITDA. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA and the related ratios are presented for information purposes only and do not purport to represent what our actual financial position or results or operations would have been if the acquisitions had been completed as of an earlier date or that may be achieved in the future. Pro Forma Adjusted EBITDA does not include any contribution from, or otherwise adjust for, our pending acquisition of the PowerBar and Musashi branded premium bars, powders and gel products business of Nestlé S.A.

For a reconciliation of our EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA to the most directly comparable GAAP measure, see notes (7), (8) and (9) under “Prospectus Supplement Summary—Summary Historical Financial Information of Post Holdings, Inc.” For a reconciliation of the Adjusted EBITDA of the Hearthside Business, the Premier Business, the Dakota Business, the Dymatize Business and the Golden Boy Business to the most directly comparable GAAP measure, for each of the periods for which such Adjusted EBITDA is presented, see note (9) under “Prospectus Supplement Summary—Summary Historical Financial Information of Post Holdings, Inc.” For a reconciliation of Michael Foods’ Adjusted EBITDA to the most directly comparable GAAP measure, see note (1) under “Prospectus Supplement Summary—Summary Historical Financial Information of MFI Holding Corporation.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in the Units. You should read this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment in the Units.

Our Company

We are a consumer packaged goods holding company currently operating in the center-of-the-store, active nutrition and private label food categories primarily in the United States and Canada. In February 2012, we completed our legal separation via a tax free spin-off from Ralcorp and began trading on the New York Stock Exchange under the ticker symbol “POST.” In 2012, we had a single operating segment, Post Foods. As a result of recently completed acquisitions, we now operate four principal businesses: Post Foods, Attune Foods, Active Nutrition and Private Brands. The Post Foods business predominately includes the Post branded ready-to-eat cereal business. The Attune Foods business manufactures, markets and distributes premium natural and organic cereals and snacks and includes the business of Attune Foods, Inc., which we acquired in December 2012 and certain assets of the Hearthside Food Solutions private label and branded cereal, granola and snack businesses, which we acquired in May 2013. The Active Nutrition business markets and distributes high protein bars and shakes as well as nutritional supplements, and includes the business of Premier Nutrition Corporation (which we refer to as “PNC” or the “Premier Business”), which we acquired in September 2013, and the business of Dymatize Enterprises, LLC (which we refer to as “Dymatize”), which we acquired in February 2014. Our Private Brands business consists of the recent acquisitions of Dakota Growers Pasta Company, Inc. (which we refer to as “Dakota Growers”) and Golden Boy Foods Ltd. (which we refer to as “Golden Boy”), which we acquired in January 2014 and February 2014, respectively.

On April 16, 2014, we entered into an agreement to acquire MFI Holding Corporation (which we refer to as “Michael Foods”) from affiliates of GS Capital Partners, affiliates of Thomas H. Lee Partners and other owners. Michael Foods is a leading producer of value-added food products and service solutions to customers across the foodservice, retail and food ingredient channels. It holds leading market positions in attractive categories, including value-added egg products, refrigerated potato products and cheese and other dairy case products. Michael Foods has well-known brands such as Papetti’s, All Whites, Better ‘n Eggs, Easy Eggs, Simply Potatoes and Crystal Farms.

For the fiscal year ended September 30, 2013, we generated net sales of $1,034.1 million, operating profit of $107.8 million, net earnings of $15.2 million and Adjusted EBITDA of $216.7 million, and for the six months ended March 31, 2014, we generated net sales of $735.0 million, operating profit of $24.9 million, net loss of $20.7 million and Adjusted EBITDA of $119.4 million. For the fiscal year ended December 28, 2013, Michael Foods generated net sales of $1,948.3 million, operating profit of $164.0 million, net earnings of $33.8 million and Adjusted EBITDA of $257.8 million, and for the quarter ended March 29, 2014, Michael Foods generated net sales of $474.0 million, operating profit of $24.4 million, net loss of $2.5 million and Adjusted EBITDA of $48.2 million.

Our Businesses

Our Strategy and Focus

We operate four businesses: Post Foods, Attune Foods, Active Nutrition and Private Brands. Our Post Foods and Attune Foods businesses compete in stable categories, centered on strong, iconic brands, and produce strong and consistent cash flow. The addition of Attune Foods provides increased exposure to the growing organic and natural channels. Our Active Nutrition businesses are in categories with significant growth opportunities, with product offerings geared towards health and wellness. Our Private Brands businesses operate in stable categories, with private label market share growth opportunities. We intend to seek internal and acquisition opportunities and deliver strong cash flow.

Our acquisition strategy focuses on businesses with product offerings that can strengthen our current portfolio, enable us to expand into complementary categories, geographic regions or distribution channels or provide diversification of cash flows in similar channels. We aim to improve scale in our operations, thereby increasing marketing and distribution efficiencies, and enhance our presence with key retailers. We believe the consumer foods market will continue to provide opportunities for growth through acquisitions of complementary businesses.

Post Foods Business

The Post Foods business manufactures, markets and sells branded and private label ready-to-eat cereal products. Post Foods leverages the strength of its brands, category expertise, and over a century of institutional knowledge to create a diverse portfolio of cereals that enhances consumer satisfaction. Our Post Foods business is the third largest seller of ready-to-eat cereals in the United States with a 10.7% share of retail sales (based on retail dollar sales) for the 52-week period ended April 26, 2014, based on Nielsen’s expanded All Outlets Combined (xAOC) information. Our brands include Honey Bunches of Oats, the fourth largest brand of ready-to-eat cereal in the United States with a 4.5% xAOC dollar market share for the 52-week period ended April 26, 2014, as well as Pebbles, Great Grains, Grape-Nuts, Post Shredded Wheat, Honeycomb, Golden Crisp, Post Raisin Bran, Alpha-Bits and Shreddies. Post Foods products are primarily manufactured through a flexible production platform at one of our four owned facilities.

The ready-to-eat cereal category is one of the most prominent categories in the food industry. According to Nielsen xAOC information, the category is approximately $9 billion for the 52-week period ended April 26, 2014. Ready-to-eat cereals appeal to a wide range of consumers who seek value, taste, health, performance and convenience. Since 2012, Post has introduced a number of new line extensions and product improvements, including Grape-Nuts Fit, Honey Bunches of Oats Morning Energy, new Great Grains Protein Blends and Digestive Blends flavors, Honey Bunches of Oats granola, Poppin’ Pebbles and a more “chocolatey” Cocoa Pebbles. In September 2013, we began expanding our efforts to address the value-seeking consumer with the limited introduction of large bagged items of Pebbles, Honeycomb and Golden Crisp. We intend to expand this new packaging format and other packaging options to broaden our consumer appeal. We seek to leverage our strong Post Foods brand to expand into adjacent product categories. In fiscal year 2014, we introduced a beverage drink, Post Goodness-to-Go, in several flavors (Tahitian vanilla, mocha, and Dutch chocolate). We are also focused on increasing our sales by extending product distribution into underrepresented sales channels, such as dollar store, club store, foodservice and drug store channels, introducing private label products and co-manufacturing products for other manufacturers.

While Post Foods participates in a lower growth category, it continues to generate substantial cash flow from operations and has historically been our largest business segment. This cash flow provides us with the flexibility to invest in cost-saving projects and to pursue strategic acquisitions in higher growth channels, diversifying our product offerings.

Attune Foods Business

Attune Foods includes the business of Attune Foods, Inc., which we acquired in December 2012, as well as certain assets of the branded and private label cereal, granola and snacks business acquired in May 2013 from Hearthside Food Solutions. Through this business unit, we manufacture and market branded premium natural and organic cereals and snacks, including Uncle Sam high fiber cereals, Erewhon gluten-free cereals and organic graham crackers, and Willamette Valley Granola Company granola and granola chips. Attune Foods also includes the Golden Temple, Peace Cereal, Sweet Home Farm brands as well as a private label granola business. Attune Foods’ products are largely sold through the natural/health channels, as well as in the bulk foods section of both conventional and natural/specialty retailers.

Our Attune Foods business enables us to further participate in the high-growth, natural, non-GMO and organic cereal and snack categories. Attune Foods’ manufacturing facility in Eugene, Oregon provides us the ability to manufacture a wide variety of product and package formats.

Active Nutrition Business

Our Active Nutrition business includes PNC, which we acquired in September 2013, and Dymatize, which we acquired in February 2014. These acquisitions provide us with a platform to participate in the growing sports nutrition and supplements category. Through this business unit, we market and distribute premium protein beverages and foods under the Premier Protein brand and nutritional joint health supplements under the Joint Juice brand. This business unit also markets and distributes protein powders, bars and beverages under the Dymatize and Supreme Protein brands. The Active Nutrition business’s products are manufactured at a facility owned by us and under co-manufacturing agreements at various third party facilities located in the United States.

The Premier Protein, Dymatize and Supreme Protein brands participate in the approximately $9 billion sports nutrition and weight loss category. Our Active Nutrition products are primarily sold in grocery, drug, specialty, online and club stores. We plan to continue to introduce new products in convenient sizes and packaging formats, including various flavors of protein bars and powder shake mixes. Our Active Nutrition business also includes the Joint Juice brand, which sells ready-to-drink beverages and other liquid-based solutions, designed to keep joints healthy and flexible.

On February 3, 2014, we entered into an agreement to acquire the PowerBar and Musashi brands and related worldwide assets from subsidiaries of Nestlé S.A. The PowerBar and Musashi branded products consist of premium bars, powders and gels sold in the United States and international markets. We expect that this business will become part of our Active Nutrition portfolio. See “—Recent Developments—PowerBar Acquisition” below.

Private Brands Business

With the acquisitions of Dakota Growers and Golden Boy in January 2014 and February 2014, respectively, we have established an expanded presence in the private label category. Dakota Growers manufactures and distributes pasta to the private label retail, foodservice and ingredient channels. Dakota Growers, with two manufacturing plants, has vertically integrated durum wheat capacity and pasta production capability of over 150 different shapes of pasta. Dakota Growers is a leader in the approximately $3+ billion North American retail pasta market. The Golden Boy business manufactures and distributes private label peanut butter and other nut butters, dried fruit snacks and snacking nuts, with sales to grocery retailers and food service channels. The Golden Boy Business provides us with the ability to further participate in the rapidly growing natural and organic categories as well.

Michael Foods Acquisition

Merger Agreement

On April 16, 2014, we, together with our newly organized subsidiary, Acquisition Sub, Inc., entered into an Agreement and Plan of Merger (which we refer to as the merger agreement) with MFI Holding Corporation and GS Capital Partners VI Fund, L.P., as representative for the stockholders and optionholders of MFI Holding Corporation. Under the merger agreement, we will acquire MFI Holding Corporation and its subsidiaries, including Michael Foods Group, Inc., for a purchase price of $2.45 billion (on a debt-free and cash free basis, subject to a working capital adjustment and certain other adjustments described in the merger agreement). In addition to the purchase price described above, we will make a payment of $50 million to the stockholders and optionholders of MFI Holding Corporation on the first anniversary of the closing date, which payment is intended to represent the parties’ estimate of the value of certain tax benefits that MFI Holding Corporation is expected to realize from payments made by or on behalf of MFI Holding Corporation in connection with the transactions contemplated by the merger agreement (provided that the amount of the payment will not be adjusted regardless of whether the actual tax benefits realized by MFI Holding Corporation is greater than or less than such estimate).

The merger agreement provides for our acquisition of Michael Foods by means of the merger of our subsidiary, Acquisition Sub, Inc., with and into MFI Holding Corporation, with MFI Holding Corporation being the surviving corporation in the merger and becoming our wholly-owned subsidiary as a result of the merger. The merger agreement contains certain representations, warranties and covenants of the parties. Among other matters, MFI Holding Corporation has agreed to conduct its business in the ordinary course of business during the period between the execution of the merger agreement and the completion of the acquisition, and not to discuss or enter into any transaction involving a merger, business combination or other acquisition transaction involving MFI Holding Corporation or any of its subsidiaries or solicit or initiate discussions, furnish information or otherwise cooperate in any effort by any other person to do any of the foregoing. The representations and warranties made by MFI Holding Corporation in the merger agreement do not survive the closing and, as a result, after the closing we will have no recourse or indemnification rights against the current owners of MFI Holding Corporation in the event any of the representations or warranties made by MFI Holding Corporation in the merger agreement prove to be inaccurate or breached.

The obligations of the parties to complete the acquisition are subject to certain customary closing conditions, including in the case of our obligation to complete the acquisition, the accuracy of MFI Holding Corporation’s representations and warranties, material compliance by MFI Holding Corporation with certain pre-closing covenants and no material adverse change in the Michael Food Business since the date of the merger agreement.

The merger agreement may be terminated by mutual consent of MFI Holding Corporation and us and under certain other circumstances, including by MFI Holding Corporation or us if the closing of the acquisition has not occurred by August 2, 2014.

Concurrent with the signing of the merger agreement, we obtained financing commitments under which various lenders have committed to provide up to $1.765 billion in credit facilities, including a committed bridge loan of up to $340 million. Although the committed facilities, together with cash on hand, are sufficient to fund the purchase price, we intend to replace a portion of the committed financing with the proceeds of this offering as well as the other offerings described below under “—Financing Transactions.” Our obligations under the merger agreement are not conditioned upon the receipt of financing or the success of this offering or any of the other offerings described below under “—Financing Transactions.”

Subject to the satisfaction of the closing conditions, the acquisition is expected to close in the second calendar quarter of 2014 (our fiscal 2014 third quarter). There can be no assurance, however, that all closing conditions will be satisfied, and if they are satisfied, that they will be satisfied in order for the closing to occur during the period described above. Neither this offering nor the common stock offering described below under “—Financing Transactions” are conditioned upon the closing of the acquisition of the Michael Foods Business. The closing of the debt offering described below under “—Financing Transactions” is conditioned upon the simultaneous closing of the acquisition of the Michael Foods Business.

The foregoing summary of the merger agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the merger agreement, a copy of which is attached as Exhibit 2.1 to our second Current Report on Form 8-K filed by us with the SEC on April 17, 2014.

Michael Foods Business

Michael Foods is a diversified producer and distributor of food products in three segments—egg products, refrigerated potato products and cheese and other dairy case products. It produces and distributes egg products to the foodservice, retail and food ingredient markets and refrigerated potato products to the foodservice and retail grocery markets in North America. Michael Foods also markets a broad line of refrigerated grocery products to U.S. retail grocery outlets, including branded and private-label cheese, bagels, butter, muffins and ethnic foods. Its major customers include foodservice distributors, restaurant chains and major retail grocery chains.

Egg Products Division. Michael Foods’ egg products division, comprised of its wholly owned subsidiaries M.G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., and MFI Food Canada Ltd., produces, processes and distributes numerous egg products under the Better ’n Eggs, All Whites, Papetti’s, Abbotsford Farms, Inovatech, Excelle, Trilogy, Emulsa, Easy Eggs and Table Ready brands. The principal value-added egg products of this division are ultrapasteurized, extended shelf-life liquid eggs, egg white-based egg products and hardcooked and precooked egg products. The division’s other egg products include frozen, liquid and dried products that are used as ingredients in other food products, as well as organic and cage-free egg products. The division distributes its egg products to food processors and foodservice customers primarily throughout North America, with limited international sales in the Far East, South America and Europe. The division’s extended shelf-life liquid eggs (its largest selling product line) and other egg products are marketed to a wide variety of foodservice and food ingredients customers. The division also is a supplier of egg white-based products sold in the U.S. retail and foodservice markets.

The division’s egg-processing plants are located in Iowa, Minnesota, Nebraska, New Jersey, Pennsylvania and Manitoba, Canada. Certain of the division’s facilities are fully integrated, from the production and maintenance of laying flocks through the processing of egg products. The division has long-standing preferred supplier relationships with many of its customers. The division’s customers include major broad-line foodservice distributors and national restaurant chains that serve breakfast. The division’s major customers in each of its market channels include leading foodservice distributors, national restaurant chains, major retail grocery store chains and major food processors.

Refrigerated Potato Products Division. Michael Foods’ refrigerated potato products are produced and sold by its wholly-owned subsidiaries Northern Star Co. and Farm Fresh Foods, Inc. to both the foodservice and retail markets. Refrigerated potato products are marketed to foodservice customers under a variety of brands, including Simply Potatoes, Diner’s Choice and Farm Fresh, with the Simply Potatoes and Diner’s Choice brands being used for retail refrigerated potato products. The division’s products consist of shredded hash browns and diced, sliced, mashed and other specialty potato products.

The division maintains a main processing facility in Minnesota, with a smaller facility located in Nevada. The division typically purchases approximately 90% of its annual potato requirements from contract producers.

The balance of potato requirements are purchased in the spot market. Many of the division’s major customers are long-standing customers of the egg products division and include major foodservice distributors, restaurant chains and major retail grocery store chains.

Cheese and Other Dairy-Case Products Division. Michael Foods’ cheese and other dairy-case products division markets a wide range of refrigerated grocery products directly to retailers and wholesale warehouses. The division’s products are marketed principally under the Crystal Farms trade name; other trademarks include Crescent Valley, Westfield Farms and David’s Deli. The division’s strategy has been to offer quality branded products at a good value relative to national brands. Crystal Farms brand cheese is positioned in the “mid-tier” pricing category and is priced below national brands such as Kraft and Sargento and above store brands (private label). The division’s refrigerated products, which consist principally of cheese, bagels, butter, muffins and ethnic foods, are supplied by various vendors, to the division’s specifications. Cheese accounted for approximately 84% of the division’s 2013 sales. The division operates a cheese packaging facility in Lake Mills, Wisconsin, which processes and packages various cheese products for the Crystal Farms brand and for various private-label customers. The division does not produce cheese.

The division uses both company-owned and leased facilities and independent distributors and sells products to a large number of retail stores, a majority of which are served via customers’ warehouses. The division also maintains a fleet of refrigerated tractor-trailers to deliver products to its retail customers from nine distribution centers. The division has customer relationships with large grocery chains and serves a large number of retail locations, including stores receiving products through warehouse delivery.

Recent Developments

PowerBar Acquisition

On February 3, 2014, newly formed subsidiaries of Post entered into a Stock and Asset Purchase Agreement and an Intellectual Property Purchase Agreement with certain subsidiaries of Nestlé S.A. Under these agreements, we have agreed to acquire substantially all the assets that are used by Nestlé in the business of manufacturing, marketing, distributing and selling PowerBar and Musashi branded premium bars, powders and gel products. The acquisition includes the assumption of certain operating liabilities related to the business being acquired. Post has unconditionally guaranteed Buyer’s obligations under the stock and asset purchase agreement and the intellectual property purchase agreement.

At the closing of the acquisition, we will pay a cash purchase price of $150.0 million, subject to purchase price adjustments related to inventory in the United States and Australia and net working capital in Germany, less $5.0 million as a credit for the working capital requirements of the business we are acquiring. We currently expect the transaction to close in our first fiscal quarter of 2015. The stock and asset purchase agreement may be terminated by mutual consent of the parties and under certain other circumstances, including if the closing of the acquisition has not occurred prior to November 3, 2014. We expect to fund the acquisition of the PowerBar and Musashi brands with cash on hand or term loan borrowings under our credit facilities, which have been amended as described below under “—Financing Transactions—New and Amended Credit Facilities.”

Recently Completed Acquisitions

Dakota Growers Pasta Company, Inc. Effective January 1, 2014, we completed our acquisition of all of the stock of Agricore United Holdings Inc. (which we refer to as “Agricore”), which is the parent company of Dakota Growers. The purchase price for the transaction was $370.0 million in cash, subject to a working capital adjustment and other adjustments in accordance with the terms of the purchase agreement, which resulted in a payment at closing of approximately $366.2 million, and was funded through our existing cash resources. On May 15, 2014, the parties agreed on the final net working capital settlement and other adjustments, which resulted in an amount paid to us of approximately $6.5 million. As part of the acquisition, we also acquired the durum wheat inventory held by Viterra, Inc. for the Dakota Growers business.

Golden Boy Foods Ltd. Effective February 1, 2014, we completed our acquisition of Golden Boy Foods Ltd., a manufacturer of private label peanut and other nut butters, as well as dried fruits and snacking nuts. The purchase price for the transaction was CAD $320.0 million in cash, subject to a working capital adjustment, which resulted in a payment at closing of approximately CAD $321.1 million, and was funded through our existing cash resources. The parties have not yet agreed on the final net working capital adjustment. We currently estimate the final net working capital settlement will result in an amount due to the sellers of approximately CAD $1.0 million. The financial information presented above for Golden Boy was prepared by its management in accordance with Canadian generally accepted accounting principles for private enterprises and therefore may not be entirely comparable to our financial information.

Dymatize Enterprises, LLC. Effective February 1, 2014, we completed our acquisition of Dymatize. The purchase price for the transaction was $380.0 million in cash, subject to a working capital adjustment, which resulted in a payment at closing of approximately $392.5 million, and was funded through our existing cash resources. The parties have not yet agreed on a final net working capital adjustment. We currently estimate the final net working capital adjustment will result in an amount due back to us of approximately $6.0 million. Additional consideration up to $17.5 million is contingent upon Dymatize achieving certain profit targets in calendar year 2014.

Financing Transactions

New and Amended Credit Facilities

In connection with entering into the merger agreement for the acquisition of Michael Foods, we entered into a financing commitment with various financial institutions, including each of the underwriters in this offering or their affiliates, pursuant to which, and subject to certain conditions, the financial institutions committed (which we refer to as the financing commitment) to provide to us up to $1,765.0 million in credit facilities, comprised of a senior secured term loan facility of up to $1,425.0 million (which we refer to as the term loan) and an unsecured senior increasing rate bridge loan of up to $340.0 million (which we refer to as the bridge loan and, collectively with the term loan, the facilities). The proceeds of the facilities will be used to partially finance the aggregate purchase price of our acquisition of Michael Foods and to pay costs, fees and expenses related to the acquisition transaction, as described under “Use of Proceeds.” We expect the term loan portion of the financing commitment will be implemented through a joinder to our existing credit agreement (which we refer to as the original credit agreement) to be effective as of the closing of the acquisition of Michael Foods as described under “Description of Certain Indebtedness—Secured Credit Facilities.” We intend to borrow approximately $885.0 million of new term loan borrowings under our secured credit facilities. We intend to use the net proceeds of approximately $625.0 million (subject to market and other conditions) of the new term loan borrowings to fund a portion of the acquisition of Michael Foods and to pay related fees and expenses. We intend to use the net proceeds of approximately $260.0 million (subject to market and other conditions) of the new term loan borrowings for general corporate purposes, including among other things, financing the previously announced PowerBar and Musashi acquisition and financing additional acquisition opportunities, working capital and capital expenditures. At the closing of our acquisition of Michael Foods, after giving effect to this offering, the concurrent common stock offering described below, and the debt offering described below, we expect to have senior secured credit facilities comprised of the term loan, under which we expect to have borrowed approximately $885.0 million, and a revolving credit facility of up to $400.0 million (of which no amounts are expected to have been drawn). Certain of the amendments to the original credit agreement described above or under “Description of Certain Indebtedness – Secured Credit Facilities” are conditioned upon the closing of our acquisition of Michael Foods. The proceeds of this offering, plus the proceeds of the offerings of common stock and debt securities described below, will terminate the bridge loan commitments and may, at our option, also reduce the aggregate amount of the term loan facility to the extent and by the amount that proceeds of this offering plus the offering of common stock and debt securities below exceed $340.0 million in the aggregate. As of the date hereof, we intend to borrow approximately $885.0 million under the term loan, as described above. This offering is not contingent on us entering into any of the facilities.

Concurrent Offering of Common Stock

On May 21, 2014, we announced the pricing of a public offering (which we refer to as the common stock offering) of 5,500,000 shares of our common stock at $47.70 per share. We also granted the underwriters for the offering the 30-day option to purchase up to an additional 825,000 shares of common stock at the public offering price less the underwriting discount. The common stock offering is expected to close on May 28, 2014, subject to customary closing conditions. We estimate that the net proceeds to us from the common stock offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $252.0 million, or approximately $289.9 million if the underwriters exercise their option in full to purchase additional shares from us. The common stock is being offered by means of a separate prospectus supplement and not by means of this prospectus supplement.

Debt Securities Offering

We also are conducting a private offering (which we refer to as the debt offering) of additional debt securities (which we refer to as the debt securities). We anticipate that the debt securities would be senior obligations, rank equal in right of payment with our existing senior notes and the amortizing notes component of the Units), not be convertible, be unsecured and be guaranteed by our existing and future domestic subsidiaries (other than immaterial subsidiaries and receivables finance subsidiaries). We expect approximately $630.0 million in aggregate principal amount of debt securities will be offered. There can be no assurance that the debt offering will be completed. The foregoing description and any other information regarding the debt offering is included herein solely for informational purposes. The debt offering is being made by a separate offering memorandum and is not part of the offering to which this prospectus supplement relates. The debt offering has not been and will not be registered under the Securities Act of 1933, as amended (the Securities Act), and the debt securities will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any such debt securities.

The amount and terms and conditions of the debt offering will be subject to market conditions, and may change materially from the amounts assumed above. There can be no assurance that we will be able to issue any such securities on terms and conditions acceptable to us. This offering is not contingent on the consummation of the common stock offering or the debt offering, and neither such offering is contingent upon completion of this offering. The closing of the debt offering is conditioned on the simultaneous closing of our acquisition of the Michael Foods Business. The proceeds of the common stock offering and the debt offering will be used to partially finance the acquisition of the Michael Foods Business as described under “Use of Proceeds.”

In this prospectus supplement, we refer to the term loan, the bridge loan, the common stock offering, the debt offering and this offering as, collectively, the “financing transactions.”

* * *

Our principal executive offices are located at 2503 S. Hanley Road, St. Louis, Missouri 63144, and our telephone number is (314) 644-7600.

Summary Historical Financial Information of Post Holdings, Inc.

The following tables set forth certain summary historical condensed consolidated financial data for Post for each of the fiscal years in the three-year period ended September 30, 2013 and for the six months ended March 31, 2013 and 2014. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this prospectus supplement and (ii) our audited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC and incorporated by reference in this prospectus supplement, and (iii) our unaudited condensed consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the SEC and incorporated by reference in this prospectus supplement.

The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2013 have been derived from Post’s audited consolidated financial statements. The summary unaudited historical condensed consolidated financial data for Post for the six months ended March 31, 2013 and 2014 have been derived from Post’s unaudited condensed consolidated financial statements, and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods are not necessarily indicative of the results for the full fiscal year.

The summary unaudited historical consolidated financial data for the twelve months ended March 31, 2014 were calculated by subtracting the summary historical consolidated financial information for Post for the six months ended March 31, 2013 from the summary historical consolidated financial information for Post for the fiscal year ended September 30, 2013, and then adding the summary historical consolidated financial information for Post for the six months ended March 31, 2014.

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2014
	2011	2012	2013	2013	2014
Statements of Operations Data:
Net sales	$968.2	$958.9	$1,034.1	$485.1	$735.0	$1,284.0
Cost of goods sold(1)	(516.6)	(530.0)	(609.2)	(276.9)	(491.1)	(823.4)

Gross profit	451.6	428.9	424.9	208.2	243.9	460.6
Selling, general and administrative expenses(2)	(239.5)	(274.5)	(294.4)	(142.2)	(199.7)	(351.9)
Amortization of intangible assets	(12.6)	(12.6)	(14.6)	(6.4)	(18.4)	(26.6)
Impairment of goodwill and other intangible assets(3)	(566.5)	—	(2.9)	—	—	(2.9)
Restructuring expense(4)	—	—	(3.8)	—	(0.7)	(4.5)
Other operating expenses, net	(1.6)	(2.7)	(1.4)	(0.4)	(0.2)	(1.2)

Operating profit (loss)	(368.6)	139.1	107.8	59.2	24.9	73.5
Interest expense(5)	(51.5)	(60.3)	(85.5)	(40.8)	(66.3)	(111.0)
Other (expense) income	(10.5)	1.6	—	—	—	—

(Loss) earnings before income taxes	(430.6)	80.4	22.3	18.4	(41.4)	(37.5)
Income tax benefit (provision)	6.3	(30.5)	(7.1)	(5.7)	20.7	19.3

Net (loss) earnings	(424.3)	49.9	15.2	12.7	(20.7)	(18.2)
Preferred stock dividends	—	—	(5.4)	(0.8)	(6.9)	(11.5)

Net (loss) earnings available to common stockholders	$(424.3)	$49.9	$9.8	$11.9	$(27.6)	$(29.7)

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2014
	2011	2012	2013	2013	2014
(Loss) earnings per Share:
Basic	$(12.33)	$1.45	$0.30	$0.36	$(0.83)
Diluted	(12.33)	1.45	0.30	0.36	(0.83)
Weighted-Average Common Shares Outstanding:
Basic	34.4	34.3	32.7	32.6	33.1
Diluted	34.4	34.5	33.0	32.8	33.1
Statements of Cash Flow Data:
Depreciation and amortization	$58.7	$63.2	$76.8	$32.4	$51.2	$95.6
Cash provided by (used in):
Operating activities	143.8	144.0	119.2	18.6	18.5	119.1
Investing activities	(14.9)	(30.9)	(423.8)	(20.2)	(1,050.6)	1,454.2
Financing activities	(132.1)	(57.1)	648.8	309.1	1,463.2	1,802.9
Other Financial Data:
Cash paid or advanced for business acquisitions, net of cash acquired(6)	$—	$—	$352.9	$9.2	$1,035.2	$1,378.9
Capital expenditures	14.9	30.9	32.8	11.0	51.7	73.5
EBITDA(7)	(309.9)	202.3	184.6	91.6	76.1	169.1
Adjusted EBITDA(8)	248.9	214.6	216.7	103.5	119.4	232.6
Pro Forma Adjusted EBITDA(9)						$570.0
Net Debt (as adjusted), as of the last day of the period(10)						3,530.0
Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA(11)						6.2x

	September 30,		March 31, 2014
	2012	2013
Balance Sheet Data:
Cash and cash equivalents	$58.2	$402.0	$825.9
Working capital, excluding cash and cash equivalents and restricted cash	25.1	82.0	258.2
Total assets	2,732.3	3,473.8	5,184.1
Long-term debt, including current portion(12)	945.6	1,408.6	2,302.1
Other non-current liabilities	129.2	116.3	120.7
Total equity	1,231.5	1,498.6	2,091.4

(1)	In the six months ended March 31, 2014 and 2013 and the years ended September 30, 2013, 2012 and 2011, Post incurred a net pretax gain (loss) of $1.5 million, $(0.8) million, $(0.9) million, $(0.3) million and $(7.1) million, respectively, on economic hedges which did not meet the criteria for cash flow hedge accounting. For more information, see Note 12 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and Note 9 of “Notes to Condensed Consolidated Financial Statements (Unaudited)” in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement.
(2)

In the six months ended March 31, 2014 and 2013 and the years ended September 30, 2013, 2012 and 2011, Post incurred $0.3 million, $5.2 million, $8.9 million, $12.5 million and $2.8 million, respectively, of costs reported in selling, general and administrative expense related to the separation of Post from Ralcorp and Post’s transition into a separate stand-alone entity. For more information, see Note 19 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and Note 14 of “Notes to

Condensed Consolidated Financial Statements (Unaudited)” in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement.
(3)	For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC and incorporated by reference in this prospectus supplement.
(4)	In April 2013, Post announced management’s decision to close our manufacturing facility located in Modesto, California as part of a cost savings and capacity rationalization effort. The transfer of production capabilities and closure of the facility are expected to be completed by September 2014. See Note 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and Note 2 of “Notes to Condensed Consolidated Financial Statements (Unaudited)” in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement, for further discussion of restructuring expenses.
(5)	For periods prior to Post’s separation from Ralcorp on February 3, 2012, interest expense represents intercompany interest expense related to debt obligations assumed by Ralcorp from Kraft in the August 2008 acquisition of Post and other intercompany notes. As part of the separation transaction, Post settled all intercompany debt with Ralcorp. At the time of the separation and thereafter, Post has incurred new indebtedness with a book value as of March 31, 2014 totaling $2,302.1 million. See Note 14 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and Note 12 in “Notes to Condensed Consolidated Financial Statements (Unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement, for further discussion of long-term debt.
(6)	In December 2012, Post completed its acquisition of the assets of Attune Foods, Inc. In May 2013, Post completed its acquisition of certain assets of the Hearthside Food Solutions private label and branded cereal granola and snacks businesses. In September 2013, Post completed its acquisition of Premier Nutrition Corporation. In December 2013, Post advanced funds for the acquisition of Dakota Growers Pasta Company, Inc. The acquisition was effective January 1, 2014. Effective February 1, 2014, Post completed its acquisitions of Golden Boy Foods Ltd. and Dymatize Enterprises, LLC. The amount included in cash paid or advanced for business acquisitions, net of cash acquired reflects the cash consideration paid or advanced for these businesses less any cash acquired in the transactions. See Note 5 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and Note 3 in “Notes to Condensed Consolidated Financial Statements (Unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement, for further discussion of business combinations.
(7)	As used herein, “EBITDA” represents operating profit plus depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe issuers of “high yield” securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA (which, as derived from operating profit, has not been reduced by interest expense or provision for taxes), is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up. Depreciation and amortization are non-cash charges.

The indentures governing our senior notes use EBITDA (with additional adjustments similar to those discussed in note (8) below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and leverage. Our management also believes EBITDA is an acceptable indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.

EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

The following table reconciles EBITDA to operating profit for the periods indicated:

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2014
(in millions)	2011	2012	2013	2013	2014
Operating profit (loss)	$(368.6)	$139.1	$107.8	$59.2	$24.9	$73.5
Depreciation and amortization	58.7	63.2	76.8	32.4	51.2	95.6

EBITDA	$(309.9)	$202.3	$184.6	$91.6	$76.1	$169.1

(8)	We present Adjusted EBITDA as a further supplemental measure of our performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. We have also included in our preparation of Adjusted EBITDA an adjustment for additional costs we estimated we would have incurred if we would have been a stand-alone company during the periods prior to our separation from Ralcorp. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2014
(in millions)	2011	2012	2013	2013	2014
EBITDA	$(309.9)	$202.3	$184.6	$91.6	$76.1	$169.1
Stock compensation(a)	1.1	4.5	10.5	5.4	7.4	12.5
Retention and severance costs(b)	—	0.9	—	—	—	—
Intangible asset impairment(c)	566.5	—	2.9	—	—	2.9
Impact of mark-to-market accounting for economic hedges(d)	7.1	0.3	0.9	0.8	(1.5)	(1.4)
Losses on hedge of purchase price of acquisitions(e)	—	—	—	—	13.1	13.1
Intercompany servicing fees(f)	(3.7)	(0.8)	—	—	—	—
Separation costs(g)	2.8	12.5	8.9	5.2	0.3	4.0
Inventory revaluation adjustment on acquired businesses(h)	—	—	1.4	0.5	7.3	8.2
Public company costs(i)	(15.0)	(5.1)	—	—	—	—
Restructuring and plant closure costs(j)	—	—	4.8	—	3.5	8.3
Acquisition related transaction costs(k)	—	—	2.7	—	13.9	16.6
Integration costs(l)	—	—	—	—	1.3	1.3
Legal settlement(m)	—	—	—	—	(2.0)	(2.0)

Adjusted EBITDA	$248.9	$214.6	$216.7	$103.5	$119.4	$232.6

(a)	Represents non-cash expenses related to stock-based compensation.
(b)	Represents non-recurring retention expense for certain Post employees to ensure continuity during the transition/integration of the Post business from Kraft into Ralcorp and for the separation of Post from Ralcorp. Also includes severance for job eliminations triggered by the spin-off from Ralcorp.
(c)	For the fiscal year ended September 30, 2011, represents a non-cash expense for the impairment of goodwill and certain trademark intangible assets. For the fiscal year ended September 30, 2013, represents a non-cash expense for the impairment of certain trademark intangible assets. For more information about these expenses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and Notes 2 and 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, each contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC and incorporated by reference in this prospectus supplement.
(d)	Represents a non-cash expense for mark-to-market adjustments on economic hedges. For more information, see Note 12 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and Note 9 in “Notes to Condensed Consolidated Financial Statements (unaudited)” contained in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement.
(e)	On December 7, 2013, Post entered into a share purchase agreement to acquire Golden Boy Foods Ltd. for a purchase price of 320 million Canadian dollars. From that date through January 31, 2014, Post began to accumulate Canadian dollars in preparation for closing the transaction on February 1, 2014. In addition, Post entered into a financial instrument as an economic hedge against fluctuations in the foreign currency exchange rate of the Canadian dollar against the U.S. dollar. In aggregate, Post incurred a loss of $13.1 million during the six months ended March 31, 2014 on the Canadian dollars accumulated and the economic hedge.

(f)	Represents intercompany servicing fees from an accounts receivable securitization program that did not continue after Post’s separation from Ralcorp.
(g)	Represents certain expenses incurred to effect the separation of Post from Ralcorp and to support Post’s transition into a separate stand-alone entity.
(h)	Represents the profit impact of inventory basis step-up related to business combinations.
(i)	Represents additional costs we estimate we would have incurred had we been a stand-alone company for the duration of the periods presented, consisting primarily of executive office costs, incremental costs to perform core corporate support functions, independent board of director fees and costs and external and internal audit costs. We estimated that these costs (excluding non-cash components) would have been approximately $15.0 million per year and have used $15.0 million in our calculation of Adjusted EBITDA for each applicable fiscal year shown in the table above.
(j)	Represents certain plant closure related expenses associated with the closing of the Modesto, California facility as part of a cost savings and capacity rationalization effort. The transfer of production capabilities and closure of the facility is expected to be completed by September 2014.
(k)	Represents acquisition related professional service fees associated with the signed and closed business combinations.
(l)	Represents costs incurred to integrate acquired or to be acquired businesses.
(m)	Represents cash received to settle a legal matter.

(9)	We present Pro Forma Adjusted EBITDA as a further supplemental measure of our performance and ability to service debt. We prepare Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to recent acquisitions, as well as of our pending acquisition of Michael Foods, as if those acquisitions had occurred on April 1, 2013, as follows:

•

Our acquisition of the Hearthside Business was completed on May 28, 2013. Our financial results for the 12 month period ended March 31, 2014 includes ten months of financial results attributable to the Hearthside Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Hearthside Business for the period from April 1, 2013 through May 27, 2013. Because the financial statements for the assets that comprised the Hearthside Business did not include an allocation of taxes or interest expense, EBITDA for the Hearthside Business was calculated as net income plus depreciation and amortization, without further adjustment.

•

Our acquisition of the Premier Business was completed on September 1, 2013. Our financial results for the 12 month period ended March 31, 2014 includes seven months of financial results attributable to the Premier Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Premier Business for the period from April 1, 2013 through August 31, 2013 and include adjustments to remove certain non-recurring compensation and transaction related costs.

•

Our acquisition of the Dakota Growers Business was completed effective January 1, 2014. Our financial results for the 12 month period ended March 31, 2014 includes three months of financial results attributable to the Dakota Growers Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of Agricore for the period from April 1, 2013 through December 31, 2013 and include adjustments to remove certain commodity hedging gains.

•

Our acquisition of the Dymatize Business was completed effective February 1, 2014. Our financial results for the 12 month period ended March 31, 2014 includes two months of financial results attributable to the Dymatize Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Dymatize Business for the period from April 1, 2013 through January 31, 2014 and also include adjustments to remove non-recurring transaction and legal expenses and costs incurred by the Dymatize Business as a stand-alone company for its board of directors.

•

Our acquisition of the Golden Boy Business was completed effective February 1, 2014. Our financial results for the 12 month period ended March 31, 2014 includes two months of financial results attributable to the Golden Boy Business. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the pre-acquisition Adjusted EBITDA of the Golden Boy Business for the period from April 1, 2013 through January 31, 2014 and also include adjustments to remove non-recurring plant start-up costs and remove transaction costs.

•

We entered into an agreement to acquire the Michael Foods Business on April 16, 2014. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2014 include management’s estimate of the Adjusted EBITDA of the Michael Foods Business for the period from March 31, 2013 through March 29, 2014 and also include adjustments to remove costs associated with non-cash and stock option compensation, legal settlement, transaction costs, equity sponsor management fee, and unrealized loss on currency transactions.

•

In connection with the acquisition of Michael Foods, we expect to recognize approximately $10.0 million in annual run-rate pre-tax synergies in fiscal year 2015 from improved commodity purchasing as well as indirect purchasing and professional services as a result of benefits of scale from the acquisition of Michael Foods. This $10.0 million of projected cost savings is included in Pro Forma Adjusted EBITDA. Although we currently expect to receive at least a $10.0 million benefit, there can be no assurance that we will realize the anticipated synergies.

Management’s estimate of the pre-acquisition Adjusted EBITDA of the Hearthside Business, the Premier Business, the Dakota Business, the Dymatize Business, the Golden Boy Business and the Michael Foods Business, and the other financial data presented in this prospectus supplement for each such business, are based on the financial statements that were prepared by their respective prior management (or current management, in the case of Michael Foods) and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. These financial statements have not been audited or reviewed by our independent auditors or any other accounting firm. Management’s estimate of the Adjusted EBITDA of Michael Foods for March 31, 2013 through March 29, 2014, is based on financial information for Michael Foods for the fiscal year ended December 28, 2013, which was derived from the audited financial statements for such period incorporated by reference in this prospectus supplement, to which the unaudited quarterly financial information for the fiscal quarter ended March 29, 2014 were added and the unaudited quarterly financial information for the fiscal quarter ended March 30, 2013 were subtracted. All such financial statements were prepared by Michael Foods current management. Investors should be aware that Adjusted EBITDA for all of the acquired entities and Michael Foods may not be entirely comparable to our measure of Adjusted EBITDA. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA and the related ratios are presented for information purposes only and do not purport to represent what our actual financial position or results or operations would have been if the acquisitions had been completed as of an earlier date or that may be achieved in the future. Pro Forma Adjusted EBITDA does not include any contribution from, or otherwise adjust for, our pending acquisition of the PowerBar and Musashi branded premium bars, powders and gel products business of Nestlé S.A.

The following table reconciles Adjusted EBITDA to Pro Forma Adjusted EBITDA for the period indicated:

(in millions)	Twelve Months Ended March 31, 2014
Adjusted EBITDA	$232.6
Hearthside Business Adjusted EBITDA Adjustment(a)	2.9
Premier Business Adjusted EBITDA Adjustment(b)	9.2
Dakota Growers Business Adjusted EBITDA(c)	26.7
Dymatize Business Adjusted EBITDA(d)	20.7
Golden Boy Business Adjusted EBITDA(e)	29.1
Michael Foods Business Adjusted EBITDA(f)	238.8
Projected cost savings(g)	10.0

Pro Forma Adjusted EBITDA	$570.0

(a)	Adjustment gives effect to the acquisition of the Hearthside Business, which was consummated on May 28, 2013, as if such acquisition had occurred on April 1, 2013, by including management’s estimate of the Adjusted EBITDA of the Hearthside Business for the period from April 1, 2013 through May 27, 2013. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the Hearthside Business (amounts in millions):

April 1, 2013 to May 27, 2013
Earnings before income taxes	$2.2
Depreciation and amortization	0.7

Adjusted EBITDA	$2.9

(b)	Adjustment gives effect to the acquisition of the Premier Business, which was consummated on September 1, 2013, as if such acquisition had occurred on April 1, 2013, by including management’s estimate of the Adjusted EBITDA of the Premier Business for the period from April 1, 2013 through August 31, 2013, including adjustments to remove certain non-recurring compensation and transaction related costs. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the Premier Business (amounts in millions):

April 1, 2013 to August 31, 2013
Earnings before income taxes	$(1.2)
Depreciation and amortization	3.3
Interest expense, net	1.4
Transaction expenses	4.8
Stock compensation	0.8
Other, net	0.1

Adjusted EBITDA	$9.2

(c)

Adjustment gives effect to the acquisition of the Dakota Growers Business, which was consummated effective January 1, 2014, as if such acquisition had occurred on April 1, 2013 by including the Adjusted EBITDA of Agricore for the period from April 1, 2013 through December 31, 2013, including adjustments to remove certain losses on the disposition of property and to add back certain commodity hedging gains. This measure does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the Dakota Growers Business (amounts in millions):

April 1, 2013 to December 31, 2013
Earnings before income taxes	$20.3
Depreciation and amortization	7.7
Interest expense	0.8
Transaction expenses	0.3
Commodity hedging gains	(2.6)
Other	0.2

Adjusted EBITDA	$26.7

(d)	Adjustment gives effect to the acquisition of the Dymatize Business, which was consummated effective February 1, 2014, as if such acquisition had occurred on April 1, 2013, by including management’s estimate of the Adjusted EBITDA of the Dymatize Business for the period from April 1, 2013 through January 31, 2014, including adjustments to remove non-recurring transaction and legal expenses and costs incurred by Dymatize as a stand-alone company for its board of directors. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the Dymatize Business (amounts in millions):

April 1, 2013 to January 31, 2014
Earnings before income taxes	$(0.5)
Depreciation and amortization	8.8
Interest expense, net	9.7
Board of directors costs	0.2
Transaction and legal expenses	1.6
Other	0.9

Adjusted EBITDA	$20.7

(e)	Adjustment gives effect to the acquisition of the Golden Boy Business, which was consummated effective February 1, 2014, as if such acquisition had occurred on April 1, 2013, by including management’s estimate of the Adjusted EBITDA of the Golden Boy Business for the period from April 1, 2013 through January 31, 2014, including adjustments to remove non-recurring plant start-up costs and remove transaction costs. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. In the table below, US dollar amounts for the Golden Boy Business were derived by dividing the Golden Boy Business amounts denominated in Canadian dollars by the average weekly foreign exchange rate during the period of April 1, 2013 to January 31, 2014 of 1 US dollar to 1.0414 Canadian dollars. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the Golden Boy Business (amounts in millions):

April 1, 2013 to January 31, 2014
Earnings before income taxes	$(3.5)
Depreciation and amortization	5.7
Interest expense, net	2.8
Plant start-up costs	0.3
Transaction costs	24.3
Other	(0.5)

Adjusted EBITDA	$29.1

(f)	Adjustment gives effect to the pending acquisition of the Michael Foods Business as if such acquisition had occurred on April 1, 2013, by including management’s estimate of the Adjusted EBITDA of the Michael Foods Business for the period from April 1, 2013 through March 31, 2014, include adjustments to remove costs associated with non-cash and stock option compensation, legal settlement, transaction costs, equity sponsor management fee, and unrealized loss on currency transactions. For a reconciliation of Michael Foods’ Adjusted EBITDA to the most directly comparable GAAP measure, see note (1) under “Prospectus Supplement Summary—Summary Historical Financial Information of MFI Holding Corporation.”
(g)	In connection with the acquisition of Michael Foods, we expect to recognize approximately $10.0 million in annual run-rate pre-tax synergies in fiscal year 2015 from improved commodity purchasing as well as indirect purchasing and professional services as a result of benefits of scale. Although we currently expect to receive at least $10.0 million in synergies, there can be no assurance that we will realize the anticipated synergies.

(10)	Net Debt (as adjusted) is defined as (a) the aggregate principal amount of our long term debt of $3,814.3 million less (b) cash and cash equivalents of $284.3 million, in each case after giving effect to the issuance of Units offered hereby, the acquisition of Michael Foods, the term loan, the common stock offering and the debt offering (plus indebtedness of Michael Foods and its subsidiaries that will remain outstanding after completion of the Michael Foods acquisition) as if this offering, the Michael Foods acquisition and the other financing transactions had occurred on March 31, 2014 and, in the case of cash and cash equivalents, also giving effect to estimated expenses with respect to such transactions. Net Debt does not give pro forma effect to, or include any adjustment for, our pending acquisition of the PowerBar and Musashi branded premium bars, powders and gel products business of Nestlé S.A.
(11)	Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of March 31, 2014 (calculated as described above in note (10)) to our Pro Forma Adjusted EBITDA for the twelve months ended March 31, 2014 (calculated as described in note (9)). Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA does not give pro forma effect to, or include any adjustment for, our pending acquisition of the PowerBar and Musashi branded premium bars, powders and gel products business of Nestlé S.A.
(12)	Includes unamortized premium of $52.1 million at March 31, 2014 and $33.6 million at September 30, 2013.

Summary Historical Financial Information of MFI Holding Corporation

The following table sets forth (i) the selected historical consolidated financial data for MFI Holding Corporation (which we refer to as Michael Foods) for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011 and the fiscal three-month periods ended March 29, 2014 and March 30, 2013. Michael Foods’ fiscal year is based on either a 52- or 53-week period ending on the Saturday closest to each December 31. Therefore, the financial results of certain fiscal years will not be exactly comparable to the prior or subsequent fiscal years. The fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011 contain operating results for 52 weeks. The fiscal three-month periods ended March 29, 2014 and March 30, 2013 each contains operating results for 13 weeks.

The statement of operations data for the years ended December 28, 2013, December 29, 2012 and December 31, 2011 and the balance sheet data as of December 28, 2013 and December 29, 2012 were derived from the audited consolidated financial statements of Michael Foods included in the Form 8-K of Post Holdings, Inc. filed with the SEC on May 19, 2014 and incorporated by reference into this prospectus supplement. The summary unaudited historical condensed consolidated financial data for the quarters ended March 29, 2014 and March 30, 2013 have been derived from Michael Foods’ unaudited condensed consolidated financial statements, which were included in the Form 8-K of Post Holdings, Inc. filed with the SEC on May 19, 2014 and incorporated by reference into this prospectus supplement, and include, in the opinion of Michael Foods’ management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods are not necessarily indicative of the results for the full fiscal year.

Management’s estimate of the Adjusted EBITDA of Michael Foods for March 31, 2013 through March 29, 2014, is based on financial information for Michael Foods for the fiscal year ended December 28, 2013, which was derived from the audited financial statements for such period incorporated by reference in this prospectus supplement, to which the unaudited quarterly financial information for the fiscal quarter ended March 29, 2014 were added and the unaudited quarterly financial information for the fiscal quarter ended March 30, 2013 were subtracted. All such financial statements were prepared by Michael Foods current management.

	Year Ended,			Three Months Ended		Twelve Months Ended March 29, 2014
	December 31, 2011	December 29, 2012	December 28, 2013	March 30, 2013	March 29, 2014
Statements of Operations Data:
Net sales	$1,766.6	$1,856.1	$1,948.3	$484.2	$474.0	$1,938.1
Cost of sales	(1,493.6)	(1,544.5)	(1,623.0)	(397.8)	(407.1)	(1,632.3)

Gross profit	273.0	311.6	325.3	86.4	66.9	305.8
Selling, general and administrative expenses	(156.9)	(177.3)	(161.3)	(42.5)	(42.5)	(161.3)

Operating profit	116.1	134.3	164.0	43.9	24.4	144.5
Interest expense, net	(98.1)	(91.1)	(111.2)	(28.0)	(27.4)	(110.6)
Unrealized (loss) gain on currency transactions	(0.4)	0.4	(1.2)	(0.4)	(0.5)	(1.3)
Loss on early extinguishment of debt	(3.5)	—	—	—	—	—

Earnings (loss) before income taxes and equity in losses of unconsolidated subsidiary	14.1	43.6	51.6	15.5	(3.5)	32.6
Income tax benefit (expense)	0.7	(12.3)	(17.0)	(4.9)	1.0	(11.1)
Equity in losses of unconsolidated subsidiary	(0.5)	(1.9)	(0.8)	(0.5)	—	(0.3)

Net (loss) earnings	$14.3	$29.4	$33.8	$10.1	$(2.5)	$21.2

	Year Ended,			Three Months Ended		Twelve Months Ended March 29, 2014
	December 31, 2011	December 29, 2012	December 28, 2013	March 30, 2013	March 29, 2014
Balance Sheet Data (as of the last day of the period):
Working capital, excluding cash and cash equivalents and current maturities of long-term debt		$129.5	$123.7		$153.5
Total assets		2,082.7	2,072.8		2,041.1
Long-term debt, including current portion		1,483.0	1,445.0		1,444.0
Shareholder’s equity		134.3	171.4		171.3
Other Financial Data
Adjusted EBITDA(1)	$230.0	$242.8	$257.8		$48.2	$238.8

(1)	The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for Michael Foods for the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011, the fiscal three months ended March 29, 2014 and the twelve months ended March 29, 2014. For a discussion of Adjusted EBITDA and its limitations, see “Non-GAAP Financial Measures” elsewhere in this prospectus supplement.

	Year Ended			Three Months Ended March 29, 2014	Twelve Months Ended March 29, 2014
	December 31, 2011	December 29, 2012	December 28, 2013
Earnings (loss) before income taxes and equity in losses of unconsolidated subsidiary	$14.1	$43.6	$51.6	$(3.5)	$32.6
Interest Expense	98.1	91.1	111.2	27.4	110.6
Depreciation and amortization	97.2	97.6	91.5	22.6	91.4
Non-cash stock option compensation	1.9	2.1	2.2	0.5	2.2
Debt refinancing costs	8.7	0.3	—	—	—
Legal Settlement(a)	—	5.8	(1.3)	—	(1.5)
Business optimation project	2.8	—	—	—	—
Inventory adjustment -prior period	3.3	—	—	—	—
Transaction costs	—	1.8	1.0	0.2	1.1
Equity Sponsor management fee	2.3	2.4	2.6	0.7	2.7
Unrealized loss (gain) on currency transactions(b)	0.4	(0.4)	1.2	0.5	1.3
Other	1.2	(1.5)	(2.2)	(0.2)	(1.6)

Adjusted EBITDA	$230.0	$242.8	$257.8	$48.2	$238.8

(a)	The legal settlement relates to the jury award and subsequent mediated settlement in the National Pasteurized Eggs, Inc. litigation.
(b)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency and due from Michael Foods’ Canadian subsidiary, MFI Food Canada Ltd.

The Offering

The following summary of the offering contains basic information about the offering and the Units and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Units, please refer to the section of this prospectus entitled “Description of the Units.”

As used in this “The Offering” section, the terms “Post,” “we,” “us” and “our” mean Post Holdings, Inc. and do not include any of its existing or future subsidiaries.

The Units

Issuer	Post Holdings, Inc.

Number of Units offered	2,500,000 Units

Option to purchase additional Units	Up to 375,000 additional Units

Stated amount and initial offering price of each Unit	$100.00 for each Unit

Components of each Unit	Each Unit is comprised of two parts:

•	a prepaid stock purchase contract (a “purchase contract”); and

•	a senior amortizing note issued by us (an “amortizing note”).

Unless settled earlier at your or our election, each purchase contract will automatically settle on June 1, 2017 (the “mandatory settlement date”) (subject to postponement in certain limited circumstances), and we will deliver not more than 2.0964 shares and not less than 1.7114 shares of our common stock per purchase contract, each subject to adjustment, based upon the applicable fixed settlement rates, the reference price, the threshold appreciation price and daily VWAP of our common stock, all as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $14.5219, will bear interest at the rate of 5.25% per annum and will have a final installment payment date of June 1, 2017. On each March 1, June 1, September 1 and December 1, commencing on September 1, 2014, we will pay equal quarterly cash installments of $1.3125 per amortizing note (except for the September 1, 2014 installment payment, which will be $1.35625 per amortizing note), which cash payment in the aggregate per year will be equivalent to a 5.25% cash payment per year with respect to each $100.00 stated amount of Units. Each installment will constitute a payment of interest and a partial repayment of principal, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of our common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit may be separated into its components	Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding the mandatory settlement date or any “early mandatory settlement date,” as defined below. Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and Recreating Units.”

A Unit may be recreated from its components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit on any business day before the third business day immediately preceding the mandatory settlement date or any early mandatory settlement date. See “Description of the Units—Separating and Recreating Units.”

No Listing	We do not intend to apply for a listing of the Units, the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. Prior to this offering, there has been no public market for the Units.

Our common stock is listed on the NYSE under the symbol “POST.”

Use of proceeds	We estimate that the net proceeds of this offering will be approximately $242.0 million (or approximately $278.4 million if the underwriters exercise their option to purchase additional Units in full), after deducting the underwriters’ commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering, including any proceeds we may receive from the exercise by the underwriters of their option to purchase additional Units, and the other financing transactions to fund a portion of the acquisition of Michael Foods and to pay related costs, fees and expenses. Neither this offering nor the common stock offering is contingent on completion of the acquisition of Michael Foods. The debt offering is conditioned on the simultaneous closing of the Michael Foods acquisition. If the Michael Foods acquisition is not completed, we intend to use the net proceeds from this offering and the common stock offering, if completed, for general corporate purposes, which could include, among other things, financing future acquisition opportunities, working capital and capital expenditures. See “Use of Proceeds.”

An affiliate of Goldman, Sachs & Co. is one of the current equity owners of Michael Foods and will, if the Michael Foods acquisition is consummated, receive 5% or more of the net proceeds of this offering. In addition, affiliates of several of the underwriters are lenders under Michael Foods’ existing credit facilities (and may from time to time beneficially own Michael Foods’ outstanding debt securities which are being repaid in connection with the acquisition) and, accordingly, will receive a portion of the net proceeds from this offering if the acquisition of Michael Foods is consummated. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Conflicts of Interest	The net proceeds from this offering may be used to finance the acquisition of Michael Foods. Because an affiliate of Goldman, Sachs & Co. is one of the current equity owners of Michael Foods and will, if the Michael Foods acquisition is consummated, receive 5% or more of the net proceeds of this offering, Goldman, Sachs & Co. is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As a result, this offering will be conducted in accordance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the member primarily responsible for managing the public offering does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. In addition, affiliates of several of the underwriters are lenders under Michael Foods’ existing credit facilities (and may from time to time beneficially own Michael Foods’ outstanding debt securities which are being repaid in connection with the acquisition) and, accordingly, may receive a portion of the net proceeds from this offering if the acquisition of Michael Foods is consummated. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

U.S. federal income tax considerations	Although there is no authority directly on point and therefore the issue is not free from doubt, each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes, including amortizing notes which will be treated as indebtedness for U.S. federal income tax purposes. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes component as indebtedness for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described herein.

Prospective investors should consult their tax advisors regarding the tax treatment of an investment in Units, whether a purchase of a Unit is advisable in light of the investor’s particular tax situation and the tax treatment described under “Material U.S. Federal Income Tax Considerations.”

Dividend policy	We have no plans to pay cash dividends on our common stock in the foreseeable future, and our existing senior credit facility and the indentures governing our debt securities restrict, and future credit facilities may restrict, our ability to pay dividends.

Risk factors	An investment in the Units involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-33 of this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

The Purchase Contracts

Mandatory settlement	Unless previously settled early at your or our election, for each purchase contract we will deliver to you on the third business day immediately following the last trading day of the observation period a number of shares of our common stock determined as described herein (a “mandatory settlement”). The “observation period” will be the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding June 1, 2017 (the “mandatory settlement date”). The number of shares of our common stock issuable upon mandatory settlement of each purchase contract (the “settlement amount”) will be equal to the sum of the “daily settlement amounts” (as defined below) for each of the 20 consecutive trading days during the relevant observation period.

Daily settlement amount	The daily settlement amount for each purchase contract and for each of the 20 consecutive trading days during the observation period will consist of:

•

if the daily VWAP is equal to or greater than $58.4325 per share (the “threshold appreciation price”), subject to adjustment, a number of shares of our common stock equal to (i) 1.7114 shares of common stock, subject to adjustment (the “minimum settlement rate”) divided by (ii) 20;

•

if the daily VWAP is less than $58.4325 per share, subject to adjustment, but greater than $47.70 per share (the “reference price”), subject to adjustment, a number of shares of our common stock equal to (i) $100.00 divided by the daily VWAP (ii) divided by 20; and

•

if the daily VWAP of our common stock is less than or equal to $47.70 per share, subject to adjustment, a number of shares of our common stock equal to (i) 2.0964 shares of common stock, subject to adjustment (the “maximum settlement rate”), divided by (ii) 20.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price are subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The initial threshold appreciation price represents an appreciation of approximately 22.5% above the initial reference price of $47.70 per share.

No fractional shares of our common stock will be issued to holders upon settlement of purchase contracts. In lieu of fractional shares, holders will be entitled to receive a cash payment calculated as described herein. Except in the limited circumstances described herein, the purchase contract holders will not receive any cash distributions under the purchase contracts.

Early settlement at your election	On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding the mandatory settlement date, you may settle any or all of your purchase contracts early, in which case we will deliver a number of shares of our common stock equal to the minimum settlement rate, which is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.” That is, the market value of our common stock on the early settlement date will not affect the early settlement rate.

In addition, if a “fundamental change” (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

In the event you elect to settle your purchase contracts early or to exercise your fundamental change early settlement right, you will not have the right to require us to repurchase your amortizing notes.

Early settlement at our election	We may elect to settle all outstanding purchase contracts early at the “early mandatory settlement rate” upon a date fixed by us upon not less than 20 business days’ notice (the “early mandatory settlement date”).

The “early mandatory settlement rate” will be the maximum settlement rate.

If we elect to settle all outstanding purchase contracts early, you will have the right to require us to repurchase your amortizing notes on the repurchase date at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Purchase Contract Agent and Trustee	U.S. Bank National Association

The Amortizing Notes

Initial principal amount of each amortizing note	$14.5219

Installment payments	Each installment payment of $1.3125 (or, in the case of the installment payment due on September 1, 2014, $1.35625) per amortizing note will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of 5.25%. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Installment payment dates	Each March 1, June 1, September 1 and December 1, commencing on September 1, 2014, with a final installment payment date of June 1, 2017.

Ranking of the amortizing notes	The amortizing notes will be our senior unsecured obligations. The indebtedness evidenced by the amortizing notes will:

•	rank senior in right of payment to any of our existing and future subordinated indebtedness;

•	rank equally in right of payment with all of our existing and future senior indebtedness that is not so subordinated;

•

be effectively subordinated in right of payment to our existing and future secured indebtedness, including the term loan and our existing revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of March 31, 2014, after giving effect to the completion of this offering and the other financing transactions, we would have had approximately $2,916.3 million of aggregate principal amount of unsecured senior indebtedness outstanding (including our senior notes and the amortizing notes component of the units), approximately $885.0 million outstanding on the term loan, $400.0 million available for borrowing under our revolving credit facility, and an additional $50.0 million payment obligation to the sellers of Michael Foods under the merger agreement that is due on the first anniversary of the acquisition of Michael Foods. The amounts borrowed under the term loan and any amounts that we borrow under the revolving credit facility will be secured, and therefore effectively senior to the amortizing notes. In addition, upon completion of the Michael Foods acquisition, certain of our acquired Michael Foods subsidiaries will have outstanding indebtedness of approximately $13.0 million, approximately $12.5 million of which will be secured.

Repurchase of amortizing notes at the option of the holder	If we elect to settle the purchase contracts early (as described under “Description of the Purchase Contracts—Early Settlement at Our Election”), then holders will have the right to require us to repurchase some or all of their amortizing notes on the repurchase date for cash at the repurchase price per note to be repurchased, in accordance with and subject to the conditions described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” Holders will not have the right to require us to repurchase any or all of their amortizing notes in connection with any early settlement of purchase contracts at the holders’ election at the early settlement rate as described under “Description of the Purchase Contracts—Early Settlement” or at the fundamental change early settlement rate as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

RISK FACTORS

Investment in our common stock involves risks. Before acquiring any shares of our common stock, you should carefully consider the risk factors set forth below and those incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 10, 2014 (the second Form 8-K only) and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014. The risks described below or incorporated by reference herein are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks or those incorporated by reference herein could materially and adversely affect our business, financial condition or results of operations. In such case, you could lose all or part of your original investment.

Risk Factors Relating to Post, the Units, the Amortizing Notes, the Purchase Contracts and our Common Stock

We intend to use the net proceeds from this offering to fund a portion of the purchase price of Michael Foods, but this offering is not conditioned upon the Michael Foods acquisition.

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to fund a portion of the purchase price of Michael Foods. However, this offering is not conditioned upon the Michael Foods acquisition. If the Michael Foods acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering, and holders of our securities will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.

The price of our common stock may fluctuate significantly.

The trading price of our shares of common stock has from time to time fluctuated widely and in the future may be subject to similar fluctuations. This volatility may affect the price at which you could sell our securities. The market price of our common stock is likely to continue to be volatile and may fluctuate significantly in response to many factors, including:

•	our failure to complete the Michael Foods acquisition;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	developments in our business or in sectors in which we operate generally;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	negative economic conditions that adversely affect the economy, commodity prices, the job market and other factors that may affect the markets in which we operate;

•	publication of research reports about us or the sectors in which we operate generally;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of recently completed or future acquisitions; and

•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the prospectus.

Holders of our common stock will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of the financial condition, results of operations, business or prospects of us and our subsidiaries. It is impossible to assure investors in our capital stock that the market price of our common stock will not fall in the future.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

The purchase contracts, pursuant to which we will deliver shares of our common stock, are components of the Units. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date (subject to postponement in certain limited circumstances set forth herein), whether as a component of a Unit or a separate purchase contract, will depend upon the daily VWAPs of our common stock for each of the 20 consecutive trading days in the observation period. Because the price of our common stock fluctuates, there can be no assurance that the market value of one share of our common stock received by you upon settlement of a purchase contract will be equal to or greater than the initial reference price of $47.70. You will realize a loss on any decline in the market value of our common stock below the reference price. Furthermore, because we will in no event deliver more than 2.0964 shares of our common stock (subject to adjustment) upon settlement of a purchase contact, the market value of our common stock delivered upon settlement may be less than the effective price per share paid by you for such common stock on the date of the issuance of the Units. Therefore, you assume the entire risk that the market value of our common stock may decline before the mandatory settlement date or any early settlement date. Any decline in the market value of our common stock may be substantial.

We have substantial debt and high leverage. The debt we will incur in connection with the financing of the Michael Foods acquisition, when combined with our existing debt, could have a negative impact on our financing options and liquidity position or restrict our activities.

If we complete our acquisition of Michael Foods, we will have incurred a substantial amount of debt that would be in addition to our existing debt. As of March 31, 2014, we had $2,250.0 million in aggregate principal amount of total debt and a $300.0 million secured revolving credit facility (with no amounts drawn thereunder). See “Description of Certain Other Indebtedness.” Giving effect to this offering and the other financing transactions (based upon the estimated offering amounts set forth under “Prospectus Supplement Summary—Financing Transactions”), as of March 31, 2014, we would have had approximately $2,916.3 million of aggregate principal amount of unsecured senior indebtedness outstanding (including our senior notes and the amortizing notes), approximately $885.0 million outstanding under the term loan, $400.0 million available for borrowing under our revolving credit facility, and an additional $50.0 million payment obligation to the sellers of Michael Foods under the merger agreement that is due on the first anniversary of the acquisition of Michael Foods. The final terms of the acquisition financing will be subject to market conditions and may change materially from the estimates noted above. The amounts borrowed under the term loan and any amounts that we borrow under the revolving credit facility will be secured, and therefore effectively senior to the amortizing notes. In addition, upon completion of the Michael Foods acquisition, certain of our acquired Michael Foods subsidiaries will have outstanding indebtedness of approximately $13.0 million, approximately $12.5 million of which will be secured.

Our overall leverage and the terms of our financing arrangements could:

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;

•	make it more difficult for us to satisfy our obligations under the terms of our financing arrangements;

•	limit our ability to refinance our indebtedness on terms acceptable to us or at all;

•

limit our flexibility to plan for and to adjust to changing business and market conditions in the industry in which we operate and increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future investments, capital expenditures, working capital, business activities, acquisitions and other general corporate requirements;

•

limit our ability to obtain additional financing for working capital, for capital expenditures, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward; and

•	subject us to higher levels of indebtedness than our competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.

Our ability to meet expenses and debt service obligations will depend on our future performance, which will be affected by financial, business, economic and other factors, including potential changes in consumer preferences, the success of product and marketing innovation and pressure from competitors. If we do not generate enough cash to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell our assets, borrow more money or raise equity.

Despite our present and possible future substantial indebtedness levels, we may still be able to incur substantial additional amounts of debt, which could further exacerbate the risks associated with our indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future The terms of the indentures governing our senior notes, the indenture and the supplemental indenture that will govern the amortizing notes component of the Units, the term loan and our revolving credit facility as currently in effect and as we anticipate it being amended in connection with the Michael Foods acquisition do not fully prohibit us or our subsidiaries from doing so. Upon completion of such acquisition and the financing transactions, we anticipate that we will have $400 million of undrawn availability under our revolving credit facility, all of which would be permitted to be drawn under the terms of the credit facility, the term loan and our indentures (and all of which will be secured when drawn). If new debt is added to our current debt levels, the related risks we could face would be magnified.

The amortizing notes will rank equal in right of payment with our existing senior notes. See “Description of Certain Indebtedness.” The amortizing notes are unsecured and therefore will be effectively subordinated to any of our and our subsidiaries’ secured debt to the extent of the value of the assets securing that debt. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. The amortizing notes will be effectively subordinated to borrowings under the term loan and our revolving credit facility, both of which are secured, and other secured debt.

The indentures governing our 2021 notes, 2022 notes, the notes to be issued in the note offering, and the amortizing notes, as well as the credit facility referred to above, allow us to incur a substantial amount of additional secured debt.

The agreements governing our debt contain, or may in future financings contain, various covenants that limit our ability to take certain actions and also require us to meet financial maintenance tests, failure to comply with which could have a material adverse effect on us.

Our financing arrangements contain restrictions, covenants and events of default that, among other things, require us to satisfy certain financial tests and maintain certain financial ratios and restrict our ability to incur additional indebtedness and to refinance our existing indebtedness. Financing arrangements which we enter into in the future could contain similar restrictions and could additionally require us to comply with similar, new or additional financial tests or to maintain similar, new or additional financial ratios. The terms of our financing arrangements, financing arrangements which we enter into in the future and any future indebtedness may impose various restrictions and covenants on us that could limit our ability to pay dividends, respond to market conditions, provide for capital investment needs or take advantage of business opportunities by limiting the amount of additional borrowings we may incur. These restrictions include compliance with, or maintenance of, certain financial tests and ratios and may limit or prohibit our ability to, among other things:

•	borrow money or guarantee debt;

•	create liens;

•	pay dividends on or redeem or repurchase stock or other securities;

•	make investments and acquisitions;

•	enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us;

•	enter into new lines of business;

•	enter into transactions with affiliates; and

•	sell assets or merge with other companies.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these restrictions and covenants. Failure to comply with any of the restrictions and covenants in our existing or future financing arrangements could result in a default under those arrangements and under other arrangements containing cross-default provisions.

In addition to the limitations on our ability to incur debt contained in our credit agreement and the documents governing our other debt, including the indentures for our outstanding senior notes, our credit agreement permits us to incur additional unsecured debt only if our consolidated leverage ratio, calculated as provided in the credit agreement, would be less than 5.75 to 1.00 after giving effect to such new debt. Our consolidated leverage ratio exceeded this threshold as of March 31, 2014 and is expected to exceed this threshold after giving effect to the acquisition of Michael Foods, this offering and the other financing transactions. The recent amendment to our credit agreement permits the financing transactions contemplated hereby, notwithstanding our consolidated leverage ratio. However, our ability to finance acquisitions with unsecured debt (including additional senior notes) in the future may be limited so long as our consolidated leverage ratio equals or exceeds 5.75 to 1.00.

A default would permit lenders to accelerate the maturity of the debt under these arrangements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under our senior notes and the amortizing notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

Your right to receive payments on the amortizing notes component of the Units is effectively subordinated to the rights of our secured creditors. The amortizing notes will also be structurally subordinated to the indebtedness of our subsidiaries.

Holders of any secured indebtedness of us or any secured indebtedness of the subsidiaries will have claims that are prior to your claims as holders of the amortizing notes component of the Units to the extent of the value of the assets securing that other indebtedness. The amortizing notes are effectively subordinated to any such secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the amortizing notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes (including the 2021 notes, the 2022 notes and the debt issued in the debt offering, which may be issued as additional notes under the indenture for the 2021 notes or under a new indenture), and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the amortizing notes. As a result, holders of the amortizing notes may receive less, ratably, than holders of secured indebtedness. As of March 31, 2014, we had $2,250.0 million in aggregate principal amount of total debt and a $300.0 million secured revolving credit facility (with no amounts drawn thereunder). See “Description of Certain Other Indebtedness.” Giving effect to this offering and the other financing transactions (based upon the estimated offering amounts set forth under “Prospectus Supplement Summary—Financing Transactions”), as of March 31, 2014, we would have had approximately $2,916.3 million of aggregate principal amount of unsecured senior indebtedness outstanding (including our senior notes, the securities issued in the debt offering and the amortizing notes), approximately $885.0 million outstanding on the term loan, $400.0 million available for borrowing under our revolving credit facility, and an additional $50.0 million payment obligation to the sellers of Michael Foods under the merger agreement that is due on the first anniversary of the acquisition of Michael Foods. The amounts borrowed under the term loan and any amounts that we borrow under the revolving credit facility will be secured, and therefore effectively senior to the notes. In addition, upon completion of the Michael Foods acquisition, certain of our acquired Michael Foods subsidiaries will have outstanding indebtedness of approximately $13.0 million, approximately $12.5 of which will be secured.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common stock, the general level of interest rates (including changes thereto as a result of Federal Reserve policies) and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common stock, prevailing interest rates or our credit quality will rise or fall. The market price of our common stock will be influenced by general stock market conditions and our operating results and business prospects and other factors described elsewhere in these “Risk Factors.” In addition, sales by us or our stockholders of substantial amounts of common stock in the market after the offering of the Units and our concurrent common stock offering, or the perception that those sales could occur, can affect the price of our common stock. The market for our common stock likely will influence, and be influenced by, a market that develops for the Units, if any, or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and increase the volatility with respect to our common stock, which could in turn depress the price of the Units and the separate purchase contracts. The price of our common stock also could be affected by possible sales of such common stock by investors who view the Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate purchase contracts and our common stock. The arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and our common stock.

In recent years, the Federal Reserve has undertaken a policy known as quantitative easing, which involves open market transactions by monetary authorities to stimulate economic activity through the purchase of assets with longer maturities than short-term government bonds. The Federal Reserve has since commenced a so-called “tapering” of quantitative easing. Expectations for continued near-term tapering of quantitative easing have led to higher long-term interest rates, and market interest rates may continue to rise if the Federal Reserve accelerates the implementation of its tapering policy. Increases in market interest rates may cause the interest component of the amortizing notes to be less attractive relative to other investments, resulting in the decline in market value of the amortizing notes and thus the Units.

This offering and our preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Units that would be outstanding upon completion of this offering and also by our convertible preferred stock. We have issued 2,415,000 shares of our 3.75% Series B Cumulative Perpetual Convertible Preferred Stock, which we refer to as the Series B preferred stock, and 3,200,000 shares of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock, which we refer to as the Series C preferred stock. At the conversion rates in effect as of the date of this prospectus supplement, 11,030,508 shares of our common stock are issuable upon conversion of the Series B preferred stock and the Series C preferred stock. Additional shares of our common stock will be issuable upon settlement of the purchase contract component of the Units to be issued in this offering. The conversion rates of the Series B preferred stock and the Series C preferred stock, and the settlement rates for the purchase contracts, are subject to adjustments that could significantly increase the number of shares of our common stock issuable upon such conversion or settlement. The market price of our common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the sale into the market of a substantial number of additional shares of common stock received upon conversion of our convertible preferred stock or settlement of the purchase contract component of the Units;

•

possible sales of our common stock by investors who view our convertible preferred stock or the Units as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving our convertible preferred stock, the Units, the purchase contracts and our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of the shares of our common stock and/or dilute the value of shares of our common stock but without triggering an anti-dilution adjustment under the terms of the purchase contracts.

We are not restricted from issuing, and stockholder approval is not required in order to issue, additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock, except any stockholder approval required by the NYSE. We have in the past, and may in the future, sell such equity and equity-linked securities. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our shares of common stock. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our shares of common stock.

The market price of our common stock may be adversely affected if we issue additional shares of our common stock. The number of shares of common stock issuable upon settlement of the purchase contracts is subject to adjustment only for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers. The number of shares of common stock deliverable upon settlement is not subject to adjustment for other events that may adversely affect the value of our common stock, such as employee stock options grants, offerings of our common stock for cash, certain exchanges of our common stock for other securities or in connection with acquisitions and other transactions. The terms of the Units do not restrict our ability to offer our common stock in the future or to engage in other transactions that could dilute our common stock, which may adversely affect the value of the Units and separate purchase contracts.

You may not receive dividends on the shares of our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. We have no plans to pay cash dividends on our common stock in the foreseeable future, and our senior credit facility and the indentures governing our debt securities restrict, and future credit facilities may restrict, our ability to pay dividends.

You will receive only a portion of any appreciation in the market price of our common stock.

The aggregate market value of our common stock delivered to you upon settlement of a purchase contract on the mandatory settlement date (unless earlier settled and subject to postponement in certain limited circumstances set forth herein) generally will exceed the $100.00 stated amount of each Unit only if the daily VWAPs per share of our common stock over the observation period generally exceed the threshold appreciation price per share. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our common stock at the initial reference price. If, for the applicable observation period, the daily VWAP remains constant and is less than the threshold appreciation price but greater than the reference price, the purchase contracts will settle at the money, and you would not receive the benefit of any appreciation in the market value of our common stock. Furthermore, if, for the applicable observation period, the daily VWAP remains constant and is greater than or equal to the threshold appreciation price, you would receive only a portion of the appreciation in the market value of our common stock that you would have received had you purchased $100.00 worth of shares of our common stock at the initial reference price instead of a Unit. See “Description of the Purchase Contracts—Delivery of Common Stock” for a table showing the number of shares of our common stock that you would receive at various daily VWAPs based on the assumptions set forth therein.

To service our indebtedness and other cash needs, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to pay interest on the amortizing notes, to satisfy our other debt obligations and to fund any planned capital expenditures, dividends and other cash needs will depend in part upon the future financial and operating performance of our subsidiaries and upon our ability to renew or refinance borrowings. Prevailing economic conditions and financial, business, competitive, legislative, regulatory and other factors, many of which are beyond our control, will affect our ability to make these payments.

If we are unable to make payments or refinance our debt or obtain new financing under these circumstances, we may consider other options, including:

•	sales of assets;

•	sales of equity;

•	reduction or delay of capital expenditures, strategic acquisitions, investments and alliances; or

•	negotiations with our lenders to restructure the applicable debt.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the amortizing notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the amortizing notes, on or before maturity. We may not be able to refinance any of our debt on commercially reasonable terms or at all.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the amortizing notes.

Any default under the agreements governing our other indebtedness could prohibit us from making payments of principal of, or interest on, the amortizing notes and could substantially decrease the market value of the amortizing notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal of, premium, if any, or interest on, our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our existing credit agreement, or the term loan if it is completed, could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or litigation.

We may not be able to settle your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes, in the event that we file for bankruptcy.

Upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us, the mandatory settlement date for each purchase contact, whether held separately or as part of a Unit, will automatically accelerate. If we file for bankruptcy protection prior to settlement of the purchase contracts, we may be unable to deliver our common stock to you and the purchase contract agreement will (i) provide that, in such circumstances, your claim will be subordinated to the prior payment in full of all other claims against us, whether secured or unsecured and whether incurred, assumed or guaranteed after the initial issuance date of the Units, and (ii) include an acknowledgement by you that the purchase contracts are not intended to provide you with rights that are senior to the interests of holders of our common stock in any U.S. bankruptcy proceeding concerning us; in addition, in any bankruptcy proceeding concerning us, under section 510(b) of the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”) such claim will be subordinated to rank equally with the interests of holders of our common stock, in which case you will only be able to recover damages to the extent holders of our common stock receive any recovery. Indeed, to the extent that the purchase contracts are “executory contracts” as defined in the Bankruptcy Code, under the Bankruptcy Code we would be prohibited from assuming the purchase contracts and delivering our common stock to you. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

In addition, bankruptcy law generally prohibits the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending you would likely not receive payments of principal or interest due under the amortizing note component of the Units.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the common stock underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. The SEC and other regulatory and self-regulatory authorities have implemented rules and may adopt additional rules or take other actions (including as a result of the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, current Rule 201 of SEC Regulation SHO generally restricts the price at which a short sale may be effected when the price of a “covered security” (including our common stock) triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, then for the remainder of the day and the following day, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of our common stock just prior to the mandatory settlement date.

Because the daily settlement amounts are determined based on the daily VWAP of our common stock for each of the 20 consecutive trading days during the observation period, the number of shares of common stock delivered for each purchase contract on the mandatory settlement date (subject to postponement in certain limited circumstances) may be greater than or less than the number that would have been delivered based on the closing price of our common stock on the last trading day of the observation period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts prior to the mandatory settlement date, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding the mandatory settlement date. However, if you elect to settle your purchase contracts early, you will receive for each purchase contract a number of shares of common stock equal to the applicable minimum settlement rate, regardless of the current market value of our common stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the applicable fundamental change early settlement rate, which may be greater than the applicable minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date (subject to postponement in certain limited circumstances).

Upon issuance of the Units, our common stock will incur immediate dilution.

Upon issuance of the Units, which includes a purchase contract component, our common stock will incur immediate and substantial net tangible book value dilution on a per share basis.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

The Units will be new securities for which there is no established trading market. We do not intend to apply for a listing of the Units, the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. Although the representative of the underwriters has advised us that it intends to make a market in the Units, it is not obligated to do so. The representative of the underwriters may discontinue market making at any time in its sole discretion without notice. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust

Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The fundamental change early settlement rate may not adequately compensate you for the lost value of your purchase contracts.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the applicable fundamental change early settlement rate. Although the fundamental change early settlement rate is designed to compensate you for the lost value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $90.00 per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts may not be adjusted for all dilutive events.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts are subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender offers or exchange offers, as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in this prospectus supplement. The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely affect the trading price of the purchase contracts or the Units and the market price of our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the purchase contracts or the Units and their value, but that does not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to exercise our early mandatory settlement right, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time it is required to make repurchases of amortizing notes surrendered for repurchase, particularly as the exercise of such right, or the events giving rise to our exercise of such right, may trigger a similar repurchase requirement for a portion of our other indebtedness. In addition, our ability to repurchase the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our other indebtedness outstanding at that time. If the repayment of the other indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the amortizing notes.

The amortizing notes will not provide holders with the right to require us to repurchase them upon a fundamental change.

The indenture governing the amortizing notes does not provide holders of amortizing notes with any right to require us to repurchase such notes upon the occurrence of certain events that would constitute a “fundamental change” as defined under “Description of the Purchase Contracts.” Accordingly, holders of our amortizing notes will bear the risk that any such fundamental change occurs and adversely affects our capital structure, credit ratings or the value of the amortizing notes.

Until you have the rights of a record holder with respect to shares of our common stock deliverable under the purchase contracts, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

Until you have the rights of a record holder with respect to shares of our common stock deliverable under the purchase contracts, you are not entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting our common stock. The purchase contracts do not confer on you any rights with respect to our common stock except at the times, and subject to the conditions, described herein. For example, in the event that an amendment to our amended and restated articles of incorporation (our “articles of incorporation”) or our amended and restated bylaws (our “ bylaws”) requiring stockholder approval is proposed and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed the owner of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock once you become a stockholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts.

Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. However, the definition of “fundamental change” herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts.

The liquidity of any trading market that develops for the Units may be adversely affected by future repurchases by us of Units through exchange offers, open market repurchases, privately negotiated transactions or otherwise.

We may in the future repurchase the Units, through exchange offers, open market repurchases, privately negotiated transactions or otherwise. If a significant percentage of the Units were repurchased or exchanged in any such transaction, the liquidity of the trading market for the Units, if any, may be substantially reduced. Any Units repurchased or exchanged will reduce the amount of Units outstanding. As a result, the Units may trade at a discount to the price at which they would trade if the applicable transaction was not consummated due to such decreased liquidity, subject to prevailing interest rates, the market for similar securities and other factors. A smaller outstanding amount of the Units may also make the trading prices of the Units more volatile. If a portion of the Units were repurchased or exchanged in the future, there might not be an active market in the Units and the absence of an active market could adversely affect your ability to trade the Units and the prices at which the Units may be traded.

The U.S. federal income tax consequences relating to the Units are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes. As a result, some aspects of the U.S. federal income tax consequences of an investment in the Units are not certain. Specifically, the amortizing notes and the purchase contracts could potentially be recharacterized as a single instrument for U.S. federal income tax purposes, in which case (i) holders could be required to recognize as income the entire amount of each payment on the amortizing notes (rather than treating a portion as a tax-free return of principal) and (ii) payments made to non-U.S. Holders (as defined below under “Material U.S. Federal Income Tax Considerations”) on the amortizing notes, including payments denominated as principal, could potentially be subject to U.S. federal withholding tax. No ruling is being requested from the Internal Revenue Service with respect to the Units, and no assurance can be given that the Internal Revenue Service will agree with the conclusions expressed below under “Material U.S. Federal Income Tax Considerations.” Prospective investors should consult their tax advisors regarding the tax considerations discussed thereunder and the potential alternative tax characterizations of the Units.

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The fixed settlement rates of the purchase contracts are subject to adjustment in certain circumstances, including, without limitation, the payment of certain cash dividends and upon a fundamental change. If the fixed settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. See “Material U.S. Federal Income Tax Considerations.”

Provisions in our articles of incorporation and bylaws and provisions of Missouri law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Our articles of incorporation, bylaws and Missouri law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

•	the board of directors is divided into three classes with staggered terms;

•	the board of directors fixes the number of members on the board;

•	elimination of the rights of our shareholders to act by written consent (except when such consent is unanimous) and to call shareholder meetings;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of our board of directors to issue preferred stock without shareholder approval;

•	supermajority vote requirements for certain amendments to our articles of incorporation and bylaws;

•

anti-takeover provisions of Missouri law which may prevent us from engaging in a business combination with an interested shareholder, or which may deter third parties from acquiring our common stock above certain thresholds; and

•	limitations on the right of shareholders to remove directors.

These provisions may deter an acquisition of us that might otherwise be attractive to shareholders.

We may issue debt and equity securities or securities convertible into or exchangeable for equity securities, any of which may be senior to our common stock as to distributions and liquidation.

In the future, we may issue additional debt or equity securities or securities convertible into or exchangeable for equity securities, or we may enter into debt-like financing that is unsecured or secured by any or all of our properties. Such securities may be senior to our common stock as to distributions. In addition, in the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we are largely dependent upon cash dividends and distributions and other transfers from our subsidiaries to meet our obligations. Any agreements governing the indebtedness of our subsidiaries could impose restrictions on such subsidiaries’ ability to pay dividends or other distributions to us. The deterioration of the earnings from, or other available assets of, our subsidiaries for any reason could also limit or impair their ability to pay dividends or other distributions to us.

Our pending acquisition of the PowerBar and Musashi brands may not be consummated.

On February 3, 2014, we entered into agreements with certain subsidiaries of Nestlé S.A. to acquire substantially all the assets that are used by Nestlé in the business of manufacturing, marketing, distributing and selling PowerBar and Musashi branded premium bars, powders and gel products, including the intellectual property and equity of a German entity engaged in the business. Completion of this acquisition is subject to certain limited conditions, including the receipt of third party consents under material agreements and the parties’ negotiation of a reasonably satisfactory transition services agreement, pursuant to which the Nestlé subsidiaries would provide certain services to us for a limited period of time after the closing of the acquisition, and manufacturing agreements, pursuant to which the parties would manufacture certain products for each other after the closing of the acquisition. With the PowerBar and Musashi acquisition, if consummated, we will expand our footprint into various foreign countries in which we currently do not have operations. We also will need to replicate certain corporate functions previously provided to the business by Nestlé. If we are unable to successfully integrate the acquisition and support the business, or if we cannot successfully replicate the functions previously provided by Nestlé in a cost-effective way, our results could be adversely affected.

We expect the PowerBar and Musashi acquisition to close in our first fiscal quarter of 2015. There can be no assurance, however, that all closing conditions for the acquisition will be satisfied and, if they are satisfied, that they will be satisfied in time for the closing to occur during the period noted above. The acquisition agreement may be terminated by the mutual consent of the parties and under certain other circumstances.

Actual operating results may differ significantly from our guidance.

From time to time, we release guidance regarding our future performance or the expected future performance of companies or businesses that we have agreed to acquire. Any such guidance represents our management’s estimates as of the date of release. This guidance, which consists of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in such release and the factors described under “Forward-Looking Statements” in this prospectus supplement. Our guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accounting firms nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the guidance. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in, or incorporated by reference into, this prospectus supplement could result in the actual operating results being different than the guidance, and such differences may be adverse and material.

Risk Factors Relating to the Michael Foods Acquisition

Our pending acquisition of Michael Foods may not be consummated, and if sufficient financing or other sources of capital are not available, we may be subject to monetary or other damages under the merger agreement.

On April 16, 2014, we entered into a merger agreement with MFI Holding Corporation to acquire the Michael Foods Business. Completion of this acquisition is subject to certain limited conditions, including the accuracy of Michael Foods’ representations and warranties, material compliance by Michael Foods with certain pre-closing covenants and no material adverse change in the Michael Foods Business since the date of the merger agreement.

We expect the transaction to close in our fiscal third quarter. There can be no assurance, however, that all closing conditions for the acquisition will be satisfied and, if they are satisfied, that they will be satisfied in time for the closing to occur during the period noted above. The merger agreement may be terminated by the mutual consent of the parties and under certain other circumstances, including by either party if the closing of the acquisition has not occurred by August 2, 2014.

The representations and warranties made by MFI Holding Corporation in the merger agreement do not survive the closing and, as a result, after the closing we will have no recourse or indemnification rights against the current owners of MFI Holding Corporation in the event any of the representations or warranties made by MFI Holding Corporation in the merger agreement prove to be inaccurate or breached.

We intend to finance a large portion of the purchase price with debt and equity financing. However, our ability to obtain financing is not a condition to closing under the merger agreement. Concurrent with the signing of the merger agreement, we obtained financing commitments under which various lenders have committed to provide up to $1,765.0 million in credit facilities, including a committed bridge loan of up to $340.0 million. We believe these committed facilities, together with cash on hand, are sufficient to fund the purchase price; however, we intend to replace a portion of the committed financing with the proceeds of this offering as well as the other offerings described above under “Prospectus Supplement Summary – Financing Transactions.” We currently believe these sources will provide us with the amounts necessary to fund the purchase price. However, the financing commitments are subject to certain conditions that may not be satisfied at the closing of the acquisition and/or we may not be able to successfully complete the common stock offering and/or debt offering described above by the closing of the acquisition. If we are unable to obtain sufficient financing or other sources of capital and as a result we do not have sufficient funds to complete the acquisition of Michael Foods, we may be subject to monetary or other damages under the merger agreement as a result of our failure to complete the acquisition.

Failure to complete the Michael Foods acquisition could impact our stock price and our future business and financial results.

If the acquisition of Michael Foods is not completed or our financing for the acquisition becomes unavailable, our ongoing business and financial results may be adversely affected and we will be subject to a number of risks, including the following:

•

depending on the reasons for the failure to complete the Michael Foods acquisition we could be liable to MFI Holding Corporation for monetary or other damages in connection with the termination or breach of the merger agreement;

•	we have dedicated significant time and resources, financial and otherwise, in planning for the acquisition and the associated integration;

•	we are responsible for certain transaction costs relating to the Michael Foods acquisition, whether or not the acquisition is completed;

•

while the merger agreement is in force, we are subject to certain restrictions on the conduct of our business, including our ability to make any other significant acquisition, which may adversely affect our ability to execute certain of our business strategies; and

•

matters relating to the acquisition (including integration planning) may require substantial commitments of time and resources by our management, whether or not the acquisition is completed, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

In addition, if the Michael Foods acquisition is not completed, we may experience negative reactions from the financial markets and from our customers and employees. We may also be subject to litigation related to any failure to complete the acquisition or to enforcement proceedings commenced against us to perform our obligations under the merger agreement. If the acquisition is not completed, these risks may materialize and may adversely affect our business, financial results and financial condition, as well as the price of our common stock.

We are subject to many of the same risks and uncertainties as Michael Foods since we both operate in the food sector. If the Michael Foods acquisition is completed, we, as owner of the Michael Foods business, will operate in lines of business in which we currently do not operate and will be subject to additional and/or heightened risks and uncertainties, including the following:

•

The Michael Foods operating results are significantly affected by egg, potato and cheese prices and the prices of corn and soybean meal, which are the primary grains fed to laying hens. Historically, the prices of these raw materials have fluctuated widely. In addition, the Michael Foods cheese and butter products are affected by milk price supports established by the USDA. Although steps can be taken to mitigate the effects of changes in raw material costs, fluctuations in prices are outside the control of the Michael

Foods business, and changes in the price of such items may have a material adverse effect on the Michael Foods business, prospects, results of operations and financial condition. Michael Foods’ operating results can also be affected by other input costs such as energy and energy-related costs. While Michael Foods endeavors to keep selling prices in line with input costs, it is not always possible to do so, and this may result in lower operating profit margins. To mitigate the risk of increases in raw material costs, Michael Foods management uses various practices, including variable-pricing contracts. These practices reduce, but do not eliminate, the risk of negative profit impacts from raw material price increases. These risk management activities may not provide sufficient protection from price fluctuations. In addition, there may be a disconnect between the timing of these impacts which may affect quarterly results in a non-linear fashion, and Michael Foods’ quarterly results of operations could fluctuate significantly.

•

Michael Foods is subject to particular federal and state environmental requirements governing animal feeding operations involving the management of animal waste, wastewater discharges and air emissions, which have become the subject of increasing regulatory scrutiny. If Michael Foods is unable to comply with environmental laws and regulations, it could incur substantial costs, including fines and civil or criminal sanctions, or costs associated with upgrades to its facilities or changes in manufacturing processes in order to achieve and maintain compliance.

•

Many of the inputs used to make the Michael Foods products, particularly eggs and raw potatoes, are vulnerable to contamination by pathogens—naturally occurring disease-producing organisms—such as salmonella. Shipment of adulterated products, even if inadvertent, is typically prohibited by law and may lead to an increased risk of exposure to product liability claims, product recalls and increased scrutiny by federal and state regulatory agencies. Any shipment of adulterated products may have a material adverse effect on the Michael Foods reputation, business, prospects, results of operations and financial condition.

•

Many of the Michael Foods business activities are subject to a variety of agricultural risks, including disease and pests which can adversely affect the quality and quantity of the raw materials it uses, as well as the food products it produces and distributes. In particular, avian influenza occasionally affects the domestic poultry industry, leading to hen deaths. A manifestation of avian influenza in the Michael Foods sheltered flocks could have a material adverse effect on the Michael Foods business.

•

In addition to ordinary course of business litigation risk, Michael Foods is currently subject to a lawsuit alleging violations of federal and state antitrust laws in connection with the production and sale of shell eggs and egg products, and seeking unspecified damages. If Michael Foods cannot resolve this matter favorably, it could be subject to monetary damages and/or injunctive relief. If injunctive relief were to be granted, depending on its scope, it could affect the manner in which Michael Foods operates today. The defense of these actions and any other actions brought in the future, is time consuming and diverts management’s attention. Even if Michael Foods is ultimately successful in defending these matters, Michael Foods is likely to incur significant fees, costs and expenses as long as they are ongoing. While Michael Foods has insurance programs in place, the potential liabilities associated with these litigation matters, or other matters that could arise in the future, could be excluded from coverage or, if covered, could exceed the coverage provided by such programs. In addition, insurance carriers may seek to rescind or deny coverage with respect to pending or future claims or lawsuits. If Michael Foods does not have sufficient coverage under its policies, or if coverage is denied, it may be required to make material payments to settle litigation or satisfy any judgment. Any of these consequences could have a material adverse effect on the Michael Foods business, financial condition and results of operations.

We may be unable to integrate the Michael Foods business successfully and realize the anticipated benefits of the acquisition.

The acquisition of Michael Foods involves the combination of two companies that currently operate as independent companies, each of which operates its own categories of business. We will be required to devote significant management attention and resources to integrating business practices, cultures and operations of each business. Potential difficulties we may encounter as part of the integration process include the following:

•

the inability to successfully combine our business with that of the Michael Foods Business in a manner that permits us to achieve the synergies and other benefits anticipated to result from the acquisition;

•

the challenge of integrating complex systems, operating procedures, regulatory compliance programs, technology, networks and other assets of the Michael Foods Business in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•

potential unknown liabilities, liabilities that are significantly larger than we currently anticipate and unforeseen increased expenses or delays associated with the acquisition, including one-time cash costs to integrate the two businesses that may exceed the one-time cash costs that we currently anticipate; and

•

the representations and warranties made by MFI Holding Corporation in the merger agreement do not survive the closing and we will not have any recourse or indemnification rights against MFI Holding Corporation or any of its current owners in the event any of such representations or warranties prove after the closing to have been inaccurate or breached.

Accordingly, even if the acquisition is consummated, the contemplated benefits may not be realized fully, or at all, or may take longer to realize than expected.

FORWARD-LOOKING STATEMENTS

Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are made throughout this prospectus supplement. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “expect,” “project,” “estimate,” “anticipate,” “aim,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this prospectus supplement. Our results of operations and financial condition may differ materially from those in the forward-looking statements. Such statements are based on management’s current views and assumptions, and involve risks and uncertainties that could affect expected results. Those risks and uncertainties include but are not limited to the following:

•	our ability to obtain financing for our pending acquisition of Michael Foods or our ability to otherwise complete the acquisition;

•	our high leverage and substantial debt, including covenants that restrict the operation of our business;

•	our ability to service our outstanding debt or obtain additional financing;

•	our ability to continue to compete in our product markets and our ability to retain our market position;

•	our ability to identify and complete acquisitions, manage our growth and integrate acquisitions;

•	changes in our cost structure, management, financing and business operations;

•	significant increases in the costs of certain commodities, packaging or energy used to manufacture our products;

•	our ability to recognize the expected benefits of the closing of our Modesto, California manufacturing facility;

•	our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs;

•	our ability to successfully implement business strategies to reduce costs;

•	impairment in the carrying value of goodwill or other intangibles;

•	the loss or bankruptcy of a significant customer;

•	allegations that our products cause injury or illness, product recalls and product liability claims and other litigation;

•	our ability to anticipate changes in consumer preferences and trends;

•	changes in economic conditions and consumer demand for our products;

•	disruptions in the U.S. and global capital and credit markets;

•	labor strikes, work stoppages or unionization efforts by our employees;

•	legal and regulatory factors, including changes in food safety, advertising and labeling laws and regulations;

•	our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales;

•	disruptions or inefficiencies in supply chain;

•	our reliance on third party manufacturers for certain of our products;

•	fluctuations in foreign currency exchange rates;

•	consolidations among the retail grocery and foodservice industries;

•	change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business;

•	losses or increased funding and expenses related to our qualified pension plans;

•	loss of key employees;

•	our ability to protect our intellectual property;

•	changes in weather conditions, natural disasters and other events beyond our control;

•	our ability to successfully operate our international operations in compliance with applicable laws and regulations;

•	our ability to operate effectively as a stand-alone, publicly traded company;

•	our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired companies;

•	business disruptions caused by information technology failures; and

•

other risks and uncertainties included under “Risk Factors” in this prospectus supplement and those included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014 (the second Form 8-K only) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement and those included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2013 and March 31, 2014, each of which is filed with the SEC and incorporated by reference in the prospectus supplement, to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $242.0 million, or approximately $278.4 million if the underwriters exercise their option to purchase additional units from us in full, in each case after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering and the other financing transactions, together with cash on hand, to fund our acquisition of Michael Foods and to pay related costs, fees and expenses. This offering is not contingent on completion of the acquisition of Michael Foods. If the acquisition is not completed, we intend to use the net proceeds from this offering and the concurrent common stock offering, if completed, for general corporate purposes, which could include, among other things, financing future acquisition opportunities, working capital and capital expenditures.

An affiliate of Goldman, Sachs & Co. is one of the current equity owners of Michael Foods and will, if the Michael Foods acquisition is consummated, receive 5% or more of the net proceeds of this offering. In addition, affiliates of several of the underwriters are lenders under Michael Foods’ existing credit facilities (and may from time to time beneficially own Michael Foods’ outstanding debt securities which are being repaid in connection with the acquisition) and, accordingly, will receive a portion of the net proceeds from this offering if the acquisition of Michael Foods is consummated. See “Underwriting (Conflicts of Interest).”

Under the merger agreement, the purchase price for Michael Foods is calculated as follows: $2,450 million, less Michael Foods’ indebtedness (as defined in the merger agreement) as of the close of business immediately preceding the closing, plus Michael Foods’ cash (as defined in the merger agreement) as of the close of business immediately preceding the closing, less Michael Foods’ transaction expenses (as defined in the merger agreement), plus or minus, as applicable, the amount by which the Michael Foods’ net working capital (as defined in the merger agreement) as of the close of business immediately preceding the closing exceeds or is less than $165 million. In addition, we will pay an additional $50 million to the stockholders and optionholders of MFI Holding Corporation on the first anniversary of the closing date, which payment is intended to represent the parties’ estimate of the value of certain tax benefits that MFI Holding Corporation is expected to realize from payments made by or on behalf of MFI Holding Corporation in connection with the transactions contemplated by the merger agreement.

The estimated net proceeds from this offering reflected in the following table have been calculated based upon the issuance and sale of 2.5 million units at a public offering price of $100 per unit and no exercise of the underwriters’ option to purchase additional units.

The following table sets forth the estimated sources and uses of funds in connection with the Michael Foods acquisition and the financing transactions described in this prospectus supplement. The actual amounts may vary from the estimated amounts set forth in the following table.

Sources of funds (in millions)		Uses of funds (in millions)
Cash	$801.7	Fund acquisition of Michael Foods(6)	$2,450.0
Term loan(1)	885.0	Breakage costs(7)	36.5
Bridge loan(2)	0.0	Estimated fees and expenses(8)	82.6
Debt offering(3)	630.0	General corporate purposes(1)	260.0
Common stock offering(4)	262.4
Units offered hereby(5)	250.0

Total sources of funds	$2,829.1	Total uses of funds	$2,829.1

(1)

Represents estimated gross borrowings of $885.0 million from the term loan, but without deduction for original issue discount, fees and expenses. Of this amount, approximately $625.0 million (subject to market and other conditions) will be used to fund a portion of the acquisition of Michael Foods and to pay related fees and expenses. We intend to use approximately $260.0 million (subject to market and other conditions) of the new term loan borrowings for general corporate purposes, including among other things, financing the previously announced PowerBar and Musashi acquisition and financing additional acquisition opportunities, working capital and capital expenditures. The term loan will not be borrowed if the Michael Foods acquisition is not completed. See “Prospectus Supplement Summary—Financing Transactions” for information about the term loan.
(2)	See “Prospectus Supplement Summary—Financing Transactions” for information about the bridge loan. The proceeds of this offering, plus the proceeds of the common stock offering and the debt offering, would reduce the amount of, or eliminate the need for, the bridge loan. We do not expect to use any portion of the bridge loan unless the net proceeds of this offering, the common stock offering and the debt offering are less than $340.0 million, and then only to the extent of any such deficiency.
(3)	Represents estimated gross proceeds of the debt offering of $630.0 million but without deduction for discounts and other fees and expenses. See “Prospectus Supplement Summary—Financing Transactions” for information about the debt offering.
(4)	Represents estimated gross proceeds of the common stock offering of $262.4 million, but without deduction for underwriters’ discounts and commissions and other fees and expenses, based upon the sale of 5.5 million shares at $47.70 per share, and excluding any proceeds of the underwriters’ exercise of their option to purchase additional shares of common stock. See “Prospectus Supplement Summary—Financing Transactions” for information about the common stock offering.
(5)	Represents estimated gross proceeds of this offering, but without deduction for underwriters’ discounts and commissions and other fees and expenses.
(6)	Does not include the $50.0 million payment to be made by us on the first anniversary of the closing date, which we currently expect to fund at the time of payment from cash on hand or borrowing under our revolving credit facility. For purposes of the sources and uses set forth above, no adjustments to the Michael Foods purchase price have been assumed or made. Under the merger agreement, the purchase price for Michael Foods will be (i) decreased by the amount of Michael Foods’ indebtedness (as defined in the merger agreement) as of the close of business immediately preceding the closing, (ii) increased by the amount of Michael Foods’ cash (as defined in the merger agreement) as of the close of business immediately preceding the closing, (iii) decreased by the amount of Michael Foods’ transaction expenses (as defined in the merger agreement), and (iv) increased or decreased, as applicable, by the amount by which the Michael Foods’ net working capital (as defined in the merger agreement) as of the close of business immediately preceding the closing exceeds or is less than, as applicable, $165.0 million. As of March 29, 2014, for purposes of the foregoing adjustments, (x) the principal amount of Michael Foods’ long-term debt was $1,444.0 million, of which all but $6.9 million was “indebtedness” (as defined in the merger agreement), which, together with accrued and unpaid interest thereon, would be a decrease in the Michael Foods purchase price (and, of this principal amount, $1,431.0 million, together with accrued and unpaid interest thereon, would be repaid at closing from the proceeds of this offering and the other financing transactions, and $13.0 million would remain outstanding following the closing), and (y) the amount of Michael Foods’ “cash” (as defined in the merger agreement) was $42.3 million, which would be an increase in the Michael Foods purchase price.
(7)	Represents the additional costs, comprised primarily of redemption premiums, of redeeming, concurrent with the closing of the Michael Foods acquisition, the senior notes issued by subsidiaries of MFI Holding Corporation, which will be repaid at closing as described in note (6). The additional costs of $36.5 million are payable by us and are not an adjustment to the purchase price under the merger agreement.
(8)	Represents original issue discount and fees and expenses, including discounts and commissions, commitment fees, legal, accounting and other fees and expenses associated with the completion of the Michael Foods acquisition and the financing transactions.

DIVIDEND POLICY AND MARKET FOR COMMON STOCK

Dividend Policy

The holders of our common stock are entitled to receive dividends if and when declared by our board of directors out of legally available funds. We have no plans to pay cash dividends on our common stock in the foreseeable future, and our senior credit facility and the indentures governing our debt securities restrict, and future credit facilities may restrict, our ability to pay dividends. Our Series B preferred stock earns cumulative dividends at a rate of 3.75% per annum, and our Series C preferred stock earns cumulative dividends at a rate of 2.5% per annum. Dividends on each series of preferred stock are payable quarterly on February 15, May 15, August 15 and November 15. We have paid the dividends on the Series B preferred stock and the Series C preferred stock on each quarterly dividend payment date since their respective initial issuances. Subject to compliance with the terms of our senior credit facility and our indentures, we expect to continue to pay dividends on the Series B and Series C preferred stock for future dividend periods.

Price Range of our Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “POST.” The high and low closing sale prices of our common stock, as reported by the New York Stock Exchange, for each quarter since Post’s separation from Ralcorp are reported below.

	Price Range of Common Stock
Period	High	Low
Fiscal Year Ended September 30, 2012:
Second Quarter (February 6, 2012 through March 31, 2012)	$32.93	$26.02
Third Quarter	33.98	28.00
Fourth Quarter	32.92	28.58
Fiscal Year Ended September 30, 2013:
First Quarter	$35.13	$30.05
Second Quarter	42.93	33.93
Third Quarter	47.12	41.88
Fourth Quarter	49.14	40.37
Fiscal Year Ending September 30, 2014:
First Quarter	$52.61	$38.70
Second Quarter	$60.18	$49.50
Third Quarter (through May 21, 2014)	$54.96	$45.75

On May 21, 2014, the closing sale price of our common stock as reported on the NYSE was $47.70.

As of April 30, 2014, there were approximately 6,670 record holders of our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014:

•	on an actual basis; and

•	on an as adjusted basis to give effect to:

(i) the sale of the units at $100 per unit, after deducting estimated discounts and commissions and estimated offering expenses and excluding any units that may be issued if the underwriters exercise their option to purchase additional units, and our receipt of the estimated net proceeds thereof as described in “Use of Proceeds”; and

(ii) the acquisition of Michael Foods and the application of the estimated proceeds of this offering and the other financing transactions;

and, in each case, the other items or events described in the footnotes in the table below.

The information below is not necessarily indicative of our future cash and cash equivalents and capitalization. You should read the information in this table together with (i) “Management’s Discussions and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, in our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013 and March 31, 2014, each as filed with the SEC and incorporated by reference in this prospectus supplement, (ii) the historical consolidated and combined carve-out financial statements and the related notes of Agricore United Holdings Inc., the parent company of Dakota Growers, for the fiscal year ended October 31, 2013, contained in our Current Report on Form 8-K/A filed with the SEC on January 21, 2014 and incorporated by reference in this prospectus supplement, (iii) the historical consolidated financial statements and related notes of MFI Holding Corporation as of and for the three years in the period ended December 28, 2013 and as of and for the three month period ended March 29, 2014 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Current Report on Form 8-K filed with the SEC on May 19, 2014, each of which is incorporated by reference in this prospectus supplement, and (iv) “Unaudited Pro Forma Condensed Consolidated Financial Information” included in this prospectus supplement.

	As of March 31, 2014
		As Adjusted(1)(2)
(in millions)	Historical	For Unit Offering Only		For Acquisition of Michael Foods and All Financing Transactions
Cash and cash equivalents	$825.9	$1,067.9	(3)	$284.3	(4)

Debt, including current and long-term:
Senior secured first lien term loan(5)	$—	$—		$880.6
Senior notes due 2022	1,407.1	1,407.1		1,407.1
Senior notes due 2021	895.0	895.0		895.0
Senior notes due 2022(6)	—	—		630.0
Senior amortizing notes that are components of tangible equity units(7)	—	36.3		36.3
Other debt(8)	—	—		13.0

Total debt	2,302.1	2,338.4		3,862.0

	As of March 31, 2014
		As Adjusted(1)(2)
(in millions)	Historical	For Unit Offering Only	For Acquisition of Michael Foods and All Financing Transactions
Shareholders’ Equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized:
Series B—$100 liquidation value; 2,415,000 shares issued and outstanding and Series C—$100 liquidation value; 3,200,000 shares issued and outstanding	0.1	0.1	0.1
Common stock, par value $.01 per share; 300,000,000 shares authorized; 38,456,241 shares outstanding(9)	0.4	0.4	0.5
Additional paid-in capital(10)	2,138.2	2,345.0	2,596.9
Retained earnings	21.0	21.0	(21.3)
Accumulated other comprehensive loss	(14.9)	(14.9)	(14.9)
Treasury stock	(53.4)	(53.4)	(53.4)

Total stockholders’ equity	2,091.4	2,298.2	2,507.9

Total capitalization	$4,393.5	$4,636.6	$6,369.9

(1)	The information in this table is not necessarily indicative of our future cash and cash equivalents and capitalization, and is prepared based upon the assumptions described under “Notes to Unaudited Pro Forma Condensed Consolidated Financial Information—MFI Acquisition Transaction Summary—Financing Assumptions” included in this prospectus supplement.
(2)	The as adjusted balances do not give effect to our pending acquisition of the PowerBar and Musashi brands from Nestlé S.A. for which we expect to use $150.0 million of cash and cash equivalents. See note (5).
(3)	The as adjusted balance for the Unit offering includes, in addition to the historical balance, the gross proceeds of $250.0 million from this offering, reduced by the estimated fees and expenses for this offering.
(4)	The as adjusted balance for the acquisition of Michael Foods and the financing transactions includes, in addition to the historical balance, the following: gross proceeds of the financing transactions, reduced by the fees and expenses thereof, payment of the purchase price for the acquisition of Michael Foods and the repayment of certain indebtedness of Michael Foods from the proceeds of this offering and the other financing transactions, including the amount to be paid upon the redemption of the senior notes and the related redemption premium. See notes (6) and (7) under “Use of Proceeds.”
(5)	Represents estimated borrowings of $885.0 million from the term loan, less estimated original issue discount of $4.4 million. Of this amount, approximately $625.0 million (subject to market and other conditions) will be used to fund a portion of the acquisition of Michael Foods and to pay related fees and expenses. We intend to use approximately $260.0 million (subject to market and other conditions) of the new term loan borrowings for general corporate purposes, including among other things, financing the previously announced PowerBar and Musashi acquisition and financing additional acquisition opportunities, working capital and capital expenditures. See “Prospectus Supplement Summary—Financing Transactions” for information about the term loan. This as adjusted balance is based upon certain assumptions referred to in note (1) above.
(6)	The as adjusted balance gives effect to estimated gross proceeds of $630.0 million from the debt offering. See “Prospectus Supplement Summary—Financing Transactions” for information about the debt offering. This as adjusted balance is based upon certain assumptions referred to in note (1) above.
(7)	Each Unit will include an amortizing note, as described in “Description of the Amortizing Notes.” This as adjusted balance is based upon certain assumptions referred to in note (1) above.
(8)	Represents indebtedness of Michael Foods and its subsidiaries that will remain outstanding after completion of the Michael Foods acquisition. A portion of this amount, approximately $6.1 million as of March 29, 2014, constitutes “indebtedness” (as defined in the merger agreement) and will be deducted in determining the purchase price payable under the merger agreement. See note (6) under “Use of Proceeds.”

(9)	As adjusted common stock includes an adjustment of $0.1 million for the par value of common stock to be issued as further discussed in note (10) below.
(10)	As adjusted additional paid in capital assumes gross proceeds of approximately $262.4 million from the issuance of 5.5 million shares of common stock a price of $47.70 per share, less par value and estimated fees and expenses for such offering. See “Prospectus Supplement Summary—Financing Transactions” for information about the common stock offering. Also includes as additional paid-in capital the initial fair value of the purchase contracts, net of the underwriting discounts and commissions and estimated offering expenses allocated to the purchase contracts, included in each Unit. Please refer to note (7) above. This as adjusted balance is based upon certain assumptions referred to in note (1) above.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Set forth below is pro forma financial information giving effect to our completed acquisition of the Dakota Growers Business and our pending acquisition of the Michael Foods Business. This pro forma financial information has been prepared in accordance with the requirements of SEC Regulation S-X relating to the presentation of pro forma financial information.

On September 15, 2013, Post Holdings, Inc. (“Post” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Viterra Inc. (“Viterra”) pursuant to which Post agreed to purchase from Viterra (the “Agricore Acquisition”) all of the stock of Agricore United Holdings Inc. (“Agricore”). Agricore is the parent company of Dakota Growers Pasta Company, Inc. (“Dakota Growers”), a manufacturer of dry pasta for retail and institutional markets. The consolidated and combined financial statements of Agricore include interests in the assets, liabilities, revenues and expenses attributable to Dakota Growers and management’s estimates of Viterra’s general and administrative expenses attributable to these operations. As part of the Agricore Acquisition, Post also agreed to acquire durum wheat inventory held by Viterra for the Dakota Growers business. The purchase price payable by Post under the Purchase Agreement was $370.0 million, on a debt-free, cash-free basis, subject to a working capital adjustment and other adjustments in accordance with the terms of the Purchase Agreements. Post paid Viterra approximately $366.2 million at closing to consummate the Agricore Acquisition effective on January 1, 2014. The working capital adjustment is subject to a post-closing true-up. After consideration of Post’s current estimate of the post-closing working capital true-up and other adjustments in accordance with the terms of the Purchase Agreement, Post estimates the final purchase price will be approximately $359.6 million.

On April 16, 2014, Post and Acquisition Sub, Inc., a newly organized subsidiary of Post, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MFI Holding Corporation (“MFI”) and GS Capital Partners VI Fund, L.P., as representative for the stockholders and optionholders of MFI. Under the Merger Agreement, Post will acquire MFI and its subsidiaries, including Michael Foods Group, Inc. (collectively, the “MFI Business”), for a purchase price of $2.45 billion (on a debt-free and cash free basis, subject to a working capital adjustment and certain other adjustments described in the Merger Agreement, including a $50.0 million payment on the first anniversary of the closing date). The Merger Agreement provides for the acquisition (the “MFI Acquisition”) of the MFI Business by Post by means of the merger of Acquisition Sub, Inc., with and into MFI, with MFI being the surviving corporation in the merger and becoming a wholly-owned subsidiary of Post as a result of the merger. The obligations of the parties to complete the MFI Acquisition are subject to certain customary closing conditions.

The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Post, Agricore and MFI and has been prepared to reflect the Agricore Acquisition and the proposed MFI Acquisition and related financing transactions. The Company financed the Agricore Acquisition with cash on hand as of January 1, 2014 which was principally derived from the net proceeds of the Company’s issuance of $350.0 million of principal value of 7.375% senior notes on July 18, 2013. Concurrently, and in connection with entering into the Merger Agreement, Post entered into a commitment letter with various lenders, pursuant to which Post received committed financing up to $1.765 billion of credit facilities consisting of (i) a senior secured first lien term loan facility of $1.425 billion and (ii) an unsecured senior increasing rate bridge loan of up to $340.0 million. The committed facilities, together with cash on hand, are sufficient to fund the MFI Acquisition, including the payment of related fees and expenses. For purposes of the pro forma financial information, we have assumed the acquisition financing will consist of: (a) $622.7 million aggregate principal amount of term loan B; (b) $630.0 million aggregate principal amount of senior unsecured notes; (c) $262.4 million of gross proceeds from the sale of 5.5 million shares of common stock; and (d) $250.0 million of gross proceeds from the sale of 2.5 million tangible equity units, consisting of $213.7 million of prepaid stock purchase contracts and $36.3 million of senior amortizing notes. The final terms of the debt components of the acquisition financing will be subject to market conditions and may change materially from the assumptions used in the pro forma information. See “Notes to Unaudited Pro Forma Condensed Consolidated Financial Information – MFI Acquisition Transaction Summary – Financing Assumptions” below.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the acquisitions been completed as of October 1, 2012 and does not intend to project the future financial results of Post after the Agricore Acquisition and the MFI Acquisition. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what Post’s financial condition would have been had the transactions closed on March 31, 2014 or for any future or historical period. The unaudited pro forma condensed consolidated statements of operations and balance sheet are based on certain assumptions, described in the accompanying notes, which management believes are reasonable and do not reflect the cost of any integration activities or the benefits from the Agricore Acquisition and the MFI Acquisition and synergies that may be derived.

Post’s fiscal year ends in September, while Agricore’s fiscal year ends in October and MFI’s fiscal year ends in December. The unaudited condensed consolidated balance sheet combines the unaudited consolidated balance sheet of Post as of March 31, 2014, which includes the accounts of Agricore because the Agricore Acquisition closed on January 1, 2014, and the unaudited condensed consolidated balance sheet of MFI as of March 29, 2014. The full-year unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013, combines the audited consolidated statement of operations for Post for the fiscal year ended September 30, 2013 with the audited consolidated and combined carve-out statement of operations of Agricore for the fiscal year ended October 31, 2013 and the audited consolidated statement of operations of MFI for the fiscal year ended December 28, 2013. The unaudited pro forma condensed consolidated statement of operations for the six months ended March 31, 2014 combines the unaudited condensed consolidated statement of operations of Post for the six months ended March 31, 2014 with the unaudited condensed consolidated statement of operations of Agricore for the three months ended October 31, 2013 and MFI’s unaudited condensed consolidated statement of operations for the six months ended March 29, 2014. Only three months of historical stand-alone Agricore results of operations are included because the Agricore Acquisition closed on January 1, 2014 and the results of Agricore’s operations are included in Post’s consolidated results of operations from that date forward. Unaudited statement of operations data for the three months ended October 31, 2013 were utilized for Agricore to correspond with Agricore’s historical quarterly fiscal periods. By using this quarterly data, results of operations for Agricore for the months of November and December, 2013 are excluded from the condensed consolidated pro forma statement of operations for the six months ended March 31, 2014. Net sales and operating profit for Agricore for those months were approximately $40.5 million and $3.0 million in the aggregate, respectively. There were no significant unusual adjustments recorded by Agricore during this two-month period. The unaudited condensed consolidated statement of operations of MFI for the six months ended March 29, 2014 was determined by adding MFI’s unaudited condensed consolidated statement of operations for its fiscal fourth quarter of 2013 with the unaudited condensed consolidated statement of operations for its fiscal first quarter of 2014. By determining the unaudited condensed consolidated statement of operations of MFI for the six months ended March 29, 2014 in this manner, the results of operations of MFI’s fiscal 2013 fourth quarter have been included in the pro forma financial information in both the annual unaudited pro forma condensed consolidated statement of operations and the six month unaudited pro forma condensed consolidated statement of operations. MFI’s net sales and operating profit in its fiscal fourth quarter of 2013 were $512.7 and $45.1, respectively. There were no significant unusual adjustments recorded by MFI during this quarterly period.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	notes to the unaudited pro forma condensed consolidated financial information;

•	Post’s Current Report on Form 8-K filed on September 16, 2013, including exhibits thereto, which describes the Agricore Acquisition;

•	Post’s second Current Report on Form 8-K filed on April 17, 2014, including exhibits thereto, which describes the MFI Acquisition;

•

audited financial statements of Post as of and for the year ended September 30, 2013, which are included in Post’s Annual Report on Form 10-K for the year ended September 30, 2013, as filed with the SEC;

•

unaudited financial statements of Post as of and for the six months ended March 31, 2014, which are included in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC;

•	audited financial statements of Agricore as of and for the year ended October 31, 2013, which are included in Exhibit 99.1 of Post’s Current Report on Form 8-K/A filed on January 21, 2014; and

•	audited financial statements of MFI as of and for the year ended December 28, 2013, which are included in Exhibit 99.1 of Post’s Current Report on Form 8-K filed on May 19, 2014.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2014

(in millions)

	Post Historical	MFI Historical	MFI Pro Forma Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$825.9	$42.3	$(843.0	) (1)	$25.2
Restricted cash	1.8	—	—		1.8
Receivables, net	185.5	169.4	—		354.9
Inventories	224.5	161.1	14.7	(2)	400.3
Deferred income taxes	24.7	1.1	(5.6	) (3)	20.2
Prepaid expenses and other current assets	53.2	14.1	—		67.3

Total current assets	1,315.6	388.0	(833.9)		869.7
Property, net	491.1	261.7	63.7	(4)	816.5
Goodwill	1,910.8	830.9	391.8	(5)	3,133.5
Other intangible assets, net	1,420.7	515.9	833.6	(6)	2,770.2
Deferred income taxes	2.1	—	—		2.1
Other assets	43.8	44.6	(10.5	) (7)	77.9

Total assets	$5,184.1	$2,041.1	$444.7		$7,669.9

Liabilities and Equity
Current Liabilities
Current maturities of long-term debt	$—	$4.4	$—		$4.4
Accounts payable	112.6	93.1	—		205.7
Other current liabilities	117.1	99.1	6.1	(8)	222.3

Total current liabilities	229.7	196.6	6.1		432.4
Long-term debt	2,302.1	1,439.6	(145.1	) (9)	3,596.6
Deferred income taxes	440.2	230.3	340.4	(3)	1,010.9
Other liabilities	120.7	3.4	—		124.1

Total liabilities	3,092.7	1,869.9	201.4		5,164.0

Equity
Preferred stock	0.1	—	—		0.1
Common stock	0.4	—	0.1	(10)	0.5
Additional paid-in capital	2,138.2	132.4	326.3	(10)	2,596.9
Retained earnings (accumulated deficit)	21.0	37.7	(82.0	) (10)	(23.3)
Accumulated other comprehensive (loss) income	(14.9)	1.1	(1.1	) (10)	(14.9)
Treasury stock	(53.4)	—	—		(53.4)

Total equity	2,091.4	171.2	243.3		2,505.9

Total liabilities and equity	$5,184.1	$2,041.1	$444.7		$7,669.9

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended September 30, 2013

(in millions, except per share data)

	Post Historical	Agricore Historical	Agricore Pro Forma Adjustments		MFI Historical	MFI Pro Forma Adjustments		Pro Forma
Net Sales	$1,034.1	$283.1	$—		$1,948.3	$(1.2	) (11)	$3,264.3
Cost of goods sold	(609.2)	(231.8)	6.2	(a)	(1,623.0)	37.2	(12)	(2,420.6)

Gross Profit	424.9	51.3	6.2		325.3	36.0		843.7
Selling, general and administrative expenses	(294.4)	(15.6)	(7.5	) (b)	(130.5)	(36.0	) (13)	(484.0)
Amortization of intangible assets	(14.6)	(2.3)	(9.2	) (c)	(30.8)	(36.3	) (6)	(93.2)
Restructuring expense	(3.8)	—	—		—	—		(3.8)
Impairment of goodwill and other intangible assets	(2.9)	—	—		—	—		(2.9)
Other operating expenses, net	(1.4)	(3.4)	—		—	—		(4.8)

Operating Profit	107.8	30.0	(10.5)		164.0	(36.3)		255.0
Interest expense	(85.5)	(5.7)	(14.4	) (d)	(111.2)	40.6	(14)	(176.2)
Unrealized loss on currency transactions	—	—	—		(1.2)	—		(1.2)

Earnings before Income Taxes	22.3	24.3	(24.9)		51.6	4.3		77.6
Income tax provision	(7.1)	(7.5)	9.4	(e)	(17.0)	(1.6	) (3)	(23.8)
Equity in losses of unconsolidated subsidiary	—	—	—		(0.8)	—		(0.8)

Net Earnings	15.2	16.8	(15.5)		33.8	2.7		53.0

Preferred stock dividends	(5.4)	—	—		—	—		(5.4)

Net Earnings Available to Common Stockholders	$9.8	$16.8	$(15.5)		$33.8	$2.7		$47.6

Earnings per Share:
Basic	$0.30							$1.10
Diluted	$0.30							$1.09
Weighted-average Shares Outstanding (in millions of shares):
Basic	32.7					10.7	(15)	43.4
Diluted	33.0					10.7	(15)	43.7

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended March 31, 2014

(in millions, except per share data)

	Post Historical	Agricore Historical	Agricore Pro Forma Adjustments		MFI Historical	MFI Pro Forma Adjustments		Pro Forma
Net Sales	$735.0	$69.0	$—		$986.7	$(0.3	) (11)	$1,790.4
Cost of goods sold	(491.1)	(56.7)	5.8	(a)	(835.7)	18.8	(12)	(1,358.9)

Gross Profit	243.9	12.3	5.8		151.0	18.5		431.5
Selling, general and administrative expenses	(186.2)	(4.3)	2.3	(b)	(66.1)	(16.8	) (13)	(271.1)
Amortization of intangible assets	(18.4)	(0.4)	(2.4	) (c)	(15.4)	(18.2	) (6)	(54.8)
Loss on foreign currency	(13.5)	—	—		—	—		(13.5)
Restructuring expenses	(0.7)	—	—		—	—		(0.7)
Other operating expenses, net	(0.2)	—	—		—	—		(0.2)

Operating Profit	24.9	7.6	5.7		69.5	(16.5)		91.2
Interest expense	(66.3)	—	—	(d)	(55.1)	20.6	(14)	(100.8)
Unrealized loss on currency transactions	—	—	—		(1.0)	—		(1.0)

(Loss) Earnings before Income Taxes	(41.4)	7.6	5.7		13.4	4.1		(10.6)
Income tax benefit (provision)	20.7	(1.2)	(2.2	) (e)	(4.2)	(1.6	) (3)	11.5
Equity in losses of unconsolidated subsidiary	—	—	—		—	—		—

Net (Loss) Earnings	(20.7)	6.4	3.5		9.2	2.5		0.9

Preferred stock dividends	(6.9)	—	—		—	—		(6.9)

Net (Loss) Earnings Available to Common Stockholders	$(27.6)	$6.4	$3.5		$9.2	$2.5		$(6.0)

(Loss) Earnings per Share:
Basic	$(0.83)							$(0.14)
Diluted	$(0.83)							$(0.14)
Weighted-average Shares Outstanding (in millions of shares):
Basic	33.1					10.7	(15)	43.8
Diluted	33.1					10.7	(15)	43.8

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(dollars in millions, except per share data)

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information presented here is based on the historical audited and unaudited consolidated financial information of Post, the audited and unaudited consolidated and combined carve-out financial information of Agricore and the audited and unaudited consolidated financial information of MFI. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 assumes the MFI Acquisition was completed on that date. Because the Agricore Acquisition was completed prior to March 31, 2014, no pro forma adjustments have been made for the Agricore Acquisition as Agricore’s accounts are included in Post historical balance sheet as of that date. The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2013 and the six months ended March 31, 2014 assume the Agricore Acquisition and MFI Acquisition were completed on October 1, 2012.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are based on items that are directly attributable to the MFI Acquisition and that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on items directly attributable to both of the acquisitions and related financings, and that are factually supportable and expected to have a continuing impact on Post.

Both acquisitions will be accounted for as business combinations. Accordingly, the respective total purchase price will be allocated to the assets acquired and liabilities assumed in each transaction based on their estimated fair values. The unaudited pro forma condensed consolidated statements of operations do not reflect the cost of any integration activities or benefits from the acquisitions and synergies that may be derived from any integration activities, both of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the Agricore Acquisition and the MFI Acquisition.

Certain amounts in Agricore’s and MFI’s historical financial information have been reclassified to conform to Post’s presentation.

Agricore Acquisition Transaction Summary

Post paid Viterra approximately $366.2 at closing to consummate the Agricore Acquisition effective on January 1, 2014. The purchase price is subject to adjustment based on final net working capital and other variables per the terms of the Purchase Agreement. The parties have not yet agreed to a final working capital settlement amount, however, Post currently estimates the final working capital settlement, and other adjustments in accordance with the terms of the Purchase Agreement, will result in an amount due back to Post of approximately $6.6, resulting in an estimated net purchase price for the Agricore Acquisition of approximately $359.6.

Post financed the Agricore Acquisition with cash on hand as of the closing date which was principally derived from the net proceeds of the Company’s issuance of $350.0 of principal value of 7.375% senior notes on July 18, 2013. Pro forma adjustments related to the financing have been made in the unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2013 to reflect the impact of the financing as if it had been completed on October 1, 2012 rather than July 18, 2013. No pro forma adjustments relating to the financing have been made in the pro forma statement of operations for the six months ended March 31, 2014 because Post’s historical unaudited condensed consolidated statement of operations includes the impact of the financing for the entire six month period.

Post has performed a detailed valuation analysis to determine the fair values of Agricore’s assets and liabilities, however, certain aspects of purchase accounting are not yet finalized. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the estimated final net purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Upon finalization of the purchase price allocation, there may be additional increases or decreases to the recorded book values of Agricore’s assets and liabilities, including but not limited to trademarks, customer relationships and other intangible assets and property, plant and equipment that could give rise to future amounts of depreciation and amortization expense and related deferred taxes that are not reflected in the unaudited pro forma condensed consolidated information. Accordingly, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information.

Agricore Acquisition Pro Forma Adjustments

(a)	For the year ended September 30, 2013, consists of adjustments to reclassify warehousing costs out of cost of goods sold (“COGS”) into selling, general and administrative expenses (“SG&A”) and to record incremental depreciation expense resulting from stepping-up the value of property, plant and equipment to fair value. For the six months ended March 31, 2014, consists of adjustments for warehousing expenses and incremental depreciation expense as well as inventory step-up.

Warehousing expenses – Historically, Agricore recorded warehousing expenses in COGS. Post accounts for warehousing expenses in SG&A. Adjustments of $7.5 and $2.0 were made for the year ended September 30, 2013 and the six months ended March 31, 2014, respectively, to classify Agricore warehousing costs in accordance with Post’s accounting policies.

Depreciation expense – For purposes of the purchase price allocation discussed above, Post estimated the fair value of Agricore’s property, plant and equipment to be approximately $9.4 higher than historical net book value. After consideration of this step-up in value and a reassessment of the remaining useful lives of Agricore’s property, plant and equipment, Post estimated incremental depreciation expense of $1.3 and $0.3 for the year ended September 30, 2013 and six months ended March 31, 2014, respectively.

Inventory step-up – For purposes of the purchase price allocation discussed above, Post estimated the fair value of inventory to be approximately $4.1 greater than historical book value. This inventory step-up was charged to COGS during the six months ended March 31, 2014. A pro forma adjustment has been made to reverse the expense as it is a non-recurring cost directly related to the Agricore Acquisition.

(b)	For the year ended September 30, 2013, and the six months ended March 31, 2014, consists of the adjustments discussed above in note (a) to reclassify warehousing expenses. In addition, for the six months ended March 31, 2014, reflects a $4.3 adjustment to remove non-recurring transaction expenses, recorded in Post’s historical financial statements, which are directly attributable to the Agricore Acquisition.

(c)	For purposes of the purchase price allocation discussed above, Post estimated the fair value of Agricore’s identifiable intangible assets at $150.0. The table below summarizes the estimated fair values, useful lives and pro forma amortization expense adjustment for identifiable intangible assets:

	Amount	Useful Life	Amortization Expense Six Months Ended March 31, 2014	Amortization Expense Year Ended September 30, 2013
Trademarks	$22.8	5 to 20 years	$0.7	$1.4
Customer relationships	127.2	12.5 years	5.0	10.1

Total	$150.0		5.7	11.5

Less existing amortization expense			3.3	2.3

Pro forma adjustment			$2.4	$9.2

(d)	As discussed above, the purchase consideration for the Agricore Acquisition was from cash on hand at the time of the closing date which was principally derived from the net proceeds of the Company’s issuance of $350.0 of principal value of 7.375% senior notes on July 18, 2013. No pro forma adjustment for incremental interest expense was recorded in the unaudited pro forma statement of operations for the six months ended March 31, 2014 because Post’s historical financial statements contained interest expense and related premium amortization for the $350 of principal value of 7.375% senior notes for the entire time period. For the year ended September 30, 2013, a pro forma adjustment of $14.4 was made in order to remove interest expense reported in the historical statement of operations of Agricore as the Agricore Acquisition was consummated on a debt free basis and to record incremental interest expense for the Company’s $350 of principal value of 7.375% senior notes as if those notes had been issued on October 1, 2012.

(e)	Income tax expense impacts in the pro forma condensed consolidated statements of operations as a result of purchase accounting and other pro forma adjustments have been estimated using Post’s historical statutory tax rate of approximately 37.94%.

MFI Acquisition Transaction Summary

Post intends to pay $2,450.0 at closing to consummate the MFI Acquisition. In addition, Post will pay an amount equal to MFI’s cash and cash equivalents on hand at the closing date. The purchase price is subject to change based on a working capital adjustment and certain other adjustments described in the Merger Agreement, including a $50.0 payment on the first anniversary of the closing date. Pro forma adjustments related to the financing for the MFI Acquisition have been made in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 as if the MFI Acquisition had closed on that date and in the unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2013 and the six months ended March 31, 2014 as if the financings had been completed on October 1, 2012.

Financing Assumptions

Concurrently, and in connection with entering into the Merger Agreement, Post entered into a commitment letter with various lenders pursuant to which Post received committed financing up to $1,765.0 of credit facilities consisting of (i) a senior secured first lien term loan facility of $1,425.0 and (ii) an unsecured senior increasing rate bridge loan of up to $340.0. The committed facilities, together with cash on hand, are sufficient to fund the MFI Acquisition, including the payment of related fees and expenses. Notwithstanding the foregoing, for purposes of the pro forma financial information, Post has assumed the MFI Acquisition financing will consist of:

(a)	an assumed $622.7 aggregate principal amount of term loan B, with an assumed stated interest rate of 3.75%;

(b)	an assumed $630.0 aggregate principal amount of senior unsecured notes, with an assumed stated interest rate of 6.25%;

(c)	the sale of 5.5 million shares of common stock at a price of $47.70 per share resulting in estimated net proceeds of approximately $252.0 after deducting estimated discounts and commissions, and estimated offering expenses and excluding any shares that may be issued if the underwriters exercise their option to purchase additional shares of common stock; and

(d)	the sale of $250.0 of tangible equity units, comprised of $213.7 of prepaid stock purchase contracts and $36.3 of senior amortizing notes. The prepaid stock purchase contracts have a “reference price” equal to $47.70, such that the maximum number of shares issuable on the June 1, 2017 settlement date (which would be subject to postponement in certain limited circumstances) would be approximately 5.2 million (assuming no exercise of the underwriters’ option to purchase additional tangible equity units) and would increase pro forma weighted-average shares outstanding 5.2 million shares. The senior amortizing notes have a stated interest rate of 5.25%.

The final terms of the debt components of the MFI Acquisition financing will be subject to market conditions and may change materially from the assumptions described above. Changes in the assumptions described above with respect to the debt components of the MFI Acquisition financing would result in changes to various components of the unaudited pro forma condensed consolidated balance sheet, including cash and cash equivalents and long-term debt, and various components of the unaudited pro forma condensed consolidated statements of income, including interest expense and earnings per share. Depending upon the nature of the changes, the impact on the pro forma financial information could be material.

•

Each 0.125% increase (decrease) in each of the respective stated interest rates assumed above for the term loan B and the unsecured senior notes would increase (decrease) pro forma interest expense by approximately $0.8 and $0.8, respectively, for the year ended September 30, 2013 and approximately $0.4 and $0.4, respectively, for the six months ended March 31, 2014, and would decrease (increase) pro forma earnings per share (basic and diluted) by approximately $0.01 and $0.01, respectively, for the year ended September 30, 2013 and approximately $0.01 and $0.01, respectively, for the six months ended March 31, 2014 (assuming the principal balances do not change from those assumed above and the pro forma weighted-average shares outstanding do not change from those assumed above);

•

Each $50.0 increase (decrease) in the principal amount of the term loan B would increase (decrease) pro forma interest expense by approximately $2.1 for the year ended September 30, 2013 and approximately $1.1 for the six months ended March 31, 2014 and would decrease (increase) pro forma earnings per share (basic and diluted) by approximately $0.03 per share for the year ended September 30, 2013 and approximately $0.01 per share for the six months ended March 31, 2014 (assuming the stated interest rate on the term loan B does not change from that assumed above and the pro forma weighted-average shares outstanding do not change from those assumed above); and

•

Each $50.0 increase (decrease) in the principal amount of the unsecured senior notes would increase (decrease) pro forma interest expense by approximately $3.2 for the year ended September 30, 2013 and approximately $1.6 for the six months ended March 31, 2014 and would decrease (increase) pro forma earnings per share (basic and diluted) by approximately $0.05 per share for the year ended September 30, 2013 and approximately $0.02 per share for the six months ended March 31, 2014 (assuming the stated interest rate on the unsecured senior notes does not change from that assumed above and the pro forma weighted-average shares outstanding do not change from those assumed above).

At this time, Post has not performed a detailed valuation analyses to determine the fair values of MFI’s assets and liabilities. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. In addition, Post has not yet performed the due diligence necessary to identify all of the adjustments required to conform MFI’s accounting policies to Post’s or to identify other items that could significantly impact the purchase price allocation or the assumptions and adjustments made in the preparation of this unaudited pro forma condensed consolidated financial information. Upon completion of detailed valuation analyses, there may be additional increases or decreases to the recorded book values of MFI’s assets and liabilities, including but not limited to trademarks, customer relationships and other intangible assets and property, plant and equipment that could give rise to future amounts of depreciation and amortization expense and changes in related deferred taxes that are not reflected in the information contained in this unaudited pro forma condensed consolidated information. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information. Additionally, the unaudited pro forma condensed consolidated statement of operations does not reflect the cost of any integration activities or benefits from the MFI Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the MFI Acquisition.

Below is a summary of the preliminary allocation of purchase consideration to the book value of net assets acquired and certain valuation adjustments related to the MFI Acquisition:

Total consideration (includes closing consideration, $42.3 for MFI cash on hand and $50.0 due on first anniversary of close)	$2,542.3

Allocated to:
Historical net book value of MFI	$171.2
MFI debt and accrued interest to be retired at closing	1,447.9
Write-off deferred financing fees on MFI debt to be retired at closing	(34.6)
Preliminary valuation adjustment to inventories	14.7
Preliminary valuation adjustment for property, plant and equipment	63.7
Preliminary valuation adjustment to identifiable intangible assets	833.6
Deferred tax impact of preliminary valuation adjustments	(346.0)
Residual adjustment to goodwill created by the business combination	391.8

Total acquisition cost allocated	$2,542.3

The following table is an estimate of the total sources and uses of cash as a result of the MFI Acquisition and related financing transactions.

Cash on hand at closing	$843.0
Term loan B	622.7
Senior unsecured notes	630.0
Common equity	262.4
Tangible equity units (i)	250.0

Total sources of cash for closing	$2,608.1

Fund MFI Acquisition (including repayment of $1,447.9 of MFI debt and related accrued interest)	$2,492.3
Breakage cost on existing MFI debt	36.5
Other estimated transaction fees and expenses	79.3

Total acquisition cost allocated	$2,608.1

(i)	The tangible equity units consist of $213.7 of prepaid stock purchase contracts accounted for as equity and $36.3 of senior amortizing notes accounted for as debt.

MFI Acquisition Pro Forma Adjustments

(1)	After consideration of the expected financing transactions and related fees, Post estimates it will use $843.0 of cash on hand at closing to consummate the MFI Acquisition which includes a payment of $42.3 to acquire MFI’s cash and cash equivalents on hand, resulting in a net use of cash on hand of $800.7 for the combined entities.

(2)	Reflects the adjustment of MFI’s finished goods inventory to its preliminary estimated fair value.

(3)	Income tax expense and deferred income tax impacts in the pro forma condensed consolidated balance sheet and condensed consolidated statements of operations as a result of purchase accounting have been estimated at Post’s incremental statutory tax rate of 37.94%.

(4)	Reflects the adjustment of MFI’s property, plant and equipment to its preliminary estimated fair value.

(5)	Represents the incremental goodwill resulting from purchase accounting after estimating the fair value of the identifiable assets acquired and liabilities assumed. See “MFI Acquisition Transaction Summary” above.

(6)	For purposes of the preliminary purchase price allocation discussed in “MFI Acquisition Transaction Summary” above, Post estimated the fair value of MFI’s identifiable intangible assets at $1,349.5 including approximately $1,131.3 of customer relationship intangibles and approximately $218.2 of trademark intangibles representing an increase to the historical net book value of MFI’s intangible assets of $833.6. For purposes of determining incremental pro forma amortization expense to be recorded in the unaudited pro forma condensed consolidated statements of operations, the total estimated fair value of identifiable intangible assets was assumed to have a weighted average useful life of approximately 20.3 years.

(7)	Represents the net impact of reversing $34.6 of deferred financing fees recorded in MFI’s historical balance sheet for debt instruments that will be retired at the time of closing the MFI Acquisition and recording $24.1 of estimated underwriting and professional fees to be incurred on the debt to be issued to finance the transaction.

(8)	Reflects the following pro forma adjustments:

•	$50.0 payable to the sellers on the first anniversary of the closing date for the MFI Acquisition;

•	Reversal of $16.9 of accrued interest recorded in MFI’s historical balance sheet related to debt that will be retired at the time of closing;

•

Estimated tax benefit effect ($27.0) of transaction fees and other financing fees expected to be incurred consisting of: $36.5 breakage fee on MFI debt to be retired, $23.9 of commitment fees and bridge facility fees for which Post intends to obtain alternative replacement debt and equity financing and $10.9 of investment banking and other merger and acquisition advisory fees.

(9)	Reflects the reversal of the book value of MFI debt of $1,431.0 expected to be retired at the time of closing and the estimated new debt Post expects to incur to finance the MFI Acquisition. The estimated balance of new Post debt consists of the following components: term loan B net of estimated original issue discount ($619.6), senior unsecured notes ($630.0) and amortizing note component of tangible equity units ($36.3). See “MFI Acquisition Transaction Summary – Financing Assumptions” above for various assumptions made with respect to the estimated balances of the new Post debt.

(10)	Reflects adjustments to remove MFI’s historical equity accounts (the total of which is equal to its net book value) to record the acquisition. In addition, includes adjustments to reduce retained earnings to reflect the after tax effect of certain acquisition-related expenses as described in note (8) above and to increase common stock and additional paid in capital for the estimated net proceeds from the issuance of common stock and the the issuance of the prepaid stock purchase contract component of the tangible equity units. See “MFI Acquisition Transaction Summary – Financing Assumptions” above for the estimated net proceeds from the issuance of common stock and the issuance of the prepaid stock purchase contract component of the tangible equity units.

(11)	Sales and COGS were adjusted to eliminate intercompany sales of $1.2 for the year ended September 30, 2013 and $0.3 for the six months ended March 31, 2014 between MFI and Agricore.

(12)	Reflects the elimination of COGS for intercompany sales as discussed in note (11) and adjustments to reclassify warehousing expenses as discussed below.

Warehousing expenses – Historically, MFI recorded warehousing expenses in COGS. Post accounts for warehousing expenses in SG&A. Adjustments of $36.0 and $18.5 were made for the year ended September 30, 2013 and the six months ended March 31, 2014, respectively, to classify MFI warehousing costs in accordance with Post’s accounting policies.

(13)	For the year ended September 30, 2013 and the six months ended March 31, 2014, consists of the adjustments discussed above in note (12) to reclassify warehousing expenses. In addition, for the six months ended March 31, 2014, reflects a $1.7 adjustment to remove non-recurring transaction expenses, recorded in Post’s and MFI’s historical financial statements, which are directly attributable to the MFI Acquisition.

(14)	As discussed in note (9), Post intends to incur new debt to finance the MFI Acquisition and intends to retire a portion of MFI’s debt. The pro forma adjustments for the year ended September 30, 2013 and the six months ended March 31, 2014, reflect the reversal of interest expense recorded in MFI’s historical financial statements for debt expected to be retired and incremental interest expense, including amortization of estimated original issue discount and deferred financing fees using the effective interest method, for new debt expected to be incurred by Post in the following amounts:

	Amortization Expense Year Ended September 30, 2013	Amortization Expense Six Months Ended March 31, 2014
Reversal of MFI interest expense	$110.1	$54.8
Incremental Post interest expense	(69.5)	(34.2)

Net pro forma interest expense adjustment	$40.6	$20.6

(15)	As discussed above in “MFI Acquisition Transaction Summary – Financing Assumptions,” Post is issuing 5.5 million shares of common stock and 2.5 million tangible equity units to partially fund the cost of the MFI Acquisition. The issuance of common stock results in a 5.5 million share increase to pro forma basic and diluted shares for both the year ended September 30, 2013 and the six months ended March 31, 2014. Based on the maximum settlement rate for the stock purchase contract component of the tangible equity units of 2.0964, the issuance of 2.5 million tangible equity units results in an approximate 5.2 million share increase to pro forma basic and diluted weighted average shares outstanding for both the year ended September 30, 2013 and the six months ended March 31, 2014.

DESCRIPTION OF CERTAIN INDEBTEDNESS

We have summarized below the material terms of certain agreements and indentures relating to our indebtedness other than the amortizing notes component of the Units, which are described under “Description of the Amortizing Notes.” You are encouraged to read the agreements that govern such indebtedness, which are filed as exhibits to the registration statement of which this prospectus is a part, for greater detail on the terms of the agreements that may be important to you.

Secured Credit Facility

Original Credit Agreement

On January 29, 2014, we entered into a credit agreement (which we refer to as the original credit agreement) with various financial institutions, including each of the underwriters in this offering or their affiliates. The original credit agreement provides for a revolving credit facility in an aggregate principal amount of $300.0 million and potential incremental revolving and term loan credit facilities at our request and at the discretion of the lenders. Our obligations under the original credit agreement are unconditionally guaranteed by our existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of our assets and the assets of the subsidiary guarantors, except for real property (subject to the limitation described in the following sentence). If we incur additional debt in excess of $150.0 million under the credit agreement, then certain material real property will be added as collateral. The outstanding amounts under the revolving credit facility must be repaid on or before January 29, 2019. As of the date of this prospectus supplement, we have no borrowings outstanding under the original credit agreement. As a result of our March 19, 2014 issuance of 6.75% senior notes due 2021 (which are described in more detail below), on March 31, 2014 we became subject to a condition in the original credit agreement which provided that we could not draw on the revolving credit facility if our consolidated leverage ratio, calculated as provided in the original credit agreement, is not less than 5.75 to 1.00. As of March 31, 2014, our consolidated leverage ratio exceeded this threshold and, therefore, we were not permitted to draw on the revolving credit facility.

First Amendment to Credit Agreement

On May 1, 2014, we amended the original credit agreement. The amendment includes certain amendments that became effective immediately to (i) facilitate our acquisition of Michael Foods and permit the additional financing contemplated as part of the acquisition and (ii) permit us to borrow under the revolving credit facility so long as our consolidated leverage ratio, calculated as set forth in the original credit agreement and the amendment, is not equal to or greater than 7.25 to 1.00 (increased from 5.75 to 1.00), provided that if our merger agreement with respect to the Michael Foods acquisition is terminated, the Michael Foods acquisition is abandoned or the Michael Foods acquisition does not close on or before August 1, 2014, then the foregoing ratio will revert to 5.75 to 1.00. The amendment also provides for certain amendments to be effective upon the closing of the Michael Foods acquisition to (a) facilitate the acquisition of Michael Foods and the additional financing contemplated as part of the acquisition, (b) remove entirely the condition to borrowing described in clause (ii) above, (c) increase the senior secured leverage ratio covenant, calculated as set forth in the original credit agreement as amended by the amendment, from 2.75 to 1.00 to 3.00 to 1.00, and (d) increase the amount of permitted capital expenditures. This amendment effectively restored our ability to draw on the revolving credit facility, subject to the other borrowing conditions contained therein.

Joinder Agreement No. 1

On May 1, 2014, we also executed a joinder agreement to the original credit agreement, as amended by the amendment described above, which provides for an incremental revolving credit commitment of $100.0 million, which commitments become available upon our completion of the acquisition of Michael Foods and subject to certain other conditions contained therein. This effectively increases the maximum aggregate amount of the revolving credit facility to $400.0 million. We intend to use our existing revolving credit facility, as increased, for general corporate purposes including funding pending and future acquisitions, working capital and capital expenditures.

Joinder Agreement No. 2

We intend to borrow approximately $885.0 million of new term loan borrowings under our secured credit facilities. We intend to use approximately $625.0 million (subject to market and other conditions) of the new term loan borrowings to fund a portion of the acquisition of Michael Foods and to pay related fees and expenses. We intend to use the net proceeds of approximately $260.0 million (subject to market and other conditions) of the new term loan borrowings for general corporate purposes, including among other things, financing the previously announced PowerBar and Musashi acquisition and financing additional acquisition opportunities, working capital and capital expenditures. In addition, at the closing of the Michael Foods acquisition we expect to enter into a second joinder agreement to the original credit agreement which will provide for the contemplated term loan.

After giving effect to this offering, the common stock offering and the debt offering, we expect to have senior secured credit facilities comprised of the term loan, which we currently expect to be $885.0 million, and a revolving credit facility of up to $400.0 million (of which no amounts are expected to be outstanding). Our obligations under the original credit agreement, as amended, will be unconditionally guaranteed by our existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial subsidiaries and certain excluded subsidiaries) and secured by security interests in substantially all of our assets and the subsidiary guarantors’ assets (including in each case, for the avoidance of doubt, certain real property).

New Senior Debt Securities

At or after commencement of this offering, pursuant to a separate offering memorandum, we expect to conduct a private offering of additional debt securities. We expect approximately $630.0 million in aggregate principal amount of debt securities will be offered, although there can be no assurance that the offering of the debt securities will be completed. The closing of the offering of debt securities is conditioned upon the simultaneous closing of our acquisition of Michael Foods.

We expect that the debt securities would be our unsecured unsubordinated obligations and would be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries). The terms and conditions of the debt securities, including interest rate, interest payment dates, the maturity date and any redemption provisions, will be set forth in an indenture that we will enter into with an indenture trustee, which we currently expect to be Wells Fargo Bank, National Association.

We expect that the debt securities and the subsidiary guarantees would unsecured, senior obligations and accordingly would be:

•

equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness, including our 6.75% Senior Notes due 2021 (which we refer to as the 2021 notes), our 7.375% Senior Notes Due 2022 and the amortizing notes component of the Units;

•	senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•

effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us or any guarantors).

We expect the debt securities to have covenants and other terms and conditions, including provisions relating to redemptions, repurchases and events of default, that are substantially consistent with the covenants in the indenture for our 2021 notes, although we anticipate that certain of such covenants relating to the new debt securities will contain terms that are more favorable to us and our subsidiaries than the corresponding terms of the 2021 notes. The amount and terms and conditions of the debt securities, however, will be subject to market conditions and may change materially from the amounts and description set forth above. There can be no assurance that we will be able to issue any such debt securities on terms and conditions acceptable to us. This offering is not contingent on the consummation of the debt offering, and such offering is contingent upon completion of this offering.

The foregoing description and any other information regarding the debt offering is included herein solely for informational purposes. The debt offering is being made by a separate offering memorandum and is not part of the offering to which this prospectus supplement relates. The debt offering has not been and will not be registered under the Securities Act of 1933, as amended (the Securities Act), and the debt securities will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any such debt securities.

6.75% Senior Notes Due 2021

We have issued $875.0 million in aggregate principal amount of our 6.75% senior notes. The 2021 notes were issued pursuant to an Indenture, which we refer to as the 2021 indenture, dated as of November 18, 2013, among us, our subsidiary guarantors and Wells Fargo Bank, National Association, as trustee, as supplemented as of January 13, 2014, February 28, 2014 and April 18, 2014 to add additional acquired subsidiaries as additional guarantors. The 2021 notes are unsecured unsubordinated obligations of us and are guaranteed by our domestic subsidiaries.

The 2021 notes bear interest at a rate of 6.75% per year. Interest payments are due semi-annually each June 1 and December 1, with the first interest payment due on June 1, 2014. The maturity date of the 2021 notes is December 1, 2021. The 2021 notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries).

The 2021 notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•

effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us or any guarantors.

Prior to December 1, 2016, we may redeem up to 40% of the aggregate principal amount of 2021 notes at a redemption price equal to 106.750% of the principal amount of the 2021 notes redeemed, plus accrued and unpaid interest to the redemption date with an amount not to exceed the net cash proceeds of certain equity offerings by us so long as at least 50% of the aggregate principal amount of 2021 notes originally issued under the 2021 indenture remains outstanding immediately after the redemption (unless all such 2021 notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to December 1, 2017, we may redeem all or a part of the 2021 notes at a redemption price equal to 100% of the principal amount of the 2021 notes redeemed and accrued and unpaid interest, plus a premium provided for in the 2021 indenture, which would be the greater of (1) 1.0% of the principal amount of each 2021 note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the 2021 note being redeemed at December 1, 2017 plus (y) all required interest payments due on each such 2021 note through December 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such 2021 note.

On or after December 1, 2017, we may redeem all or a part of the 2021 notes at the redemption prices (expressed as a percentage of principal amount of the 2021 notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Redemption Year	Price
2017	103.3750%
2018	101.6875%
2019 and thereafter	100.0000%

If we experience a change of control (as defined in the 2021 indenture), holders of the 2021 notes may require us to purchase the 2021 notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The 2021 indenture limits our ability and the ability of our restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2021 notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s.

The 2021 indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the indenture or the 2021 notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2021 notes may declare all the 2021 notes to be due and payable immediately.

7.375% Senior Notes Due 2022

We have issued $1,375.0 million in aggregate principal amount of our 7.375% senior notes (which we refer to as the “2022 notes”). The 2022 notes were issued pursuant to an Indenture, which we refer to as the 2022 indenture, dated as of February 3, 2012, among us, our subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, as supplemented as of May 28, 2013, September 3, 2013, January 13, 2014, February 28, 2014 and April 18, 2014 to add additional acquired subsidiaries as additional guarantors. The 2022 notes are unsecured unsubordinated obligations of us and are guaranteed by our domestic subsidiaries.

Upon their issuance, the 2022 notes were subject to registration rights agreements under which we and the subsidiary guarantors agreed to file an exchange offer registration statement registering under the Securities Act exchange notes that have substantially identical terms as the 2022 notes as initially issued. On November 9, 2012, we filed a registration statement with respect to the 2022 notes issued on February 3, 2012 and October 25,

2012, for 2022 notes with a principal value of $1,025.0 million, and we completed the exchange of the notes on January 10, 2013. For the remaining $350.0 million principal value of 2022 notes, we filed a second exchange offer registration statement with the SEC on January 21, 2014 and will continue to use commercially reasonable efforts to have the registration statement declared effective on or prior to July 13, 2014.

The 2022 notes bear interest at a rate of 7.375% per year. Interest payments are due semi-annually each February 15 and August 15, with the first interest payment due on August 15, 2012. The maturity date of the 2022 notes is February 15, 2022. The 2022 notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future domestic subsidiaries (other than immaterial subsidiaries or receivables finance subsidiaries).

The 2022 notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, they are:

•	equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•

effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us or any guarantors.

On or after February 15, 2017, we may redeem all or a part of the 2022 notes at the redemption prices (expressed as a percentage of principal amount of the 2022 notes) set forth below, plus accrued and unpaid interest, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Redemption Year	Price
2017	103.688%
2018	102.458%
2019	101.229%
2020 and thereafter	100.0000%

If we experience a change of control (as defined in the 2022 indenture), holders of the 2022 notes may require us to purchase the 2022 notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The 2022 indenture among other things, limits our ability and the ability of our restricted subsidiaries to borrow money or guarantee debt, create liens, pay dividends on or redeem or repurchase stock, make specified types of investments and acquisitions, enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us, enter into new lines of business, enter into transactions with affiliates and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the 2022 notes are rated at least “BBB-” by Standard & Poor’s or at least “Baa3” by Moody’s. Each of the covenants is subject to a number of important exceptions and qualifications.

The 2022 indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the indenture or the 2022 notes, (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity, (iv) the failure to pay certain final judgments, (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2022 notes may declare all the 2022 notes to be due and payable immediately.

DESCRIPTION OF THE UNITS

We are offering 2,500,000 Units (or 2,875,000 Units if the underwriters exercise their option to purchase additional Units in full), each with a stated amount of $100.00. Each Unit is comprised of a prepaid stock purchase contract (a “purchase contract”) and a senior amortizing note (an “amortizing note”) issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement contain a description of all of the material terms of the Units and their components but are not complete. We refer you to:

•

the purchase contract agreement (the “purchase contract agreement”) to be entered into between us and U.S. Bank National Association, as purchase contract agent and as trustee under the senior debt indenture to be dated as of May 28, 2014 (the “base indenture”), under which the purchase contracts and Units will be issued; and

•

the base indenture and a related supplemental indenture for the amortizing notes, to be dated the date of issuance of such amortizing notes, between us, as issuer, and U.S. Bank National Association, as trustee, under which the amortizing notes will be issued.

The base indenture has been and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or be incorporated by reference therein. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the terms “Post,” “we,” “us” and “our” mean Post Holdings, Inc. and do not include any of its existing or future subsidiaries.

Components of the Units

Each Unit offered is comprised of:

•

a purchase contract pursuant to which we will deliver to the holder, on June 1, 2017 (the “mandatory settlement date”) (or, if later, the third business day immediately following the last trading day of the observation period), a number of shares of our common stock, par value $0.01 per share (the “common stock”) equal to the settlement amount (as defined below) described under “Description of the Purchase Contracts—Delivery of Common Stock” below, subject to adjustment; and

•

a senior amortizing note issued by us with an initial principal amount of $14.5219 that pays equal quarterly installments of $1.3125 per amortizing note (or, in the case of the installment payment due on September 1, 2014, $1.35625 per amortizing note), which in the aggregate would be equivalent to a 5.25% cash distribution per year on the $100.00 stated amount per Unit.

Unless previously settled early at your or our election, for each purchase contract we will deliver to you on the third business day immediately following the last trading day of the observation period a number of shares of our common stock determined as described herein (a “mandatory settlement”). The “observation period” will be the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the mandatory settlement date. The number of shares of our common stock issuable upon mandatory settlement of each purchase contract (the “settlement amount”) will be equal to the sum of the “daily settlement amounts” (as defined below) for each of the 20 consecutive trading days during the relevant observation period.

Each amortizing note will have an initial principal amount of $14.5219. On each March 1, June 1, September 1 and December 1, commencing on September 1, 2014, we will pay equal installments of $1.3125 on each amortizing note (or, in the case of the installment payment due on September 1, 2014, $1.35625 per amortizing note). Each installment will constitute a payment of interest (at a rate of 5.25% per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Separating and Recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit. Holders electing to separate or recreate Units will be responsible for any fees or expenses payable in connection with such separation or recreation, and we will not be responsible for any such fees or expenses.

Separating Units. At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding the mandatory settlement date or any early mandatory settlement date (as defined below), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist.

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in a Unit and, after separation, the separate purchase contract and the separate amortizing note will be shown on, and transfers will be effected through, direct or indirect participants in DTC. In order to separate your Unit into its component parts, you must deliver written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify DTC through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) System of your election to separate the Unit.

Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units. On any business day before the third business day immediately preceding the mandatory settlement date or any early mandatory settlement date, if you beneficially own a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit by delivering written instructions to your participant to notify DTC through its DWAC System of your desire to recreate the Unit.

No Listing

The Units will be new securities for which there is no established trading market. We do not intend to apply for a listing of the Units, the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. Although the underwriter has advised us that it intends to make a market in the Units, it is not obligated to do so. The underwriter may discontinue market making at any time in its sole discretion without notice. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Our common stock is listed on the NYSE under the symbol “POST.”

Title

Post and the purchase contract agent will treat the registered owner of any Unit or separate purchase contract or amortizing note as the absolute owner of the Unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or amortizing note and for all other purposes.

Deemed Actions by Holders by Acceptance

Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•

irrevocably authorized and directed the purchase contract agent to execute and deliver on its behalf and perform the purchase contract agreement on its behalf, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•

in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all purposes;

•	consented to, and agreed to be bound by, the provisions of the purchase contract agreement;

•

represented that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Units constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) or (c) entity whose underlying assets are considered to include “plan assets” of such plan, account or arrangement or (ii) the purchase and holding of the Units and the acquisition of shares of our common stock by such purchaser or transferee upon settlement of the purchase contract component of the Units will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA (as defined herein) or Section 4975 of the Code or (b) a similar violation under any applicable Similar Laws (as defined herein); and

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

•	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of Post; and

•

the allocation of the $100.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $85.4781 and such holder’s initial tax basis in each amortizing note will be $14.5219.

Accounting for the Units

We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as long-term debt and to record the issuance costs of the amortizing notes as a prepaid expense, which will be amortized over the term of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units.

Based on current GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles. However, we expect the amortizing notes component of the Units to be revalued as of the end of each reporting period using current market assumptions. Any changes to the value of the debt component will be disclosed in our financial statements but will not be reflected in our calculation of net income.

We expect that our basic and diluted earnings per share calculations will reflect the shares issuable upon settlement of the purchase contracts portion of the Units. For purposes of determining the number of shares included in the calculation, we intend to use the market prices for shares of our common stock for the applicable accounting periods.

Miscellaneous

The purchase contract agreement and the indenture will provide that we will pay all fees and expenses related to the offering of the Units and all reasonable fees and expenses related to the enforcement by the purchase contract agent and the indenture trustee of the respective rights of the holders of the Units and the separate purchase contracts or separate amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation and we will have no liability for such fees or expenses.

The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

DESCRIPTION OF THE PURCHASE CONTRACTS

Each purchase contract, which initially forms a part of a Unit and which, at the holder’s option after the date of initial issuance of the Units, can be separated and transferred separately from the amortizing note also forming a part of a Unit, will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. We refer you to the purchase contract agreement to be filed as an exhibit to the registration statement of which this prospectus supplement forms a part or incorporated by reference therein.

As used in this section, the terms “Post,” “we,” “us” and “our” mean Post Holdings, Inc. and do not include any of its existing or future subsidiaries.

Delivery of Common Stock

Unless previously settled early at your or our election, for each purchase contract we will deliver to you on the third business day immediately following the last trading day of the observation period a number of shares of our common stock determined as described herein (a “mandatory settlement”). The “observation period” will be the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding June 1, 2017 (the “mandatory settlement date”). The number of shares of our common stock issuable upon mandatory settlement of each purchase contract (the “settlement amount”) will be equal to the sum of the “daily settlement amounts” (as defined below) for each of the 20 consecutive trading days during the relevant observation period.

The “daily settlement amount” for each purchase contract and for each of the 20 consecutive trading days during the observation period will consist of:

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if the daily VWAP of our common stock is equal to or greater than $58.4325 per share (the “threshold appreciation price”), subject to adjustment, a number of shares of our common stock equal to (i) 1.7114 shares of common stock, subject to adjustment (the “minimum settlement rate”) divided by (ii) 20:

•

if the daily VWAP of our common stock is less than the threshold appreciation price of $58.4325 per share but greater than $47.70 per share (the “reference price”), each subject to adjustment, a number of shares of our common stock equal to (i) the Unit stated amount of $100.00 divided by the daily VWAP divided by (ii) 20; and

•

if the daily VWAP of our common stock is less than or equal to the reference price of $47.70 per share, subject to adjustment, a number of shares of our common stock equal to (i) 2.0964 shares of common stock, subject to adjustment (the “maximum settlement rate”) divided by (ii) 20.

The initial minimum settlement rate is equal to the Unit stated amount of $100.00 divided by the initial threshold appreciation price of $58.4325 per share. The initial maximum settlement rate is equal to the Unit stated amount of $100.00 divided by the initial reference price of $47.70 per share.

The maximum settlement rate, minimum settlement rate, threshold appreciation price and reference price are subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

For illustrative purposes only, the following table shows the number of shares of common stock issuable upon settlement of a purchase contract upon mandatory settlement at the assumed daily VWAPs, based on a reference price of $47.70 per share and a threshold appreciation price of $58.4325 per share. The initial threshold appreciation price represents an appreciation of approximately 22.5% above the initial reference price of $47.70 per share. The table assumes that there will be no adjustments to the fixed settlement rates as described under “—Adjustments to the Fixed Settlement Rates” and that neither we nor the holders elect to settle early as described under “—Early Settlement,” “—Early Settlement Upon a Fundamental Change” or “—Early Settlement at Our Election” below. In addition, the table assumes that the daily VWAP price will remain constant for each trading day during the applicable observation period. We cannot assure you that the actual daily VWAP will be within the assumed range set forth below.

A holder of a Unit or a separate purchase contract, as applicable, will receive upon mandatory settlement the following numbers of shares of common stock at the following assumed constant daily VWAPs:

Assumed Constant Daily VWAP	Number of Shares of Common Stock
$40.00	2.0964
$42.50	2.0964
$45.00	2.0964
$47.50	2.0964
$47.70	2.0964
$50.00	2.0000
$52.50	1.9048
$55.00	1.8182
$57.50	1.7391
$58.43	1.7114
$60.00	1.7114
$62.50	1.7114

As the above table illustrates, if, for the applicable observation period, the daily VWAP remains constant and is greater than or equal to the threshold appreciation price of $58.4325 per share, we will be obligated to deliver upon settlement of the purchase contract 1.7114 shares of common stock for each purchase contract. As a result, you would receive only approximately 81.64% of the appreciation in market value of our common stock that you would have received had you purchased $100.00 worth of shares of our common stock at the reference price instead of a Unit.

If, for the applicable observation period, the daily VWAP remains constant and is less than the threshold appreciation price of $58.4325 per share but greater than the reference price of $47.70 per share, we will be obligated to deliver a number of shares of our common stock upon mandatory settlement equal to $100.00, divided by such constant daily VWAP. As a result, the purchase contracts would settle at the money, and you would not receive the benefit of any appreciation in the market value of our common stock.

If, for the applicable observation period, the daily VWAP remains constant and is less than or equal to the reference price of $47.70 per share, we will be obligated to deliver upon settlement of the purchase contract 2.0964 shares of common stock for each purchase contract. As a result, the holder would realize a loss on the decline in market value of our common stock below the reference price.

Because the daily settlement amount for each of the 20 trading days during the observation period is determined based on the daily VWAP for such trading day, the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the daily VWAP of our common stock on the last trading day in such period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

The term “daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “POST <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us, which may include one or more of the underwriters). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

Subject to the immediately following paragraph, a “trading day” means a scheduled trading day on which (a) (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed and (ii) there is no market disruption event, or (b) if our common stock is not then listed on a U.S. national or regional securities exchange, trading in our common stock generally occurs on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, “trading day” means a “business day.”

Solely for purposes of determining the observation period and the daily settlement amounts, “trading day” means a day on which (i) there is no VWAP market disruption event (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means, for the purposes set forth in this paragraph, a “business day.”

The term “market disruption event” means, if our common stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

The term “VWAP market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

A “scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

In case of a mandatory settlement, on the third business day immediately following the last trading day of the observation period, our common stock will be issued and delivered to you or your designee, upon (i) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (ii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by standing arrangements between DTC and the purchase contract agent.

Prior to the settlement of any purchase contract, the shares of common stock underlying each purchase contract will not be outstanding, and prior to the relevant time set forth in the immediately following sentence for an early settlement, early mandatory settlement or a mandatory settlement, as the case may be, the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of a purchase contract will be deemed to become the holder of record of such shares at 5:00 p.m., New York City time, which we refer to herein as the “close of business,” on (i) in the case of an early settlement, the early settlement exercise date (as defined below), (ii) in the case of an early mandatory settlement, the early mandatory relevant date (as defined below) or (iii) in the case of a mandatory settlement, the last trading day of the observation period.

Early Settlement

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding the mandatory settlement date, you, as a holder of Units or a holder of a separate purchase contract, as applicable, may elect to settle your purchase contracts early, in whole or in part, and receive shares of common stock, at the “early settlement rate,” subject to adjustment as described below under “—Adjustments to the Fixed Settlement Rates.” The early settlement rate is equal to the minimum settlement rate in effect immediately prior to the close of business on the early settlement exercise date, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock (or, if applicable, reference property) based on the “fundamental change early settlement rate” in effect immediately prior to the close of business on the early settlement exercise date as described under “—Early Settlement Upon a Fundamental Change.”

Your right to receive common stock upon early settlement of your purchase contract is subject to (i) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of your purchase contract, (ii) surrendering of the certificates representing the purchase contract, if such purchase contract or the Unit that includes such purchase contract, as applicable, is held in certificated form and (iii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. We refer to the first business day on which you comply with the relevant procedures for exercising the early settlement right described above and any other procedures therefor set forth in the purchase contract agreement by the close of business on such business day as the “early settlement exercise date.” As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by standing arrangements between DTC and the purchase contract agent. Upon surrender of the purchase contract or the related Unit, you will receive the applicable number of shares of common stock (and any cash payable for fractional shares) on or prior to the third business day following the early settlement date. Upon early settlement of the purchase contract component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by, or registered in the name of, the holder who elected to settle the related purchase contract early, as appropriate.

In the event you elect to settle your purchase contracts early, you will not have the right to require us to repurchase your amortizing notes.

Early Settlement Upon A Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock (or reference property, as applicable as described below) based on the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending on, and including, the 35th business day thereafter. We refer to this right as the “fundamental change early settlement right.”

We will provide the purchase contract agent and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its occurrence, issue a press release announcing such effective date and post such press release on our website. The notice will also set forth, among other things, (i) the applicable fundamental change early settlement rate, (ii) the kind and amount of the cash, securities and other consideration receivable by the holder upon settlement and (iii) the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to have occurred at the time after the Units are originally issued when any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (B) above in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for our liquidation or dissolution; or

(4)	our common stock (or other common stock deliverable upon settlement of your purchase contract) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

Notwithstanding the foregoing, a transaction or series of transactions described in clause (2) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions, such consideration will constitute “reference property” as described above under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”. In addition, a transaction or event that constitutes a fundamental change under both clause (1) and clause (2) above will be deemed to constitute a fundamental change solely under clause (2) of this definition of “fundamental change.”

For purposes of clause (1) of the definition of “fundamental change” above, whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The “fundamental change early settlement rate” will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clauses (2)(A) or (2)(B) of the definition of “fundamental change” in which holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•

otherwise, the stock price will be the average of the closing prices per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day preceding the effective date.

The “closing price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “closing price” will be the last quoted bid price for our common stock in the over the counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the midpoint of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters. Any such determination will be conclusive absent manifest error.

The stock prices set forth in the column headers of the table below will be adjusted as of the time at which any fixed settlement rate is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable fixed settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is such fixed settlement rate as so adjusted. The number of shares in the table below will be adjusted in the same manner as the fixed settlement rates are adjusted as set forth under “—Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

Effective Date	Stock Price
	$10.00	$20.00	$30.00	$40.00	$47.70	$50.00	$55.00	$58.43	$60.00	$70.00	$90.00
May 28, 2014	2.0520	2.0264	1.9505	1.8612	1.8037	1.7894	1.7627	1.7476	1.7415	1.7125	1.7114
September 1, 2014	2.0561	2.0354	1.9636	1.8722	1.8120	1.7968	1.7686	1.7527	1.7463	1.7159	1.7114
December 1, 2014	2.0598	2.0436	1.9763	1.8834	1.8203	1.8043	1.7743	1.7575	1.7508	1.7189	1.7114
March 1, 2015	2.0635	2.0513	1.9896	1.8956	1.8290	1.8120	1.7802	1.7623	1.7551	1.7214	1.7114
June 1, 2015	2.0672	2.0587	2.0036	1.9090	1.8385	1.8204	1.7862	1.7670	1.7594	1.7240	1.7114
September 1, 2015	2.0709	2.0654	2.0182	1.9235	1.8489	1.8292	1.7924	1.7717	1.7635	1.7261	1.7114
December 1, 2015	2.0745	2.0715	2.0330	1.9400	1.8602	1.8390	1.7988	1.7763	1.7674	1.7275	1.7114
March 1, 2016	2.0781	2.0768	2.0480	1.9584	1.8732	1.8497	1.8054	1.7806	1.7709	1.7283	1.7114
June 1, 2016	2.0818	2.0814	2.0630	1.9803	1.8886	1.8624	1.8123	1.7846	1.7737	1.7280	1.7114
September 1, 2016	2.0855	2.0854	2.0764	2.0065	1.9078	1.8776	1.8196	1.7875	1.7752	1.7261	1.7114
December 1, 2016	2.0891	2.0891	2.0867	2.0376	1.9332	1.8975	1.8264	1.7878	1.7735	1.7216	1.7114
March 1, 2017	2.0927	2.0927	2.0927	2.0734	1.9726	1.9272	1.8311	1.7804	1.7629	1.7142	1.7114
June 1, 2017	2.0964	2.0964	2.0964	2.0964	2.0964	2.0000	1.8182	1.7114	1.7114	1.7114	1.7114

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the applicable stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight-line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

•

if the applicable stock price is in excess of $90.00 per share (subject to adjustment in the same manner as the stock prices are adjusted in the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•

if the applicable stock price is less than $10.00 per share (subject to adjustment in the same manner as the stock prices are adjusted in the table above), the “minimum stock price,” the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is 2.0964, subject to adjustment in the same manner as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

We will deliver the shares of our common stock or reference property, as applicable, deliverable as a result of your exercise of the fundamental change early settlement right on the applicable early settlement date.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date or the early mandatory settlement date or upon mandatory settlement, including, if applicable, the provisions set forth under “—Adjustments to the Fixed Settlement Rates” regarding the occurrence of a merger event (as defined below).

In the event you elect to exercise your fundamental change early settlement right, you will not have the right to require us to repurchase your amortizing notes.

Early Settlement at Our Election

We have the right to settle the purchase contracts early, in whole but not in part, on a date fixed by us as described below at the “early mandatory settlement rate” described below. We refer to this right as our “early mandatory settlement right.” The “early mandatory settlement rate” will be the maximum settlement rate in effect immediately prior to the close of business on the third business day immediately preceding the date on which we provide the early mandatory settlement notice (as defined below) to the purchase contract agent and the holders of Units (such business day, the “early mandatory relevant date”), provided that, for the avoidance of doubt, the early mandatory settlement rate will continue to be subject to adjustment as provided in “—Adjustments to the Fixed Settlement Rates” for any events described therein that occur prior to the early mandatory settlement date.

If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the “early mandatory settlement notice”), issue a press release announcing our election and post such press release on our website. The early mandatory settlement notice will specify, among other things:

•	the applicable early mandatory settlement rate;

•

the early mandatory settlement date, which will be at least 20 but not more than 35 business days following the date of our notice (the “notice date”) (and which will be required to fall on the “repurchase date” as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•

that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be, as described below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder;”

•	the repurchase price and repurchase date (each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the last date on which holders may exercise their repurchase right; and

•	the procedures that holders must follow to require us to repurchase their amortizing notes.

We will deliver the shares of our common stock and any cash payable for fractional shares to you on the early mandatory settlement date.

In the event we elect to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Adjustments to the Fixed Settlement Rates

Each fixed settlement rate will be adjusted as described below, except that we will not make any adjustments to any fixed settlement rate if holders of the Units and holders of separate purchase contracts, as applicable, participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the Units or separate purchase contracts, as applicable, in any of the transactions described below without having to settle their purchase contracts as if they held a number of shares of our common stock equal to the maximum settlement rate multiplied by the number of Units and separate purchase contracts held by such holder.

In addition, each of the threshold appreciation price and the reference price will be adjusted at any time any fixed settlement rate is adjusted as described in this section. The adjusted threshold appreciation price and reference price will equal the threshold appreciation price or reference price, as applicable, in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable fixed settlement rate immediately prior to the adjustment and the denominator of which is such fixed settlement rate as so adjusted.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, each fixed settlement rate will be adjusted based on the following formula:

FR1 = FR0 x	OS1 OS0

where,

FR0 = the applicable fixed settlement rate in effect immediately prior to 9:00 a.m., New York City Time, which we refer to herein as the “open of business,” on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

FR1 = the applicable fixed settlement rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each fixed settlement rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution, to the applicable fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing prices of our common stock for the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, each fixed settlement rate will be increased based on the following formula:

FR1 = FR0 x	OS0 + X OS0 + Y

where,

FR0 = the applicable fixed settlement rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

FR1 = the applicable fixed settlement rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing prices of our common stock over the ten consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, each fixed settlement rate shall be readjusted to the applicable fixed settlement rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each fixed settlement rate shall be decreased to be the applicable fixed settlement rate that would then be in effect if such issuance had not occurred.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of common stock at a price per share less than such average of the closing prices of our common stock for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

spin-offs as to which the provisions set forth below in this clause (3) shall apply; then each fixed settlement rate will be increased based on the following formula:

FR1 = FR0 x	SP0 SP0 - FMV

where,

FR0 = the applicable fixed settlement rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

FR1 = the applicable fixed settlement rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the closing prices of our common stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Unit and separate purchase contract shall receive, in respect of each Unit or separate purchase contract, as applicable, it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the maximum settlement rate in effect immediately prior to the record date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution (including a spin-off below) is not so paid or made, each fixed settlement rate shall be decreased to be the applicable fixed settlement rate that would then be in effect if such dividend or distribution had not been declared. In the case of rights, options or warrants to acquire our capital stock or other securities, to the extent that such rights, options or warrants are not exercised prior to their expiration or capital stock or other securities are not delivered upon the expiration of such rights, options or warrants, each fixed settlement rate shall be readjusted to the applicable fixed settlement rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the capital stock or other securities actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, each fixed settlement rate shall be decreased to be the applicable fixed settlement rate that would then be in effect if such issuance had not occurred.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any of our subsidiaries or business units, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” each fixed settlement rate will be increased based on the following formula:

FR1 = FR0 x	FMV0 + MP0 MP0

where,

FR0 = the applicable fixed settlement rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

FR1 = the applicable fixed settlement rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 = the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period after, but excluding, the effective date of the spin-off (the “valuation period”); and

MP0 = the average of the closing prices of our common stock over the valuation period.

If the first trading day of the observation period occurs after the first trading day of the valuation period for a spin-off, but on or before the last trading day of the valuation period for such spin-off, the reference in the above definition of “FMV0” to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the valuation period for such spin-off to, but excluding, the first trading day of the observation period. If one or more trading days of the observation period occur on or after the ex-dividend date for a spin-off but on or prior to the first trading day of the valuation period for such spin-off, such observation period will be suspended from, and including, the first such trading day to, and including, the first trading day of the valuation period for such spin-off and will resume immediately after the first trading day of the valuation period for such spin-off, with the reference in the above definition of “FMV0” to ten consecutive trading days deemed replaced with a reference to one (1) trading day.

In addition, if an early settlement exercise date or early mandatory relevant date occurs during the period from, but excluding, the first trading day of the valuation period for a spin-off to, and including, the last trading day of the valuation period for such spin-off, the reference in the above definition of “FMV0” to ten consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the valuation period for such spin-off to, but excluding, the applicable early settlement exercise date or early mandatory relevant date, as applicable. If an early settlement exercise date or early mandatory relevant date occurs during the period from, and including, the ex-dividend date for a spin-off to, and including, the first trading day of the valuation period for such spin-off, (i) the reference in the above definition of “FMV0” to ten consecutive trading days shall be deemed replaced with a reference to one (1) trading day, (ii) we will deliver the consideration due to such holder in respect of the applicable early settlement or early mandatory settlement, as applicable, on the third business day after the first trading day of the valuation period for such spin-off, (iii) the relevant fixed settlement rates, early mandatory settlement rate and fundamental change early settlement rate, as the case may be, applicable to such early settlement or early mandatory settlement, as applicable, will be such respective rates in effect immediately prior to the close of business on the first trading day of the valuation period for such spin-off and (iv) the person in whose name any shares of our common stock shall be issuable in respect of the applicable early settlement or early mandatory settlement, as applicable, will be deemed to become the holder of record of such shares as of the close of business on the first trading day of the valuation period for such spin-off.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, each fixed settlement rate will be adjusted based on the following formula:

FR1 = FR0 x	SP0 SP0 - C

where,

FR0 = the applicable fixed settlement rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

FR1 = the applicable fixed settlement rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share that we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Unit or separate purchase contract shall receive, for each such Unit or separate purchase contract it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the maximum settlement rate in effect immediately prior to the close of business on the record date for such cash dividend or distribution.

Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, each fixed settlement rate shall be decreased to be the applicable fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer made by us or any of our subsidiaries for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each fixed settlement rate will be increased based on the following formula:

FR1 = FR0 x	AC + (SP1 x OS1) OS0 x SP1

where,

FR0 = the applicable fixed settlement rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

FR1 = the applicable fixed settlement rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time of such tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration time of such tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the closing prices of our common stock over the ten consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date (the “averaging period”).

If the first trading day of the observation period occurs after the first trading day of the averaging period for a tender or exchange offer, but on or before the last trading day of the averaging period for such tender or exchange offer, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the averaging period for such tender or exchange offer to, but excluding, the first trading day of such observation period. If one or more trading days of the observation period occur on or after the expiration date for a tender or exchange offer, but on or prior to the first trading day in the averaging period for such tender or exchange offer, such observation period will be suspended from, and including, the first such trading day to, and including, the first trading day of the averaging period for such tender or exchange offer and will resume immediately after the first trading day of the averaging period for such tender or exchange offer and the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one”.

In addition, if an early settlement exercise date or early mandatory relevant date occurs during the period from, but excluding, the first trading day of the averaging period for a tender or exchange offer to, and including, the last trading day of the averaging period for such tender or exchange offer, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the first trading day of the averaging period for such tender or exchange offer to, but excluding, the applicable early settlement exercise date or early mandatory relevant date, as applicable. If an early settlement exercise date or early mandatory relevant date occurs during the period from, but excluding, the expiration date for a tender offer or exchange offer to, and including, the first trading day of the averaging period for such tender or exchange offer, (i) the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one (1),” (ii) we will deliver the consideration due to such holder in respect of the applicable early settlement or early mandatory settlement, as applicable, on the third business day after the first trading day of the averaging period for such tender or exchange offer, (iii) the relevant fixed settlement rates, early mandatory settlement rate and fundamental change early settlement rate, as the case may be, applicable to such early settlement or early mandatory settlement, as applicable, will be such respective rates in effect immediately prior to the close of business on the first trading day of the averaging period for such tender or exchange offer and (iv) the person in whose name any shares of our common stock shall be issuable in respect of the applicable early settlement or early mandatory settlement, as applicable, will be deemed to become the holder of record of such shares as of the close of business on the first trading day of the averaging period for such tender or exchange offer.

In addition, notwithstanding anything to the contrary herein, if a fixed settlement rate adjustment becomes effective on any ex-dividend date as described above, and (x) a holder of a Unit or separate purchase contract that has elected early settlement of such Unit or separate purchase contract, as applicable, for which the applicable early settlement exercise date occurs or (y) a holder of a Unit or a separate purchase contract to which an early mandatory settlement applies and for which the applicable early mandatory relevant date occurs, in either case of clauses (x) or (y), on or after such ex-dividend date and on or prior to the related record date would be (i) treated as the record holder of shares of our common stock as of the related early settlement exercise date or early mandatory relevant date, as applicable, as described under “—Delivery of Common Stock” above based on a fixed settlement rate that would otherwise be adjusted for such ex-dividend date in respect of such dividend, distribution or other event giving rise to such adjustment and (ii) entitled to participate in the related dividend, distribution or other event giving rise to such adjustment with respect to all such shares of our common stock, then, notwithstanding the foregoing fixed settlement rate adjustment provisions, the fixed settlement rate adjustment relating to such ex-dividend date will not be made for such holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition, if:

•	the record date, effective date or expiration date for any event that requires an adjustment to the fixed settlement rates under any of clauses (1) through (5) above occurs:

•	on or after the first trading day of the observation period; and

•	on or prior to the last trading day of the observation period; and

•	the daily settlement amount for any trading day in such observation period that occurs on or prior to such record date, effective date or expiration date:

•	includes shares of our common stock that do not entitle their holder to participate in such event; and

•	is calculated based on a fixed settlement rate that is not adjusted on account of such event;

then, we will treat each holder of a Unit and separate purchase contract as though it were the record holder on such record date, effective date or expiration date, as applicable, of a number of shares of common stock per Unit or separate purchase contract, as applicable, equal to the total number of shares of common stock that:

•	are deliverable as part of the daily settlement amount:

•	for a trading day in such observation period that occurs on or prior to such record date, effective date or expiration date; and

•	is calculated based on fixed settlement rates that are not adjusted for such event; and

•	if not for this provision, would not entitle such holder to participate in such event.

Except as stated herein, we will not adjust the fixed settlement rates for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the fixed settlement rates, except to the extent of any readjustment to the fixed settlement rates, no adjustment to the fixed settlement rates will be made (other than as a result of a reverse share split or share combination).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We may (but are not required to) increase the fixed settlement rates to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a dividend subject to U.S. federal income or withholding tax as a result of an adjustment or the nonoccurrence of an adjustment to the fixed settlement rates. For a discussion of the U.S. federal income tax treatment of an adjustment to the fixed settlement rates, see “Material U.S. Federal Income Tax Considerations.”

We do not currently have a preferred stock rights plan in effect. Upon settlement of a Unit or separate purchase contract, to the extent that we then have a rights plan in effect, if (i) early settlement applies to such Unit or separate purchase contract, on the applicable early settlement exercise date, (ii) early mandatory settlement applies to such Unit or separate purchase contract, on the applicable early mandatory relevant date or (iii) mandatory settlement applies to such Unit or separate purchase contract, on any trading day in the observation period, in each case, you will receive, in addition to any shares of common stock received in connection with such early settlement or early mandatory settlement or in respect of such trading day, as the case may be, the rights under the rights plan, unless prior to such early settlement exercise date, early mandatory relevant date or trading day, as the case may be, the rights have separated from our common stock, in which case, and only in such case, each fixed settlement rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the fixed settlement rates will not be adjusted:

•

on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Units were first issued; or

•	for a change in the par value of our common stock.

Adjustments to the fixed settlement rates will be calculated to the nearest 1/10,000th of a share. Adjustments to the reference price and threshold appreciation price will be calculated to the nearest $0.0001.

If we adjust the fixed settlement rates pursuant to the above provisions, we will deliver to the purchase contract agent an officer’s certificate setting forth each fixed settlement rate, detailing the calculation of each fixed settlement rate and describing the facts upon which the adjustment is based, upon which certificate the purchase contract agent may conclusively rely. In addition, we will issue a press release containing the relevant information (and make the press release available on our website). The purchase contract agent shall not be responsible for, and shall not make any representation as to the validity or value of, any common stock, securities or assets issued upon settlement of the Units or separate purchase contracts, or as to the accuracy of any calculation made hereunder.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•

any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Adjustments to the Fixed Settlement Rates”);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any binding share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “merger event”), then, at the effective time of the transaction, the right to settlement of each Unit or separate purchase contract into shares of our common stock will be changed into a right to settlement of such Unit or separate purchase contract based on the kind and amount of shares of common stock, other securities or other property or assets (including cash or any combination thereof), which common stock, other securities or other property or assets we refer to as the reference property, that a holder of shares of our common stock would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) any shares of our common stock that we would have been required to deliver upon settlement of the Units and separate purchase contracts as set forth above will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction, (ii) the daily VWAP and closing price will be calculated based on the value of the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction and (iii) the consideration due upon settlement of the Units and separate purchase contracts will be determined as if relevant references to shares of our common stock or any number thereof (including for purposes of any adjustment to the fixed settlement rates) were deemed replaced with references to the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and that will be deliverable upon settlement of the Units and separate purchase contracts) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the purchase contract agreement to not become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the purchase contract agreement requires us to calculate the closing prices, the daily VWAPs or any function thereof over a span of multiple days (including during an observation period), we will make appropriate adjustments to each to account for any adjustment to the fixed settlement rates that becomes effective, or any event requiring an adjustment to the fixed settlement rates where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the closing prices, the daily VWAPs or functions thereof are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, to the extent any such adjustment is necessary, without duplication of any adjustment made pursuant to the paragraph above that begins with the phrase, “In addition, if: the record date, effective date or expiration date for any event that requires an adjustment to the fixed settlement rates under any of clauses (1) through (5) above occurs.”

Fractional Shares

We will deliver cash in lieu of any fractional share of common stock issuable upon settlement of the Units or separate purchase contracts based on the (i) closing price on the relevant early settlement exercise date or early mandatory relevant date, as applicable, or, if such date is not a trading day, the immediately preceding trading day (in the case of an early settlement or an early mandatory settlement, as applicable) or (ii) daily VWAP on the last trading day of the observation period (in the case of a mandatory settlement). We will calculate the whole number of shares and the amount of any fractional share due upon settlement of a Unit or separate purchase contract based on the aggregate number of Units or separate purchase contracts being settled by each holder with the same early settlement exercise date, early mandatory relevant date or observation period, as applicable or based on such other aggregate number of Units or separate purchase contracts being settled in respect of the same early settlement exercise date, early mandatory relevant date or observation period, as applicable, as DTC may otherwise request.

Consequences of Bankruptcy

Upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to Post, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate. Upon acceleration, holders will be entitled to receive a number of shares of our common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our common stock at that time). If we file for bankruptcy court protection prior to the settlement of the purchase contracts, however, we may be unable to deliver our common stock in settlement of the accelerated purchase contracts after such filing. Instead, a holder would have a damage claim against us for the value of our common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts, but the purchase contract agreement will (i) provide that such claim will be subordinated to the prior payment in full of all other claims against us, whether secured or unsecured and whether incurred, assumed or guaranteed after the initial issuance date of the Units and (ii) include an acknowledgement by the holders that the purchase contracts are not intended to provide the holders with rights that are senior to the interests of holders of our common stock in any U.S. bankruptcy proceeding concerning us; in addition, in any bankruptcy proceeding concerning us, under section 510(b) of the Bankruptcy Code such claim will be subordinated to rank equally with the interests of holders of our common stock, in which case you will only be able to recover damages to the extent holders of our common stock receive any recovery.

Please refer to “Risk Factors—We may not be able to settle your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes, in the event that we file for bankruptcy.”

Modification

The purchase contract agreement will contain provisions permitting us and the purchase contract agent to modify the purchase contract agreement without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the purchase contract agreement;

•	to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•

in the case of a merger event, to provide for the settlement of the purchase contracts into the reference property as required under the provisions described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock” above;

•	to cure any ambiguity, omission, defect or inconsistency in the purchase contract agreement; and

•

to make any change that does not adversely affect the rights of any holder; provided that any modification to conform the terms of the purchase contract agreement to the description thereof in the preliminary prospectus supplement, as supplemented by the pricing term sheet related to the offering of the Units will not be deemed to be adverse to any holder.

Subject to certain exceptions, the purchase contract agreement may be amended with the consent of the holders of at least a majority of the purchase contracts (whether or not part of a Unit) then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Units and/or separate purchase contracts) and, subject to certain exceptions, compliance with any provisions may be waived with the consent of the holders of a majority of the purchase contracts (whether or not part of a Unit) then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Units and/or separate purchase contracts). However, without the consent of each holder of a then outstanding purchase contract (whether or not part of a Unit) affected, no amendment may, among other things:

•	make any change that impairs or adversely affects the settlement rights of any purchase contract;

•

change the right to settle purchase contracts early or the fundamental change early settlement right, in either case, whether through an amendment or waiver of the provisions in the covenants, definitions or otherwise;

•

impair the right of any holder to receive delivery of the number of shares of our common stock, cash in lieu of any fractional share and/or reference property due upon settlement of any purchase contract on the due dates therefor;

•	impair the right to institute suit for the enforcement of the purchase contracts; or

•

make any change in the percentage of holders required to consent to any amendment, modification or waiver of any provision of the purchase contract agreement, or make any change to the purchase contract agreement provision described in this sentence.

Consolidation, Merger, Sale or Conveyance

We will covenant in the purchase contract agreement that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•

the successor entity, if not us, is (and, if we remain a party to the purchase contracts and the purchase contract agreement after giving effect to such transaction and the requirements in respect thereof under the purchase contract agreement) a corporation organized and existing under the laws of the United

States of America or a U.S. state or the District of Columbia and that entity, if not us, expressly assumes our obligations under the purchase contracts and the purchase contract agreement; and

•

the obligor under the purchase contracts will not, immediately after the relevant transaction, be in default in the performance of its covenants and conditions under the Units, the purchase contracts or the purchase contract agreement.

This “Consolidation, Merger, Sale or Conveyance” covenant will not apply to any conveyance, transferor lease of assets between or among us and any of our subsidiaries.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon settlement of the purchase contracts, that number of shares of common stock as shall from time to time be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum number of shares set forth above under “—Early Settlement Upon a Fundamental Change,” subject to adjustment as set forth therein.

Governing Law

The purchase contract agreement, the purchase contracts and any claim, controversy or dispute arising under or related to the purchase contract agreement or the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

U.S. Bank National Association (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of purchase contracts, whether part of Units or separate purchase contracts from time to time. The purchase contract agent will not be obligated to take any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

We will pay the purchase contract agent reasonable fees for its services, subject to any written agreement between us and the purchase contract agent. We will reimburse the purchase contract agent for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of the purchase contract agent’s counsel).

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor except as required by law or court order.

DESCRIPTION OF THE AMORTIZING NOTES

The amortizing notes will be issued under the base indenture between Post and U.S. Bank National Association, as trustee, and a related supplemental indenture for such amortizing notes, to be dated the date of issuance of such amortizing notes (the “supplemental indenture”), between Post and U.S. Bank National Association, as trustee, collectively referred to in this section as the “indenture.” The following summary of the terms of the amortizing notes contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the base indenture and the supplemental indenture, which will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or be incorporated by reference therein. A copy of the base indenture is, and a copy of the supplemental indenture will be, available for inspection at the office of the trustee. In addition, the base indenture, the supplemental indenture for the amortizing notes, the Units and the amortizing notes include those terms incorporated therein by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

As used in this section, the terms “Post,” “we,” “us” and “our” mean Post Holdings, Inc. and do not include any of its existing or future subsidiaries.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued in an aggregate principal amount of $36.3 million (or $41.8 million aggregate principal amount if the underwriters exercise their option to purchase additional Units in full). The scheduled final installment payment date (as defined below) will be June 1, 2017, subject to extension as described below. We may not redeem the amortizing notes prior to maturity.

As described below under “Book-Entry Procedures and Settlement,” in certain circumstances amortizing notes may be issued in certificated form in exchange for a global security. In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in the continental United States. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See “Book-Entry Procedures and Settlement.”

Other than the limited restrictions described below under “Consolidation, Merger, Sale or Conveyance,” there are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Post that may adversely affect such holders.

Ranking

The amortizing notes will be senior unsecured obligations of Post and will (i) rank senior in right of payment to all existing and future indebtedness of Post that is, by its terms, expressly subordinated in right of payment to the amortizing notes (or to all senior indebtedness), (ii) rank pari passu in right of payment with all existing and future unsecured indebtedness of Post that is not so subordinated and (iii) be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such obligations. In addition, the amortizing notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

As of March 31, 2014, we had $2,250.0 million in aggregate principal amount of total debt and a $300.0 million secured revolving credit facility (with no amounts drawn thereunder). See “Description of Certain Other Indebtedness.” Giving effect to this offering and the other financing transactions (based upon the estimated offering amounts set forth under “Prospectus Supplement Summary –Financing Transactions”), as of March 31, 2014, we would have had approximately $2,916.3 million of aggregate principal amount of unsecured senior indebtedness outstanding (including our senior notes and the amortizing notes), approximately $885.0 million outstanding on the term loan, $400.0 million available for borrowing under our revolving credit facility, and an additional $50.0 million payment obligation to the sellers of Michael Foods under the merger agreement that is of the acquisition of Michael Foods. The amounts borrowed under the term loan and any amounts that we borrow under the revolving credit facility will be secured, and therefore effectively senior to the amortizing notes. In addition, upon completion of the Michael Foods acquisition, certain of our acquired Michael Foods subsidiaries will have outstanding indebtedness of approximately $13.0 million, approximately $12.5 million of which is secured. See “Capitalization.”

Installment Payments

Each amortizing note will have an initial principal amount of $14.5219. On each March 1, June 1, September 1 and December 1, commencing on September 1, 2014 (each, an “installment payment date”), we will pay, in cash, equal installments of $1.3125 on each amortizing note (or, in the case of the installment payment due on September 1, 2014, $1.35625 per amortizing note). Each installment will constitute a payment of interest (at a rate of 5.25% per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of the close of business on the February 15, May 15, August 15 or November 15, as applicable, immediately preceding the relevant installment payment date.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. However, if such business day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Notwithstanding anything to the contrary herein, the amount of any installment payment will be increased by the amount of additional interest, if any, payable for the relevant period at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Amortization Schedule

The total installments of principal on the amortizing notes for each scheduled installment payment date are set forth below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
September 1, 2014	$1.1593	$0.1970
December 1, 2014	$1.1371	$0.1754
March 1, 2015	$1.1520	$0.1605
June 1, 2015	$1.1672	$0.1453
September 1, 2015	$1.1825	$0.1300
December 1, 2015	$1.1980	$0.1145
March 1, 2016	$1.2137	$0.0988
June 1, 2016	$1.2297	$0.0828
September 1, 2016	$1.2458	$0.0667
December 1, 2016	$1.2621	$0.0504
March 1, 2017	$1.2787	$0.0338
June 1, 2017	$1.2958	$0.0167

Restrictions Applicable During a Default Under the Indenture

If there shall have occurred and be continuing an “Event of Default” under the indenture, then:

•

we and our subsidiaries shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:

•

purchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to such default, including under a contractually binding stock repurchase plan;

•

as a result of an exchange or conversion of any class or series of our capital stock that, by its terms as in effect prior to the occurrence of such default, is exchangeable for or convertible into any other class or series of our capital stock; and

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

•

we and our subsidiaries shall not make any payment of interest, principal or premium on, or repay, purchase or redeem, any debt securities or guarantees issued by us that rank equally with or junior to the amortizing notes, other than pro rata payments of accrued and unpaid interest on the amortizing notes and any other debt securities or guarantees issued by us that rank equally with the amortizing notes, except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment.

These restrictions, however, will not apply to any dividends or distributions with respect to our common stock where we exclusively issue shares of our common stock in such dividend or distribution.

Repurchase of Amortizing Notes at the Option of the Holder

If we elect to exercise our early mandatory settlement right (as described under “Description of the Purchase Contracts—Early Settlement at Our Election” above), then holders will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be redeemed on the repurchase date, as described below. Holders may not require us to repurchase a portion of an individual amortizing note. In addition, holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s election at the early settlement rate as described above under “Description of the Purchase Contracts—Early Settlement” or at the fundamental change early settlement rate as described above under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the early mandatory settlement notice, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Settlement at Our Election” (and which will be required to fall on the early mandatory settlement date).

The “repurchase price” per amortizing note to be redeemed will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest (to, but excluding, the repurchase date) on such principal amount at a rate of 5.25% per annum (as increased by any additional interest). However, if the repurchase date falls after a regular record date and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

To exercise your repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

•	the number of amortizing notes to be repurchased; and

•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the trustee prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	the number of the withdrawn amortizing notes;

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the number of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase, on the repurchase date, the amortizing notes subject to any repurchase notice that has not been withdrawn. Holders who have exercised their repurchase right will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes (or Units). If the trustee holds money sufficient to pay the repurchase price of the amortizing notes on the repurchase date, then:

•

the amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•	all other rights of the holder will terminate (other than the right to receive the repurchase price).

In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default

The following are “Events of Default” under the indenture:

(a) (i) our failure to pay any installment payment on any amortizing note when such is due, which failure to pay is not cured within 30 days or (ii) our failure to pay the repurchase price of any amortizing note when such is due;

(b) our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due;

(c) our failure to comply with any of our agreements or covenants in, or provisions of, the amortizing notes or the indenture and such failure continues for the period and after the notice specified below;

(d) default by us or any of our significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) as in effect on the original date of issuance of the amortizing notes (“significant subsidiaries”) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt (other than non-recourse debt of a special purpose subsidiary) for money borrowed in excess of $60.0 million in the aggregate of us and such other significant subsidiaries, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable prior to its stated maturity or (ii) from a failure to pay the principal of or premium, if any, on any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(e) failure by us or any of our majority owned significant subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured or unbonded amount of which for us or such other subsidiary exceeds in the aggregate $60.0 million, which are not stayed on appeal; and

(f) certain events of bankruptcy, insolvency or reorganization of us or any of our majority owned significant subsidiaries.

A default as described in clause (c) above will not be deemed an Event of Default until the trustee notifies us, or the holders of at least 25% in principal amount of the then outstanding amortizing notes notify us and the trustee, of the default and we do not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a default is cured within such time period, it ceases.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% of the principal amount of the outstanding amortizing notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the amortizing notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. However, upon an event of default pursuant to clause (f) above (except with respect to any significant subsidiary), the aggregate principal amount and accrued and unpaid interest will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, if we so elect, the sole remedy of holders for an event of default relating to our failure to file reports as described under “—Reports” below will, (i) for the first 90 days after the occurrence of such event of default (which will be the 61st day after written notice is provided to us of the default pursuant to clause (c) above), consist exclusively of the right to receive additional interest at an annual rate equal to 0.25% per annum on the principal amount of the amortizing notes then outstanding, and (ii) for the 90 days immediately following such 90-day period, consist exclusively of the right to receive additional interest at an annual rate equal to 0.50% per annum on the principal amount of the amortizing notes then outstanding. If we make such election, such additional interest will be payable in arrears on each interest payment date following the date on which such event of default first occurs. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the amortizing notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. If we do not elect to pay additional interest upon an event of default in accordance with this paragraph, the amortizing notes will be subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to our failure to comply with the reporting obligations described above in the immediately preceding paragraph and below in “—Reports”, we must notify the trustee, the paying agent and all of the holders of the amortizing notes, in writing, of such election on or before the close of business on the fifth business day immediately following the date on which such event of default otherwise would occur. Upon our failure to timely give such notice or pay additional interest, the amortizing notes will be immediately subject to acceleration as provided above.

The holders may not enforce the provisions of the indenture or the amortizing notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the amortizing notes then outstanding may direct the trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the indenture. The trustee may withhold from the holders notice of any continuing default or event of default if the trustee determines that withholding such notice is in the holders’ interest.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest.

We are required to deliver, within 120 calendar days after the end of each fiscal year, to the trustee an annual statement regarding compliance with the indenture, and include in such statement, if any officer is aware of any default or event of default, a statement specifying such default or event of default and what action we are taking or propose to take with respect thereto. In addition, we are required to deliver to the trustee prompt written notice of the occurrence of any default or event of default and of what action we are taking or propose to take with respect thereto.

Reports

The indenture requires Post to file with the trustee, within 15 days after Post is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Post may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. For purposes of this section, documents filed by Post with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, provided, however, that the trustee shall have no obligation whatsoever to determine if such filing has occurred.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Post’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to conclusively rely exclusively on an officer’s certificate).

Legal Defeasance and Covenant Defeasance

Post may, at its option and at any time, elect to have all of its obligations under the indenture discharged with respect to the amortizing notes (“legal defeasance”) except for the obligations to, or rights of, the holders listed below.

In addition, Post may, at its option and at any time, elect to have its obligations released with respect to certain covenants described under “—Reports” and “—Restrictions Applicable During a Default Under the Indenture” above and “—Consolidation, Merger, Sale or Conveyance” below (other than clause (y) of the first bullet thereunder) and the events of default described under clauses (b) through (f) under “—Events of Default” above, in each case subject to the exceptions specified in the indenture (“covenant defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or an event of default with respect to the amortizing notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, notice of fundamental change,) described under “—Events of Default” will no longer constitute an event of default with respect to the amortizing notes.

In order to exercise either legal defeasance or covenant defeasance:

(1) Post must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the amortizing notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay principal of, and interest, on, the outstanding amortizing notes to their maturity;

(2) in the case of legal defeasance, Post shall have delivered to the trustee an opinion of independent U.S. tax counsel of recognized standing (subject to customary assumptions and exceptions) confirming that (a) Post has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of issuance, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding amortizing notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, Post shall have delivered to the trustee an opinion of independent U.S. tax counsel of recognized standing (subject to customary assumptions and exceptions) confirming that the holders of the outstanding amortizing notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit;

(5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture or any material agreement or instrument to which Post or any of its subsidiaries is a party or by which Post or any of its subsidiaries is bound;

(6) Post must deliver to the trustee an officers’ certificate stating that the deposit was not made by Post with the intent of preferring the holders of amortizing notes over the other creditors of Post with the intent of defeating, hindering, delaying or defrauding creditors of the Post or others; and

(7) Post must deliver to the trustee an officers’ certificate and an opinion of counsel (subject to customary assumptions and exceptions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing and the provisions under “—Satisfaction and Discharge” below, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of the amortizing notes:

•	rights of registration of transfer and exchange of amortizing notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen amortizing notes;

•	rights of holders of the amortizing notes to receive payments of principal thereof and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of amortizing notes that are beneficiaries with respect to property so deposited with the trustee payable to all or any of them;

•	obligations of Post to maintain an office or agency in respect of the amortizing notes;

•	rights and obligations described under “—Repurchase of Amortizing Notes at the Option of the Holder” above; and

•	the legal defeasance provisions under the indenture.

Satisfaction and Discharge

Subject to certain exceptions, the Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the amortizing notes, as expressly provided for in the Indenture) as to all outstanding amortizing notes when:

(1)	either:

(a) all the amortizing notes theretofore authenticated and delivered (except lost, stolen or destroyed amortizing notes which have been replaced or paid and amortizing notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Post and thereafter repaid to Post or discharged from their trust as provided in the indenture) have been delivered to the trustee for cancellation, or

(b) all the amortizing notes that have not been delivered to the trustee for cancellation will mature within one year; and Post has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of amortizing notes, cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee to pay to pay principal of, and interest on, the outstanding amortizing notes to their maturity not theretofore delivered to the trustee for cancellation for principal, and interest, to their maturity;

(2) no default or event of default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which Post is a party or by which Post is bound;

(3) Post has paid or caused to be paid all other sums payable under the indenture; and

(4) Post has delivered irrevocable instructions to the trustee to apply such funds to the payment of principal of, and interest on, the outstanding amortizing notes to their maturity.

In addition, Post must deliver to the trustee an officers’ certificate and an opinion of counsel (subject to customary assumptions and exceptions) stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification

The indenture governing the amortizing notes will contain provisions permitting us and the trustee to modify the indenture governing the amortizing notes without the consent of the holders (whether held separately or as a component of Units) for any of the following purposes:

•	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture governing the amortizing notes;

•

to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders, add events of default for the benefit of holders or to surrender any right or power conferred upon us;

•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	secure the amortizing notes;

•	add guarantees with respect to the amortizing notes;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture governing the amortizing notes; and

•

make any change that does not adversely affect the rights of any holder in any material respect; provided that any amendment to conform the terms of the indenture governing the amortizing notes to the description thereof in the preliminary prospectus supplement, as supplemented by the pricing term sheet related to the offering of the Units will not be deemed to be adverse to any holder.

Subject to certain exceptions, the indenture governing the amortizing notes may be amended with the consent of the holders of at least a majority of the amortizing notes (whether or not part of a Unit) then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Units and/or separate amortizing notes) and, subject to certain exceptions, compliance with any provisions may be waived with the consent of the holders of a majority of the amortizing notes (whether or not part of a Unit) then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Units and/or separate amortizing notes). However, without the consent of each holder of a then outstanding amortizing note (whether or not part of a Unit) affected, no amendment may, among other things:

•	change any installment payment date or the amount owed on any installment payment date;

•	reduce the principal amount of the amortizing notes or the rate of interest thereon;

•

reduce the percentage in principal amount of outstanding amortizing notes the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain events of default and their consequences provided for in the indenture;

•	change the ranking of the amortizing notes;

•	make the amortizing notes payable in a currency other than that stated in the amortizing notes;

•

reduce the repurchase price for the amortizing notes or amend or modify in any manner adverse to holders of the amortizing notes Post’s obligation to make such payment or give notices in respect thereof;

•	impair the right to institute suit for the enforcement of the amortizing notes; or

•

make any change in the percentage of holders required to consent to any amendment, modification or waiver of any provision of the indenture, or make any change to the indenture provision described in this sentence.

Consolidation, Merger, Sale or Conveyance

We will covenant in the indenture that we will not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•

(x) the successor entity, if not us, is (and, if we remain a party to the amortizing notes and the indenture after giving effect to such transaction and the requirements in respect thereof under the indenture, we are) a corporation organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and (y) that entity, if not us, expressly assumes our obligations under the purchase contracts and the purchase contract agreement and our obligations under the indenture and the amortizing notes; and

•	the obligor under the indenture will not, immediately after the relevant transaction, be in default in the performance of its covenants and conditions under the Units or the amortizing notes.

This “Consolidation, Merger, Sale or Conveyance” covenant will not apply to any conveyance, transferor lease of assets between or among us and our subsidiaries.

Governing Law

The indenture and the amortizing notes, and any claim, controversy or dispute arising under or related to the indenture or amortizing notes, for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Any monies deposited with the trustee or any paying agent or then held by us in trust for the payment of installment payments on the amortizing notes that remains unclaimed for two years after the date the payments became due and payable, shall, at our request, be repaid to us or released from trust, as applicable, and the holder of the amortizing note shall thereafter look, as a general unsecured creditor, only to us for payment thereof.

Prescription

Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the amortizing notes must be commenced within six years after payment is due. Thereafter our payment obligations will generally become unenforceable.

Information Concerning the Trustee

U.S. Bank National Association will be the trustee on behalf of the holders of the amortizing notes. The indenture will contain provisions limiting the liability of the trustee, and we will indemnify the trustee, its officers, directors, employees and agents against any loss, liability or expenses incurred or made in connection with the trustee’s duties under the indenture.

We will pay the trustee reasonable fees for its services, subject to any written agreement between us and the trustee. We will reimburse the trustee for all reasonable and out-of-pocket expenses (including the reasonable compensation and expenses of the trustee’s counsel).

The indenture will contain provisions under which the trustee may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we, the purchase contract agent and the trustee will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we, the purchase contract agent nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in

DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Units, separate purchase contracts or separate amortizing notes, as the case may be, that are settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Units, separate purchase contracts or separate amortizing notes, as the case may be, by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Units, separate purchase contracts and separate amortizing notes, as the case may be, among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities in registered form only if:

(a) the depositary is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for the depositary within 90 days;

(b) at any time the depositary ceases to be a clearing agency registered under the Exchange Act; or

(c) we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

The global security will be exchangeable, upon the events described above, in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate purchase contracts or separate amortizing notes, as the case may be, for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive separate purchase contracts or separate amortizing notes, as the case may be, so long as the applicant furnishes to us and the purchase contract agent and the trustee, as applicable, such security or indemnity and such evidence of ownership as the purchase contract agent and the trustee, as applicable, and we may require.

In the event definitive separate notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent in the continental United States. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes. Our paying agent in the Borough of Manhattan is the corporate trust office of U.S. Bank National Association, located at 100 Wall Street, Suite 1600, New York, New York 10005.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office of U.S. Bank National Association listed above. A form of such instrument of transfer will be obtainable at the relevant office of U.S. Bank National Association. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of U.S. Bank National Association, as requested by the owner of such new Units, separate purchase contacts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of the Units, the purchase contracts and amortizing notes that are components of Units and shares of our common stock acquired under a purchase contract. This discussion applies only to holders who acquire Units upon original issuance at the $100.00 offering price and who hold the Units, the components of the Units and shares of our common stock acquired under a purchase contract as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Units, purchase contracts, amortizing notes or shares of our common stock;

•

persons holding Units, purchase contracts, amortizing notes or shares of our common stock as part of a hedge, “straddle,” equity-linked arbitrage strategy, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	certain former citizens and residents of the United States;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	persons subject to the alternative minimum tax; or

•	persons that receive the Units, purchase contracts, amortizing notes or shares of our common stock as compensation or in connection with the performance of services.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, purchase contracts, amortizing notes or common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding Units, purchase contracts, amortizing notes or common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Units, purchase contracts, amortizing notes or the common stock.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of Units are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Characterization of Units and Amortizing Notes

Although there is no authority directly on point and therefore the issue is not free from doubt, we intend to take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes, and the amortizing notes will be treated as indebtedness for U.S. federal income tax purposes. Under this treatment, a holder of Units will be treated as if it held each component of Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. federal income tax purposes.

If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described below. Specifically, if you are a U.S. Holder you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. Even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes, the purchase contracts could be treated as our stock, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences described herein, except that a holder’s holding period for the common stock received under a purchase contract would include the period during which the holder held the purchase contract.

The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. federal income tax purposes, and no assurance can be given that the Internal Revenue Service (“IRS”) will agree with the tax consequences described herein. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. No ruling has been or will be sought concerning the treatment of the Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the tax consequences to you of the possible recharacterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments, the characterization of the amortizing notes as indebtedness, and the characterization of the purchase contracts as contracts to acquire our common stock will be respected for U.S. federal income tax purposes.

Certain Contingent Payments

In certain circumstances (see “Description of the Amortizing Notes—Payment of Additional Amounts” and “—Events of Default”), we may be obligated to pay amounts on the amortizing notes that are in excess of stated interest and principal. These potential payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the amortizing notes to be treated as contingent payment debt instruments. However, additional income will be recognized to a holder of notes if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the amortizing note. The remainder of this discussion assumes that the amortizing notes will not be treated as contingent payment debt instruments.

Allocation of the Issue Price and Purchase Price

The $100.00 offering price of each Unit will be allocated between the purchase contract and the amortizing note that constitute the Unit in proportion to their relative fair market values at the time of issuance. That allocation of the offering price will establish a holder’s initial tax basis in the purchase contract and amortizing note.

We have determined that the offering price allocated to each purchase contract and amortizing note is $85.4781 and $14.5219, respectively. That allocation will be binding on you (but not the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed U.S. federal income tax return for the taxable year in which you acquire Units pursuant to this offering. The remainder of this discussion assumes that this allocation of offering price to each purchase contract and amortizing note will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of Units, purchase contracts, amortizing notes or our common stock acquired under a purchase contract that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments on the Amortizing Notes. The portion of the installment payment on an amortizing note that is treated as interest will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued in accordance with such U.S. Holder’s method of tax accounting. The portion of the installment payment on an amortizing note that is not treated as interest will be treated as a tax-free return of principal and reduce a U.S. Holder’s tax basis in such note.

Settlement of a Purchase Contract. U.S. Holders will not recognize gain or loss on the acquisition of our common stock upon the mandatory or early settlement of a purchase contract except with respect to cash paid in lieu of a fractional share of our common stock. A U.S. Holder’s tax basis in the common stock received under a purchase contract will be equal to its tax basis in the purchase contract less the portion of such tax basis allocable to the fractional share. A U.S. Holder’s holding period for the common stock received under a purchase contract will begin the day after that stock is received.

Constructive Dividends. The settlement rate of the purchase contracts will be adjusted in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the holder of a purchase contract. If we were to make a distribution of cash or property (for example, distributions of evidences of indebtedness or assets) to stockholders and the settlement rate of the purchase contracts were increased pursuant to the applicable anti-dilution provisions, such increase may be deemed to be a distribution to U.S. Holders. In addition, any other increase in the settlement rate of the purchase contracts (including an adjustment to the settlement rate in connection with a fundamental change) may, depending on the circumstances, be deemed to be a distribution to U.S. Holders. In certain circumstances, the failure to make an adjustment of the settlement rate may result in a taxable distribution to U.S. Holders, if as a result of such failure the proportionate interest of the U.S. Holders in our assets or earnings and profits is increased.

Any deemed distribution will generally be subject to tax in the same manner as an actual distribution. See “—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts” below. However, deemed distributions may not be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate U.S. Holders or for the dividends-received deduction applicable to certain dividends paid to corporate U.S. Holders. Holders should consult their tax advisors as to the tax consequences of receiving constructive dividends.

Because a deemed distribution would not give rise to any cash from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder’s behalf (because the U.S. Holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments of any cash or common stock payable on the sale or settlement of a purchase contract (or, possibly, against any payments on our shares of common stock).

Taxation of Distributions on Common Stock Acquired under the Purchase Contracts. Distributions paid on shares of common stock acquired under the purchase contracts generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be taxable as ordinary income when received by a U.S. Holder. In the case of a non-corporate U.S. Holder, dividends are subject to tax at reduced rates if certain holding period and other requirements are met. Dividends received by a corporate U.S. Holder should be eligible for the dividends received deduction if such holder meets certain holding period and other applicable requirements. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain.

Sale or Other Taxable Disposition of Units, Purchase Contracts, Amortizing Notes or Common Stock. Upon the sale, exchange or other taxable disposition of a purchase contract (including the portion of the purchase contract that is deemed to be sold as a result of the receipt of cash in lieu of a fractional share upon the settlement of the purchase contract), amortizing note or share of our common stock, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the purchase contract (or portion thereof), amortizing note or share of stock, as the case may be.

Gain or loss realized on the sale, exchange or other taxable disposition of a purchase contract, amortizing note or share of common stock will generally be capital gain or loss (excluding amounts received with respect to accrued interest to the extent not previously included in income, which generally will be taxable as ordinary income) and will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition, the purchase contract, amortizing note or share of stock, as the case may be, has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Upon the sale, exchange or other taxable disposition of a Unit, a U.S. Holder will be treated as having sold or disposed of the purchase contract and amortizing note that constitute the Unit. The proceeds realized on a disposition of a Unit will be allocated between the purchase contract and amortizing note of the Unit in proportion to their relative fair market values. As a result, a U.S. Holder will calculate its gain or loss on the purchase contract separately from the gain or loss on the amortizing note. It is thus possible that a U.S. Holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit.

Separation and Recreation of Units. U.S. Holders will not recognize gain or loss by (i) separating a Unit into its component purchase contract and amortizing note or (ii) recreating a Unit, as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Backup Withholding and Information Reporting. Generally, interest paid on the amortizing notes, dividends on the common stock and any proceeds of a sale, exchange or other taxable disposition of Units, purchase contracts, amortizing notes or shares of our common stock will be subject to information reporting if such payments are made through a United States payor or United States middleman (as defined in the Treasury Regulations). Backup withholding may apply to such payments unless the U.S. Holder is a corporation or other exempt recipient, and, when required, demonstrates this fact, or such U.S. Holder provides a taxpayer identification number and satisfies certain certification requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided that such holder furnishes certain required information to the IRS in a timely fashion.

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Unit, purchase contract, amortizing note or share of common stock acquired under a purchase contract that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

“Non-U.S. Holder” does not include a holder who is a non-resident alien individual present in the United States for 183 days or more in the taxable year of disposition of the Units, purchase contracts, amortizing notes or common stock. Such a Non-U.S. Holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other taxable disposition of Units, purchase contracts, amortizing notes or common stock.

Settlement of a Purchase Contract. Non-U.S. Holders will not recognize gain or loss on the acquisition of our common stock upon the mandatory or early settlement of a purchase contract except with respect to cash paid in lieu of a fractional share of our common stock. A Non-U.S. Holder’s tax basis in the common stock received under a purchase contract will be equal to its tax basis in the purchase contract less the portion of such tax basis allocable to the fractional share. A Non-U.S. Holder’s holding period for the common stock received under a purchase contract will begin the day after that stock is received.

Payments on the Amortizing Notes. Subject to the discussion below concerning backup withholding and FATCA (as defined below), under the characterization of each Unit as an investment unit consisting of an amortizing note and a purchase contract for U.S. federal income tax purposes, payments of principal and interest on the amortizing notes by us to any Non-U.S. Holder should qualify for the “portfolio interest exemption” and should not be subject to U.S. federal income tax or withholding of such tax, provided that such interest income is not effectively connected with a U.S. trade or business of the Non-U.S. Holder (or, if a tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder within the United States); and provided that the Non-U.S. Holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is related to Post actually or by attribution through stock ownership;

•	is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•

either (a) provides an appropriate, properly executed, IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the Non-U.S. Holder’s name and address, and certifies as to Non-U.S. Holder status in compliance with applicable law and regulations; or (b) causes a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business to provide a statement to us or our agent under penalties of perjury in which it certifies that such an IRS Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. Holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the Non-U.S. Holder will be subject to a 30% U.S. federal tax withholding unless the holder provides us or our agent with the appropriate, properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from (or reduction of) withholding under the benefit of a tax treaty or IRS Form W-8ECI stating that such interest is not subject to withholding because it is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.

If a Non-U.S. Holder is engaged in a U.S. trade or business, and if interest on an amortizing note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will generally be subject to tax on this interest income in the same manner as a U.S. Holder, subject to an applicable tax treaty providing otherwise. Effectively connected interest received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable tax treaty.

However, if, as described above under “—Characterization of Units and Amortizing Notes,” the components of a Unit were recharacterized and treated a single instrument for U.S. federal income tax purposes, payments of principal and interest made to Non-U.S. Holders could be subject to U.S. federal withholding tax at a rate of 30%, unless such Non-U.S. Holder is entitled to claim a lower rate as may be specified by an applicable tax treaty and such holder has satisfied the relevant certification requirements. Even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes, payments to Non-U.S. Holders on the amortizing notes could potentially be subject to U.S. federal withholding tax.

Taxation of Distributions on Common Stock Acquired under the Purchase Contracts. Any distribution to a Non-U.S. Holder with respect to our common stock acquired under the purchase contract, other than certain pro rata distributions of shares of common stock, that we pay out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will constitute a dividend. In general, dividends paid to Non-U.S. Holders (including any constructive distributions taxable as dividends as discussed below under “—Constructive Dividends”) with respect to common stock will be subject to U.S. federal withholding tax at a 30% rate, unless such rate is reduced by an applicable tax treaty. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, are attributable to such Non-U.S. Holder’s permanent establishment in the United States, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates in the same manner as if the Non-U.S. Holder were a U.S. Holder (as described above). A Non-U.S. Holder will be required to comply with certain certification and disclosure requirements in order for effectively connected income to be exempt from withholding or to claim a reduced treaty rate. Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable tax treaty.

Constructive Dividends. As described above under “—Tax Consequences to U.S. Holders—Constructive Dividends,” in certain circumstances, a holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a Non-U.S. Holder in our earnings and profits could result in deemed distributions to the Non-U.S. Holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to you will be subject to U.S. federal income tax or withholding tax in the manner described above under “—Tax Consequences to Non-U.S. Holders—Taxation of Distributions on Common Stock Acquired under the Purchase Contracts.”

Because a taxable constructive stock dividend would not give rise to any cash from which any applicable withholding or backup withholding could be satisfied, if withholding or backup withholding is paid on the Non-U.S. Holder’s behalf (because the Non-U.S. Holder failed to establish an exemption from withholding or backup withholding), such withholding or backup withholding may be set off against any payments of cash or common stock payable on the sale or settlement of a purchase contract. A Non-U.S. Holder who is subject to U.S. federal withholding or backup withholding should consult its own tax advisor as to whether it can obtain a refund for all or a portion of such amounts.

Sale or Other Disposition of Units, Purchase Contracts, Amortizing Notes or Common Stock. Subject to the discussion below concerning backup withholding and FATCA, any gain recognized upon a sale, exchange or other disposition of Units, purchase contracts (including the portion of the purchase contract deemed to be sold as a result of the receipt of cash paid in lieu of a fractional share upon the settlement of the purchase contract), amortizing notes (other than amounts treated as accrued but unpaid interest), or our common stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if required by an applicable tax treaty, is attributable to a Non-U.S. Holder’s permanent establishment in the United States to which such gain is attributable, in which case, such Non-U.S. Holder generally will be subject to U.S. federal income tax on the net gain derived from the sale at applicable individual or corporate rates in the same manner as if such holder were a U.S. Holder (as described above), and if a Non-U.S. Holder is a corporation, then any such effectively connected gain may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable tax treaty; or

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case, except as otherwise provided by an applicable tax treaty, such Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by certain U.S.-source capital losses recognized in the same taxable year, even though the Non-U.S. Holder is not considered a resident of the United States, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns.

•

we are or have been a U.S. real property holding corporation (“USRPHC”) at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter.

We believe that we are not currently and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Separation and Recreation of Units. Non-U.S. Holders will not recognize gain or loss by (i) separating a Unit into its component purchase contract and amortizing note or (ii) recreating a Unit, as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Backup Withholding and Information Reporting. In general, Non-U.S. Holders will not be subject to backup withholding with respect to payments on the Units, amortizing notes and common stock, provided that we or our paying agent do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person and such holder has given us or our paying agent an appropriate statement certifying, under penalties of perjury, that such holder is not a U.S. person. In addition, Non-U.S. Holders will not be subject to backup withholding with respect to the payment of proceeds of the sale or other disposition of the Units, purchase contracts, amortizing notes, or our common stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or such holder otherwise establishes an exemption. However, we generally must report annually to the IRS and to the Non-U.S. Holder the amount of, and the tax withheld with respect to, any payments on the Units, amortizing notes and common stock, as well as the proceeds from a sale or other disposition of the Units, purchase contracts, amortizing notes and common stock, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides.

Withholding on Payments to Foreign Financial Entities and Other Foreign Entities. Sections 1441 to 1447 of the Code (such sections commonly referred to as “FATCA”) and applicable Treasury Regulations may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation generally imposes a 30% withholding tax on dividends, interest, or gross proceeds from the sale or other disposition of the amortizing notes or our preferred stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any “substantial United States owners” or furnishes identifying information regarding each substantial United States owner. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements. These withholding requirements may apply to the payments or deemed distributions made in respect of Units or the purchase contracts and will apply to payments of dividends on our common stock made after June 30, 2014, as well as to payments of gross proceeds from a disposition of our common stock (and possibly to dispositions of Units or purchase contracts) made after December 31, 2016. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in the Units, purchase contracts, amortizing notes or common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Units (or either of the components thereof and the acquisition of shares of our common stock upon settlement of the purchase contract component of the Units) by: (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); and (c) entities whose underlying assets are considered to include “plan assets” (within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA or any applicable Similar Laws (“Plan Assets”) by reason of a “plan” (within the meaning of (a) or (b)) investing in such entities (each of (a), (b) and (c), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation (direct or indirect) to an ERISA Plan, is generally considered to be a fiduciary of such ERISA Plan. In considering an investment in the Units (or either of the components thereof, and the shares of our common stock to be acquired upon settlement of the purchase contract component of the Units ) with any portion of the assets of a Plan, a fiduciary of the Plan should consider, among other matters, whether the investment would be in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any applicable Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving Plan Assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary of an ERISA Plan, who engages in a non-exempt prohibited transaction, may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. Plans that are “governmental plans” (as defined in Section 3(32) of ERISA), certain “church plans” (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under other applicable Similar Laws. The acquisition and/or holding of the Units (or either of the components thereof and the acquisition of shares of our common stock upon settlement of the purchase contract component of the Units) by an ERISA Plan with respect to which we or an underwriter, or certain of our or their affiliates, are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to provide exemptive relief for direct or indirect prohibited transactions resulting from the acquisition and/or holding of the Units (or either of the components thereof and the acquisition of shares of our common stock upon settlement of the purchase contract component of the Units). These class exemptions include, without limitation; PTCE 84-14, as amended, for transactions determined by independent qualified professional asset managers; PTCE 90-1 for transactions involving insurance company pooled separate accounts; PTCE 91-38 for transactions involving bank collective investment funds, PTCE 95-60 for transactions involving insurance company general accounts; and PTCE 96-23, as amended, for transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code, respectively, for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes offered hereby should not be purchased or held by any person investing Plan Assets, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation and Warranty

Accordingly, by acceptance of a Unit, offered hereby, each purchaser and subsequent transferee will be deemed to have represented and warranted that: (i) either (x) no portion of the assets used by a purchaser or subsequent transferee to acquire or hold the Units (or either of the components thereof) constitutes the assets of any (A) employee benefit plan that is subject to Title I of ERISA, (B) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or to provisions under other federal, state, local, non-U.S. or Similar Laws, or (C) entity whose underlying assets are considered to include Plan Assets of any such plan, account or arrangement (collectively, “Plan Investment Assets”), or (y) neither the purchase nor the holding of a Unit (or either of the components thereof) nor the exercise of any rights related to the Units (or either of the components thereof) by such purchaser or subsequent transferee will result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws; and (ii) if any portion of the assets used by a purchaser or subsequent transferee to acquire or hold the Units (or either of the components thereof) constitutes Plan Investment Assets, then (x) neither we nor any of our affiliates is a sponsor of or, a “fiduciary” (within the meaning of ERISA or any Similar Laws) with respect to the applicable Plan, and (y) no advice provided by us or any of our affiliates has formed a primary basis for making any investment or other decision for or on behalf of such applicable Plan in connection with the Units (or either of the components thereof) or the exercise of any rights with respect to the Units (or either of the components thereof). A breach of any such deemed representation might result in a prohibited transaction under ERISA and/or the Code.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering whether to purchase the Units (or either of the components thereof) on behalf of or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code, and any Similar Laws to such transaction, and whether an exemption would be applicable to the purchase and holding of the Units and/or the acquisition of shares of our common stock upon settlement of the purchase contract component of the Units. Investors in the Units (or either of the components thereof) have exclusive responsibility for ensuring that their purchase of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code, or any similar provisions of Similar Laws. The sale of the Units (or either of the components thereof) by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally, or any particular Plan, or that such an investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc. is acting as representative of the underwriters of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the respective number of Units shown opposite its name below:

Underwriters	Number of Units
Barclays Capital Inc	800,000
Credit Suisse Securities (USA) LLC	450,000
Wells Fargo Securities, LLC	450,000
Goldman, Sachs & Co.	300,000
BMO Capital Markets Corp.	125,000
Nomura Securities International, Inc.	125,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	125,000
SunTrust Robinson Humphrey, Inc.	75,000
Rabo Securities USA, Inc.	25,000
PNC Capital Markets LLC	12,500
Stifel, Nicolaus & Company, Incorporated	12,500

Total	2,500,000

The underwriting agreement provides that the underwriters’ obligation to purchase Units depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the Units offered hereby (other than those Units covered by their option to purchase additional Units as described below), if any of the Units are purchased;

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Units. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the Units.

	No Exercise	Full Exercise
Per Unit	$3.00	$3.00
Total	$7,500,000	$8,625,000

The underwriters have advised us that the underwriters propose to offer the Units directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $1.80 per Unit. After the offering, the representative may change the offering price and other selling terms. The offering of the Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The expenses of the offering that are payable by us are estimated to be approximately $0.5 million (excluding underwriting discounts and commissions).

Option to Purchase Additional Units

We have granted the underwriters an option exercisable within 13 days beginning on, and including, the date of initial issuance of the Units to purchase, from time to time, in whole or in part, up to an aggregate of 375,000 Units from us at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional Units based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Clear Market and Lock-Up Agreements

We, and our executive officers and directors, have agreed, subject to certain exceptions, that we and they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, without the prior written consent of Barclays Capital Inc. for a period of 90 days after the date of this prospectus supplement.

Notwithstanding the foregoing, the underwriters have agreed that the lock-up agreement will not apply to us with respect to (a) our sale of Units pursuant to this offering or the sale of the common stock pursuant to the common stock offering, (b) our issuance of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) any grants under our equity or stock plans in accordance with the terms of such plans, (d) common stock or rights to receive common stock (including securities convertible into or exercisable or exchangeable for common stock) issued or contemplated to be issued in connection with an acquisition or with a strategic or minority investment transaction, provided that the aggregate number of shares of common stock issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for common stock under clause (d) during the 90-day restricted period shall not exceed 20.0% of the total number of shares of common stock issued and outstanding as of the date of such acquisition or strategic or minority investment transaction and any such recipient of our securities pursuant to clause (d) will agree to be bound by lock-up agreements for the remainder of the 90-day restricted period or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock (subject to certain conditions). We have also agreed that, without the prior written consent of Barclays Capital Inc., we will not, during the period beginning on the date hereof and continuing to and including the closing date of this offering, offer, sell, contract to sell or otherwise dispose of any of our common stock or warrants to purchase common stock substantially similar to the common stock (other than the sale of the Units in this offering).

In addition, notwithstanding the lock-up agreements applicable to our directors and executive officers, the underwriters have agreed that such directors and executive officers may, subject to certain restrictions, (1) make transfers as a bona fide gift, (2) make transfers to an affiliate, (3) make transfers to a trust, (4) establish a trading plan that complies with Rule 10b5-1 under the Exchange Act, (5) make purchases pursuant to an option or warrant, (6) surrender common stock or any security convertible into common stock to us in payment of the exercise price of any options or withholdings in respect of tax obligations, (7) make sales or dispositions of common stock solely to cover tax obligations which arise from the exercise or vesting of options or restricted stock units, (8) make pledges of common stock or any security convertible into common stock, (9) make transfers of common stock or any security convertible into common stock acquired in open market transactions, or (10) make tenders involving the acquisition of a majority of our common stock or a majority of our securities convertible into common stock.

Barclays Capital Inc. in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock or the Units, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of Units in excess of the number of Units the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of Units involved in the sales made by the underwriters in excess of the number of Units they are obligated to purchase is not greater than the number of Units that they may purchase by exercising their option to purchase additional Units. In a naked short position, the number of Units involved is greater than the number of Units in their option to purchase additional Units. The underwriters may close out any short position by either exercising their option to purchase additional Units and/or purchasing Units in the open market. In determining the source of Units to close out the short position, the underwriters will consider, among other things, the price of Units available for purchase in the open market as compared to the price at which they may purchase Units through their option to purchase additional Units. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the Units in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Units or preventing or retarding a decline in the market price of the Units. As a result, the price of the Units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Units. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Stamp Taxes

If you purchase Units offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer.

The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby.

In the ordinary course of their business, certain of the underwriters or their respective affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they received or may receive, customary fees and commissions, including previous offerings of equity and debt securities. For example, Barclays Capital Inc. is acting as financial advisor to Post in connection with the acquisition of Michael Foods, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. are acting as financial advisors to Michael Foods. In addition, each of the underwriters or their respective affiliates are agents and/or lenders under the Company’s existing senior secured revolving credit facility, and will be agents and/or lenders under the term loan facility. Each of the underwriters or their respective affiliates are parties to the financing commitments entered into in connection with the acquisition of Michael Foods. Under the terms of the financing commitments, the commitment to provide bridge loans will be reduced by the gross proceeds of this offering, and the commitment to provide the term loan facility may, in the Company’s discretion, be reduced by the gross proceeds of this offering. The underwriters and/or their affiliates have received customary compensation and expenses for these commercial banking, investment banking or financial advisory transactions.

Conflicts of Interest

As described under “Use of Proceeds” in this prospectus supplement, the net proceeds from this offering may be used to finance the acquisition of Michael Foods. Because an affiliate of Goldman, Sachs & Co. is one of the current equity owners of Michael Foods and will, if the Michael Foods acquisition is consummated, receive 5% or more of the net proceeds from this offering, Goldman, Sachs & Co. may be deemed to have a “conflict of interest” under FINRA Rule 5121. As a result, this offering will be conducted in accordance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the member primarily responsible for managing the public offering does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. In addition, affiliates of several of the underwriters are lenders under Michael Foods’ existing credit facilities (and may from time to time beneficially own Michael Foods’ outstanding debt securities which are being repaid in connection with the acquisition) and, accordingly, may receive a portion of the net proceeds from this offering if the acquisition of Michael Foods is consummated. See “Prospectus Supplement Summary” and “Use of Proceeds.” Goldman, Sachs & Co. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” for additional information.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any Units may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase any Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of Units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom.

Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The Units to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Units offered should conduct their own due diligence on the Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Units without disclosure to investors under Chapter 6D of the Corporations Act.

The Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Units must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The Units of our common stock will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units may not be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Units pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) here the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

The underwriters may make offers and sales both inside and outside of the United States through their selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

LEGAL MATTERS

Lewis, Rice & Fingersh, L.C., St. Louis, Missouri, and Epstein, Becker & Green, P.C. New York, New York, will pass upon certain legal matters in connection with the offering of the Units. Latham & Watkins LLP, New York, New York, will pass upon certain legal matters for the underwriters in connection with the offering of the Units.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Attune Foods, Hearthside Food Solutions and Premier Nutrition Corporation due to their acquisition by Post Holdings, Inc. during 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Agricore United Holdings Inc. for the fiscal year ended October 31, 2013, incorporated in this prospectus supplement by reference to our Current Report on Form 8-K/A filed on January 21, 2014, have been audited by Eide Bailly LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

The consolidated financial statements of MFI Holding Corporation, consisting of the consolidated balance sheets as of December 29, 2012 and December 28, 2013 and the related consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for the three years in the period ended December 28, 2013, incorporated in this prospectus supplement by reference to our first Current Report on Form 8-K filed on May 19, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.postholdings.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities, are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any filings made by us with the SEC subsequent to the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, until we sell all of the shares of common stock offered hereby or otherwise terminate this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 27, 2013;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2013 and March 31, 2014 filed with the SEC on February 7, 2014 and May 9, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on October 17, 2013, November 13, 2013 (the second and fourth Form 8-Ks only); November 18, 2013, December 9, 2013 (the second Form 8-K and

Items 1.01 and 9.01 only of the first Form 8-K), December 10, 2013, December 16, 2013, January 2, 2014 (as amended by the Form 8-K/A filed on January 21, 2014), January 7, 2014, January 10, 2014, January 14, 2014, February 3, 2014, February 6, 2014 (the second Form 8-K), March 10, 2014 (the second, third and fourth Form 8-Ks only), March 12, 2014, March 18, 2014, March 19, 2014, April 17, 2014 (the second Form 8-K only, which contained a discussion under Item 1.01 of the Agreement and Plan of Merger for the Michael Foods transaction and the related debt financing), May 5, 2014 and May 19, 2014.

•

our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on December 13, 2013, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013; and

•	the description of our common stock contained in our Form 10 registration statement which was declared effective January 26, 2012.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the shares of common stock offered hereby or otherwise terminate this offering, but excluding any information furnished to, rather than filed with, the SEC, including information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:

Post Holdings, Inc.

2503 S. Hanley Road

St. Louis, MO 63144

Attention: Investor Relations

(314) 644-7600

PROSPECTUS

Post Holdings, Inc.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell any of the following securities from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	senior debt securities;

•	subordinated debt securities;

•	warrants to purchase common stock, preferred stock or debt securities;

•	purchase contracts; and

•	units.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “POST.” On May 16, 2014, the last reported sale price of our common stock on the New York Stock Exchange was $46.96 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise indicated or unless the context otherwise requires, all references to “we,” “our,” “us,” “Post” or the “Company” refer to Post Holdings, Inc., a Missouri corporation, together with its consolidated subsidiaries. References in this prospectus to “Ralcorp” refer to Ralcorp Holdings, Inc. and its consolidated subsidiaries (other than Post prior to the separation). References in this prospectus to the “separation” refer to the separation of Post from Ralcorp on February 3, 2012. “Post cereals business” refers to the branded ready-to-eat cereals business of Post or, if prior to the separation, of Ralcorp. All references to “we,” “our,” “us,” “Post” or the “Company” in the context of historical results prior to the separation refer to the Post cereals business.

FORWARD LOOKING STATEMENTS

Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are made throughout this prospectus. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “expect,” “project,” “estimate,” “anticipate,” “aim,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this report. Our results of operations and financial condition may differ materially from those in the forward-looking statements. Such statements are based on management’s current views and assumptions, and involve risks and uncertainties that could affect expected results. Those risks and uncertainties include but are not limited to the following:

•	our high leverage and substantial debt, including covenants that restrict the operation of our business;

•	our ability to service our outstanding debt or obtain additional financing;

•	our ability to continue to compete in our product markets and our ability to retain our market position;

•	our ability to identify and complete acquisitions, manage our growth and integrate acquisitions;

•	changes in our cost structure, management, financing and business operations;

•	significant increases in the costs of certain commodities, packaging or energy used to manufacture our products;

•	our ability to recognize the expected benefits of the closing of our Modesto, California manufacturing facility;

•	our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs;

•	our ability to successfully implement business strategies to reduce costs;

•	impairment in the carrying value of goodwill or other intangibles;

•	the loss or bankruptcy of a significant customer;

•	allegations that our products cause injury or illness, product recalls and product liability claims and other litigation;

•	our ability to anticipate changes in consumer preferences and trends;

•	changes in economic conditions and consumer demand for our products;

•	disruptions in the U.S. and global capital and credit markets;

•	labor strikes, work stoppages or unionization efforts by our employees;

•	legal and regulatory factors, including changes in food safety, advertising and labeling laws and regulations;

•	our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales;

•	disruptions or inefficiencies in supply chain;

•	our reliance on third party manufacturers for certain of our products;

•	fluctuations in foreign currency exchange rates;

•	consolidations among the retail grocery and foodservice industries;

•	change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business;

•	losses or increased funding and expenses related to our qualified pension plans;

•	loss of key employees;

•	our ability to protect our intellectual property;

•	changes in weather conditions, natural disasters and other events beyond our control;

•	our ability to successfully operate our international operations in compliance with applicable laws and regulations;

•	our ability to operate effectively as a stand-alone, publicly traded company;

•	our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses;

•	business disruptions caused by information technology failures; and

•	other risks and uncertainties included under “Risk Factors” in this prospectus and those included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014 (the second Form 8-K only) and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this document to conform these statements to actual results or to changes in our expectations.

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference herein include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to us. Some data also are based on our good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions on which such data are based. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources and we cannot guarantee its accuracy or completeness. Market share data is based on information from Nielsen and is referenced Food, Drug and Mass Merchandisers (“FDM”) or Expanded All Outlets Combined (“xAOC”), which includes FDM plus Walmart, club stores and certain other retailers. Nielsen’s xAOC is representative of food, drug and mass merchandisers (including Walmart), some club retailers (Sam’s & BJs), some dollar retailers (Dollar General, Family Dollar & Dollar Tree) and military.

TRADEMARKS AND SERVICE MARKS

The logos, trademarks, trade names and service marks mentioned in this prospectus, including Honey Bunches of Oats®, Pebbles™, Post Selects®, Great Grains®, Post Shredded Wheat®, Golden Crisp®, Alpha-Bits®, Spoon Size® Shredded Wheat, Post® Raisin Bran, Grape-Nuts®, Honeycomb®, Attune®, Uncle Sam®, Erewhon®, Golden Temple™, Peace Cereal®, Sweet Home Farm®, Willamette Valley Granola Company™, Premier Protein®, Joint Juice®, Dymatize® and Supreme Protein® brands are currently the property of, or are under license by, Post or its subsidiaries. We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus may be registered in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this prospectus is owned or used under license by such company.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.postholdings.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 27, 2013;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2013 filed with the SEC on February 7, 2014 and March 31, 2014, filed with the SEC on May 9, 2014;

•

our Current Reports on Form 8-K filed with the SEC on October 17, 2013, November 13, 2013 (the second and fourth Form 8-Ks only); November 18, 2013, December 9, 2013 (the second Form 8-K and Items 1.01 and 9.01 only of the first Form 8-K), December 10, 2013, December 16, 2013, January 2,

2014 (as amended by the Form 8-K/A filed on January 21, 2014), January 7, 2014, January 10, 2014, January 14, 2014, February 3, 2014, February 6, 2014 (the second Form 8-K), March 10, 2014 (the second, third and fourth Form 8-Ks only), March 12, 2014, March 18, 2014, March 19, 2014, April 17, 2014 (the second Form 8-K only, which contained a discussion under Item 1.01 of the Agreement and Plan of Merger for the Michael Foods transaction and the related debt financing), May 5, 2014 and May 19, 2014;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on December 13, 2013, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013; and

•	the description of our common stock contained in our Form 10 registration statement which was declared effective January 26, 2012.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Post Holdings, Inc.

2503 S. Hanley Road St. Louis, MO 63144 Attention: Investor Relations (314) 644-7600

THE COMPANY

We are a consumer packaged goods holding company currently operating in the center-of-the-store, active nutrition and private label food categories primarily in the United States and Canada. In February 2012, we completed our legal separation via a tax free spin-off from Ralcorp and began trading on the New York Stock Exchange under the ticker symbol “POST.” In 2012, we had a single operating segment, Post Foods. As a result of recent acquisitions, we now operate four principal businesses: Post Foods, Attune Foods, Active Nutrition and Private Brands. The Post Foods business predominately includes the Post branded ready-to-eat cereal business. The Attune Foods business manufactures, markets and distributes premium natural and organic cereals and snacks and includes the business of Attune Foods, Inc., which we acquired in December 2012 and certain assets of the Hearthside Food Solutions private label and branded cereal, granola and snack businesses, which we acquired in May 2013. The Active Nutrition business markets and distributes high protein bars and shakes as well as nutritional supplements, and includes the business of Premier Nutrition Corporation, which we acquired in September 2013, and the business of Dymatize Enterprises, LLC, which we acquired in February 2014. Our Private Brands business consists of the recent acquisitions of Dakota Growers Pasta Company, Inc. and Golden Boy Foods Ltd., which we acquired in January 2014 and February 2014, respectively.

Our principal executive offices are located at 2503 S. Hanley Road, St. Louis, Missouri 63144, and our telephone number is (314) 644-7600.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in or incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014 (the second Form 8-K only), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated are set forth below. For purposes of calculating these ratios, earnings represent income before income taxes and equity earnings from affiliates plus fixed charges and amortization of capitalized expense, reduced by capitalized interest. Fixed charges include interest expense, capitalized interest and our estimate of the interest component of rent expense. Fixed charges plus preferred stock dividends include interest expense, capitalized interest, our estimate of the interest component of rent expense and, for fiscal year 2013 and subsequent periods, dividends on our Series B and Series C preferred stock.

	Six Months Ended March 31, 2014		Fiscal Year Ended September 30,
			2013	2012	2011		2010	2009
Ratio of Earnings to Fixed Charges	—	(1)	1.3	2.3	—	(2)	3.6	3.6
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	—	(1)	1.2	2.3	—	(2)	3.6	3.6

(1)	For the six months ended March 31, 2014, earnings were insufficient to cover each of (a) fixed charges, and (b) fixed charges and preferred stock dividends by $41.9 million.
(2)	For the year ended September 30, 2011, earnings were insufficient to cover fixed charges by $434.9 million.

The fiscal year ratios presented above are based on our historical audited consolidated financial statements and selected financial data included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC and incorporated by reference in this prospectus. The ratio presented above for the six months ended March 31, 2014 is based on our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the SEC and incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

Our amended and restated articles of incorporation provide that we may issue up to 300,000,000 shares of common stock. As of May 6, 2014, there were 38,456,241 shares of our common stock issued and outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on the applicable record date on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the our board of directors with respect to any shares of our preferred stock, the holders of such shares will exclusively possess all voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Dividends. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock on the applicable record date will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to such holders.

Other Rights. Our articles of incorporation do not provide for any preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. We are able to issue additional shares of common stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans and equity grants. The existence of unissued and unreserved common stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our shareholders for issuance of common stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Missouri law.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix, by resolution, the voting powers, which may be full or limited or no voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications and limitations or restrictions thereof of the shares constituting any series, without any further vote or action by the shareholders. Any shares of preferred stock so authorized and issued could have priority over our common stock with respect to dividend and/or liquidation rights. Our board of directors is expressly authorized to determine, for each class or series of preferred stock, the following information:

•	the number of shares constituting such series of preferred stock and the designation thereof;

•	the rate and times at which, and the conditions, if any, under which dividends will be payable on shares of that series, the status of those dividends as cumulative or non-cumulative and the priority of payments;

•	the voting rights pertaining to shares of the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities, including common stock, and the price and other terms and conditions of conversion or exchange;

•	the price or prices, times, terms and conditions upon which the shares of the series may be redeemed;

•	the terms of a sinking fund, if any, to be provided for such shares;

•	the rights which the holders of shares of the series have in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

•	whether to include, from time to time, any additional shares of preferred stock in the series; and

•	any other relative powers, preferences and rights, and any qualifications, limitations or restrictions thereof.

Authorizing the board of directors to establish preferred stock eliminates delays associated with seeking shareholder approval of the creation of a particular class or series of preferred stock. The rights of the holders of common stock will be subject to the rights of holders of any preferred stock issued at any time, including in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing an acquisition of us at a price which many shareholders find attractive. These provisions could also make it more difficult for our shareholders to effect certain corporate actions, including the election of directors.

Series B Preferred Stock

We have issued 2,415,000 shares of our 3.75% Series B Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “Series B preferred stock.” The terms of the Series B preferred stock are set forth in a Certificate of Designation, Preferences and Rights of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock (which we refer to as the “Series B certificate of designation”), which we have filed with the Missouri Secretary of State and which has become a part of our amended and restated articles of incorporation.

Ranking. The Series B preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series B preferred stock;

•	on parity with any other class or series of our capital stock, including the 2.5% Series C Cumulative Perpetual Convertible Preferred Stock described below, expressly designated as ranking on parity with the Series B preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B preferred stock;

•	junior to all of our existing and future indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us.

Dividends. Holders of the Series B preferred stock are entitled to receive cumulative cash dividends at the rate of 3.75% per annum of the $100 liquidation preference per share of the Series B preferred stock, subject to certain adjustments. Dividends on the Series B preferred stock will be payable, when, as and if declared by our board of directors, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Dividends on the Series B preferred stock accrue even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends.

Liquidation Preference. If we liquidate, dissolve or wind up, holders of shares of the Series B preferred stock will have the right to receive $100 per share of the Series B preferred stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series B preferred stock as to liquidation rights.

Maturity. The Series B preferred stock has no maturity date, and will remain outstanding unless converted by the holders or redeemed by us.

Optional Redemption. We may not redeem the Series B preferred stock prior to February 15, 2018. On or after February 15, 2018, we will have the option to redeem some or all the shares of the Series B preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date if the closing sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be paid solely in cash. However, if accrued and unpaid dividends on the Series B preferred stock for all complete dividend periods prior to the dividend period in which the redemption date falls have not been paid, the Series B preferred stock may not be called for redemption. Our right to redeem the Series B preferred stock is subject to the right of holders of Series B preferred stock to convert their Series B preferred stock prior to the redemption date, as described below.

Limited Voting Rights. Holders of shares of the Series B preferred stock will generally have no voting rights, except as otherwise required by Missouri law. However, if dividends on any shares of the Series B preferred stock or any other class or series of preferred stock that ranks equally with the Series B preferred stock as to payment of dividends and with equivalent voting rights have not been declared or paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, holders of the outstanding shares of the Series B preferred stock, together with holders of any other series of our preferred stock ranking equally with the Series B preferred stock as to payment of dividends and with equivalent voting rights, will be entitled to vote for the election of two additional directors to our board, subject to certain terms and limitations. Without the consent of the holders of at least two-thirds of the outstanding shares of Series B preferred stock together with any other series of our preferred stock ranking on parity as to dividends or liquidation rights and with equivalent voting rights, voting as a single class, we may not create, or increase the shares of, any class or series of stock ranking senior to the Series B preferred stock with respect to dividend payments or liquidation rights, or create any obligation or security convertible into or evidencing the right to purchase any such shares or amend our Amended and Restated Articles of Incorporation so as to materially and adversely affect any rights of the Series B preferred stock.

Conversion Rights. Holders of shares of the Series B preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the Series B preferred stock at an initial conversion rate of 2.1192 shares of our common stock per $100 liquidation preference, which is equivalent to an initial conversion price of approximately $47.19 per share of our common stock (subject to adjustment in certain events). Subject to certain exceptions, we will not make any payments in respect of, or adjust the conversion rate to account for, accrued and unpaid dividends on the Series B preferred stock to the conversion date except as provided in the certificate and noted below.

Make-Whole Premium Upon a Fundamental Change. The conversion rate of the Series B preferred stock may be adjusted in connection with a “fundamental change.” The term “fundamental change” generally includes events such as:

•	a person or group other than us or our subsidiaries beneficially owning more than 50% of the voting power of our common stock;

•	with certain exceptions, including where at least 90% of the consideration received by holders of our common stock for the fundamental change transaction consists of publicly traded common stock and our Series B preferred stock is convertible into such stock, consummation of a recapitalization or reclassification of our common stock that results in our common stock being converted into or exchanged for stock or other securities or assets, or a business combination involving us that results in our common stock being converted into cash, securities or other property, or a sale, lease or other transfer of all or substantially all of our assets to any person other than one of our subsidiaries;

•	approval by our shareholders of our liquidation or dissolution; or

•	our common stock ceasing to be listed or quoted on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Upon the occurrence of a fundamental change, a holder may elect to convert its convertible Series B preferred stock in connection with the fundamental change as follows:

(A) if our “stock price” (as defined in the Series B Certificate of Designation) is greater than or equal to $37.75 per share (subject to adjustment as provided in the certificate of designation), the holder may elect to have the conversion rate increased by a number of additional shares of our common stock determined based on the stock price and effective date of the fundamental change; or

(B) regardless of the “stock price,” the holder may elect to have the conversion rate increased to equal the quotient of “(x)” divided by “(y),” where “(x)” equals the sum of the $100 liquidation preference of the Series B preferred stock and all accrued and unpaid dividends to the fundamental change settlement date (as defined in the Series B Certificate of Designation), and where “(y)” equals the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date.

The certificate of designation for the Series B preferred stock originally provided that the conversion rate adjustment described in clause (B) above would not exceed 2.6490 shares of our common stock per share of Series B Preferred Stock, which we refer to as the “share cap.” However, at our 2014 annual meeting of shareholders, our shareholders approved a proposal to increase the share cap to 5.2980 shares of our common stock per share of our Series B Preferred Stock, which we refer to as the “adjusted share cap.” The adjusted share cap permits us to issue up to 12,794,670 shares of common stock upon conversion of our Series B Preferred Stock in connection with clause (B) above.

A description of how the fundamental change make-whole premium will be determined and a table showing the fundamental change make-whole premium that would apply at various stock prices and effective dates is set forth in the Series B certificate of designation.

Conversion Rate Adjustments. The conversion rate of the Series B preferred stock is subject to adjustment upon the occurrence of certain events, including if we distribute cash dividends to holders of outstanding shares of our common stock. At our 2014 annual meeting, our shareholders approved a proposal that had the effect of approving the increase in the share cap to the adjusted share cap as described above and all increases in the number of shares of our common stock arising from changes in the conversion rate of the Series B preferred stock due to recapitalizations, reclassifications and other changes in our common stock.

No Registration Rights; Increased Dividend Rate. Holders of the Series B preferred stock may only resell their shares or the common stock issuable upon conversion of the Series B preferred stock pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws. However, if and for so long as, the restrictive legend on the Series B preferred stock has not been removed, the Series B preferred stock is assigned a restricted CUSIP number or the Series B preferred stock is not otherwise freely tradable by holders other than our affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the Series B preferred stock or the related certificate of designations), as of the 365th day after the last date of original issuance of the Series B preferred stock, the per annum dividend rate on the Series B preferred stock will be increased to 4.25% until the restrictive legend is removed, the Series B preferred stock is assigned an unrestricted CUSIP number and the Series B preferred stock is freely tradable.

Series C Preferred Stock

We have issued 3,200,000 shares of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “Series C preferred stock.” The terms of the Series C preferred stock are set forth in a

Certificate of Designation, Preferences and Rights of 2.5% Series C Cumulative Perpetual Convertible Preferred Stock (which we refer to as the “Series C certificate of designation”), which we have filed with the Missouri Secretary of State and which has become a part of our amended and restated articles of incorporation.

Ranking. The Series C preferred stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series C preferred stock;

•	on parity with any other class or series of our capital stock, including the Series B preferred stock, expressly designated as ranking on parity with the Series C preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series C preferred stock;

•	junior to all of our existing and future indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by Post.

Dividends. Holders of the Series C preferred stock are entitled to receive cumulative cash dividends at the rate of 2.5% per annum of the $100 liquidation preference per share of the Series C preferred stock, subject to certain adjustments. Dividends on the Series C preferred stock will be payable, when, as and if declared by our board of directors, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Dividends on the Series C preferred stock accrue even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends.

Liquidation Preference. If we liquidate, dissolve or wind up, holders of shares of the Series C preferred stock will have the right to receive $100 per share of the Series C preferred stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series C preferred stock as to liquidation rights.

Maturity. The Series C preferred stock has no maturity date, and will remain outstanding unless converted by the holders or redeemed by us.

Optional Redemption. We may not redeem the Series C preferred stock prior to February 15, 2019. On or after February 15, 2019, we will have the option to redeem some or all the shares of the Series C preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date if the closing sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Post provides notice of redemption. The redemption price will be paid solely in cash. However, if accrued and unpaid dividends on the Series C preferred stock for all complete dividend periods prior to the dividend period in which the redemption date falls have not been paid, the Series C preferred stock may not be called for redemption. Our right to redeem the Series C preferred stock is subject to the right of holders of Series C preferred stock to convert their Series C preferred stock prior to the redemption date, as noted below and provided for in the Certificate.

Limited Voting Rights. Holders of shares of the Series C preferred stock will generally have no voting rights, except as otherwise required by Missouri law. However, if dividends on any shares of the Series C preferred stock or any other class or series of preferred stock that ranks equally with the Series C preferred stock as to payment of dividends and with equivalent voting rights have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, holders of the outstanding shares of the Series C preferred stock, voting together as a single class with holders of any other series of our preferred stock ranking equally with the Series C preferred stock as to payment of dividends and with equivalent voting rights, will be entitled to vote for the election of two additional directors to our board, subject to certain terms and limitations. Without the consent of the holders of at least two-thirds of the outstanding shares of Series C preferred stock together with any other series of our preferred stock ranking on parity as to dividends or liquidation rights and with equivalent voting rights, voting as a single class, we may not create, or increase the shares of, any class or series of stock ranking senior to the Series C preferred stock with respect to dividend payments or liquidation rights, or create any obligation or security convertible into or evidencing the right to purchase any such shares or amend our Amended and Restated Articles of Incorporation so as to materially and adversely affect any rights of the Series C preferred stock.

Conversion Rights. Holders of shares of the Series C preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the Series C preferred stock at an initial conversion rate of 1.8477 shares of our common stock per $100 liquidation preference, which is equivalent to an initial conversion price of approximately $54.12 per share of our common stock (subject to adjustment in certain events). Subject to certain exceptions, we will not make any payments in respect of, or adjust the conversion rate to account for, accrued and unpaid dividends on the Series C preferred stock to the conversion date except as provided in the Series C certificate of designation and noted below.

Make-Whole Premium Upon a Fundamental Change. If a fundamental change occurs, a holder may elect to convert the Series C preferred stock in connection with the fundamental change. The term “fundamental change” generally includes events such as:

•	a “person” or “group” other than us or our subsidiaries owning more than 50% of the voting power of our common stock;

•	with certain exceptions, including where at least 90% of the consideration received by holders of our common stock for the fundamental change transaction consists of publicly traded common stock and our Series C preferred stock is convertible into such stock, consummation of a recapitalization or reclassification of our common stock that results in our common stock being converted into or exchanged for stock or other securities or assets, or a business combination involving us that results in our common stock being converted into cash, securities or other property, or a sale, lease or other transfer of all or substantially all of our assets to any person other than one of our subsidiaries;

•	approval by our shareholders of our liquidation or dissolution; or

•	our common stock ceasing to be listed or quoted on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Upon the occurrence of a fundamental change, a holder may elect to convert its Series C preferred stock in connection with the fundamental change as follows:

(A) if our stock price (as defined in the Series C certificate of designation) is greater than or equal to $49.20 per share (subject to adjustment as described in the certificate of designation), the holder may elect to have the conversion rate increased by a number of additional shares of our common stock based on the stock price and effective date of the fundamental change; or

(B) regardless of the stock price, the holder may elect to have the conversion rate increased to equal the quotient of “(x)” divided by “(y),” where “(x)” equals the sum of the $100 liquidation preference of the Series C preferred stock and all accrued and unpaid dividends to the fundamental change settlement date (as defined in the Series C certificate of designations), and where “(y)” equals by the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date.

The certificate of designation for the Series C preferred stock provides that the conversion rate as adjusted as described in clause (B) above will not exceed 2.0325 shares of our common stock per share of Series C preferred stock, which we refer to as the “share cap”, unless and until we receive shareholder approval (as described below), in which case the conversion rate as so adjusted will not exceed 4.0650 shares of common stock per $100 liquidation preference of Series C preferred stock, which we refer to as the “adjusted share cap.” If we do not obtain the requisite shareholder approval to increase the share cap to the adjusted share cap by January 31, 2015, the per annum dividend rate on the Series C preferred stock will increase to 2.75%, and the increased dividend rate will remain in effect until such time, if ever, that our shareholders approve the adjusted share cap.

A description of how the fundamental change make-whole premium will be determined and a table showing the fundamental change make-whole premium that would apply at various stock prices and effective dates is set forth in the Series C certificate of designation.

Conversion Rate Adjustments. The conversion rate of the Series C preferred stock is subject to adjustment upon the occurrence of certain events, including if we distribute cash dividends to holders of outstanding shares of our common stock.

Increased Dividend Rate. If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Series C preferred stock, Post fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), or the Series C preferred stock is not otherwise freely tradable by holders other than our affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the Series C preferred stock or the related certificate of designations), the per annum dividend rate on the Series C preferred stock will increase by 0.50% during the period for which our failure to file continues or the Series C preferred stock fails to be so freely tradable, as the case may be. Further, if, and for so long as, the restrictive legend on the Series C preferred stock has not been removed, the Series C preferred stock is assigned a restricted CUSIP number or the Series C preferred stock is not otherwise freely tradable by holders other than our affiliates (as a result of restrictions pursuant to U.S. securities laws or the terms of the Series C preferred stock or the related certificate of designations), as of the 380th day after the last date of original issuance of the Series C preferred stock, the dividend rate on the Series C preferred stock will be increased to 3.0% until the restrictive legend is removed, the Series C preferred stock is assigned an unrestricted CUSIP number and the Series C preferred stock is freely tradable as described above.

Certain Provisions of Missouri Law and Our Articles and Bylaws

Amendment of Articles of Incorporation and Bylaws. The General Business Corporation Law of Missouri (“GBCL”) provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote. Our articles of incorporation provide that the articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri, except that:

•	two-thirds of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to directors, and

•	85% of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with the provisions relating to indemnification of directors, officers and certain other persons, or, unless approved by a majority of the board of directors, any provision relating to certain business combinations.

Anti-Takeover Provisions in Our Articles of Incorporation and Bylaws. Some of the provisions in our articles of incorporation and bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of us;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Supermajority Voting Requirements for Certain Business Combinations. Our articles of incorporation contain a restriction on transactions defined as “business combinations” (as defined below). No business combination with an “interested shareholder” (as defined below) may be consummated without first being recommended by the board of directors and approved by the affirmative vote of 85% of our then outstanding voting stock of which the interested shareholder is not the beneficial owner. This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws. This approval requirement does not apply to a business combination that:

•	has been approved by a majority of our continuing directors, which generally include our directors who were members of our board of directors prior to the time that any interested shareholder became a interested shareholder and any successors of such members who are designated as continuing directors by a majority of our then continuing directors; or

•	the consideration paid in the transaction is in cash or in the same form as the interested shareholder previously paid for a majority of shares owned by the interested shareholder, and the value of consideration received is not less than the higher of (i) the highest price paid by the interested shareholder for any shares in the two years immediately preceding the announcement of the business combination or (ii) the market value of the shares on the date the business combination is approved by our board of directors.

“Business combination” generally includes a merger or consolidation, sale or other disposition of a substantial amount of our assets, a plan of liquidation or dissolution of Post, or other transactions involving the transfer, issuance, reclassification or recapitalization of Post securities, in each case benefiting an individual or entity that, together with its affiliates and associates, is the beneficial owner of more than 10% of the outstanding shares entitled to vote in the election of directors. In certain circumstances, our board of directors may approve any of the foregoing in lieu of the super-majority shareholder approval provision. “Interested shareholder” generally includes a person who, together with its affiliates and associates, is the beneficial owners of 20% or more of our then outstanding voting stock.

Other Supermajority Voting Requirements. Generally, all matters on which shareholders vote must be approved by a majority of the voting power represented at the meeting, subject to any voting rights granted to holders of any preferred stock. However, in addition to the supermajority requirement for amendment of our articles of incorporation and certain business combinations discussed above, our articles of incorporation also provide that a director may be removed by shareholders only “for cause” and only by the affirmative vote of (i) two-thirds of all members of our board of directors, and (ii) the holders of at least two-thirds of our voting stock.

Classified Board of Directors. Our articles of incorporation and bylaws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than twelve directors. Our board of directors currently contains nine members.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of two-thirds of our outstanding voting stock.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will be filled only by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. Under our bylaws and Missouri law, shareholder action by written consent must be unanimous.

No Special Meetings Called by Shareholders. Our bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of the entire board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals and Nominations. Our bylaws contain provisions requiring that advance notice be delivered to Post of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Bylaws. Our articles of incorporation and bylaws provide that only two-thirds of the entire board of directors may amend the bylaws.

Missouri Statutory Provisions. Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which is similar to the provision in our articles of incorporation and restricts certain “business combinations” (as defined below) between us and an “interested shareholder” (as defined below) or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so. The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares,” such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;

•	mergers involving us which satisfy other specified requirements of the GBCL;

•	transactions with a person who owned a majority of our voting power within the prior year; or

•	purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities as general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

General

The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions.

Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Terms

The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by Post or any other entity; and

•	any other terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•	we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Post for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation, amalgamation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•	the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

On the assumption by the successor of the obligations under the indenture, the successor will be substituted for us, and we will be relieved of any further obligation under the indenture and the debt securities.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•	our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Post; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity satisfactory to it;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus or prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, if we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

New York law will govern the indentures and the debt securities.

Trustee

U.S. Bank National Association is the trustee under each of the indentures.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock, common stock, debt securities or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. A form of warrant agreement, including the form of certificate representing the warrants, which contain provisions to be included in the specific warrant agreements that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit or incorporated by reference into the registration statement of which this prospectus forms a part. The terms and conditions of the warrants will be described in the specific warrant agreement and the applicable prospectus supplement relating to such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific number of shares of common stock, preferred stock, debt securities or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of preferred stock, common stock, debt securities or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities or shares of preferred stock or debt obligations of third parties, including U.S. Treasury securities, securing holders’ obligations to purchase the preferred stock, common stock, debt securities or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner. The terms of any purchase contracts and any related guarantee will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement relating to any units we offer will describe the specific terms of those units.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in an accompanying prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Lewis, Rice & Fingersh, L.C., St. Louis, Missouri will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Post Holdings, Inc. Certain matters of New York law will be passed upon for us by Epstein, Becker & Green, P.C., New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Attune Foods, Hearthside Food Solutions and Premier Nutrition Corporation due to their acquisition by Post Holdings, Inc. during 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Agricore United Holdings Inc. for the fiscal year ended October 31, 2013, incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed on January 21, 2014, have been audited by Eide Bailly LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

The consolidated financial statements of MFI Holding Corporation, consisting of the consolidated balance sheets as of December 29, 2012 and December 28, 2013 and the related consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for the three years in the period ended December 28, 2013, incorporated in this prospectus by reference to our Current Report on Form 8-K filed on May 19, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

2,500,000 Units

Post Holdings, Inc.

5.25% Tangible Equity Units

Prospectus Supplement

May 21, 2014

Joint Book-Running Managers

Barclays

Credit Suisse

Wells Fargo Securities

Goldman, Sachs & Co.

BMO Capital Markets

Nomura

Co-Managers

BofA Merrill Lynch

SunTrust Robinson Humphrey

Rabo Securities

PNC Capital Markets LLC

Stifel